Exhibit 2.1

STOCK PURCHASE AGREEMENT

BY AND AMONG

MOSER HOLDINGS, LLC,

as Seller,

ATLAS ENERGY SOLUTIONS INC.,

as Parent,

AND

WYATT HOLDINGS, LLC,

as Purchaser

January 27, 2025

i

Exhibits

Exhibit A	–	Working Capital
Exhibit B	–	Form of Stock Power
Exhibit C	–	Form of Mutual Release
Exhibit D	–	Form of Registration Rights Agreement

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”), dated as of January 27, 2025 (the “Signing Date”), is entered into by and among Moser Holdings, LLC, a Delaware limited liability company (“Seller”), solely for the limited purposes set forth in Section 2.01(e), Section 2.05(g), Section 2.06(g), Section 2.07(a)(i), Section 2.07(c), Section 2.07(d), Section 6.04, Section 6.10, Section 6.20(b), Section 6.20(c), Section 6.21, Section 6.22, Section 6.23, Section 11.09 and Article XII, Atlas Energy Solutions Inc., a Delaware corporation (“Parent”), and Wyatt Holdings, LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of Parent (“Purchaser”). Seller, Purchaser and, with respect to those references contained in Section 6.04, Section 6.10, Section 11.09 and Article XII, Parent, are referred to in this Agreement from time to time each as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Seller owns all of the authorized, issued and outstanding shares of common stock of Moser Acquisition, Inc., a Delaware corporation (the “Company”), par value $0.001 per share (collectively, the “Company Stock”);

WHEREAS, the Company owns directly all of the authorized, issued and outstanding shares of common stock of Moser Engine Service, Inc. (d/b/a Moser Energy Systems), a Wyoming corporation (the “Company Subsidiary”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, each individual set forth on Section 1.01(a) of the Disclosure Schedule (as defined below) has executed an offer letter of employment with Parent, which agreements are conditional upon the successful occurrence of the Closing and effective as of the Closing Date (collectively, the “Management Agreements”); and

WHEREAS, subject to the terms and conditions of this Agreement, Seller desires to sell, assign, transfer and convey to Purchaser, and Purchaser desires to purchase and acquire from Seller, 100% of the Company Stock (collectively, the “Purchased Shares”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I
DEFINITIONS AND CONSTRUCTION

Section 1.01          Definitions. As used in this Agreement, the following capitalized terms have the meanings set forth below:

“280G Stockholder Approval” has the meaning given to it in Section 6.12(h).

“Accounting Principles” means the accounting methods, policies, practices and procedures, with consistent classifications, judgments and methodologies used in the preparation of the Company Financial Statements, subject to the modifications, if any, set forth on Exhibit A.

“Action” means any civil, criminal, administrative or regulatory action, complaint, lawsuit, grievance, dispute, audit, notice of violation, investigation, arbitration, binding mediation, claim, charge, or other binding dispute resolution proceeding, in each case, by or before any Governmental Authority, mediator or arbitrator.

“Adjusted Purchase Price” has the meaning given to it in Section 2.01(c).

“Adjustment Surrendered Shares” has the meaning set forth in Section 2.07(a)(i).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such Person. As used in this definition, the term “control,” including the correlative terms “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by Contract or otherwise. For the avoidance of doubt, each member of the Company Group and Seller shall be deemed an Affiliate of each other prior to the Closing, and each member of the Company Group, Parent and Purchaser shall be deemed an Affiliate of each other from and after the Closing.

“Affiliate Transactions” has the meaning given to it in Section 3.19.

“Aggregate Base Purchase Price” has the meaning given to it in Section 2.01(b).

“Agreement” has the meaning given to it in the preamble.

“AICPA” has the meaning given to it in Section 6.17.

“Alexander PA” has the meaning given to it in Section 3.07(d).

“Base Purchase Price” means $220,000,000.

“Basket” has the meaning given to it in Section 11.06(b).

“Benefit Period” has the meaning given to it in Section 6.12(a).

“Business” means the entire existing business and operations carried on by the Company Group as of the Signing Date in the manner conducted as of the Signing Date.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of Texas are authorized or obligated to close.

“Business Employee” means an individual who is an employee of, or an independent contractor of, a member of the Company Group.

“Cap” has the meaning given to it in Section 11.06(b).

“Capital Projects” has the meaning given to it in Section 3.26.

“Capitalized Lease” means any lease of any member of the Company Group that is required to be capitalized as a finance lease in accordance with GAAP.

“Cash” means, with respect to the Company Group, all cash and cash equivalents, including marketable securities, any checks received (but not yet deposited), and any other payments received (but not yet cleared) of the Company Group, in each case, determined pursuant to the Accounting Principles, but excluding (a) all checks or other negotiable instruments used like checks (including ACH transactions or other wire transfers) that have been written or issued by the Company Group but have not yet cleared, (b) all restricted cash or cash equivalents held or retained by the Company Group as collateral for indebtedness or credit support obligations and (c) cash or cash equivalents held or deposited by the Company Group as security deposits, escrow deposits or similar deposits, including the deposit described on Section 1.01(c) of the Disclosure Schedule.

“Cash Option” has the meaning given to it in Section 2.02.

“Cash Option Escrow Agreement” has the meaning given to it in Section 2.02(d).

“Cash Option Indemnity Escrow Account” has the meaning given to it in Section 2.02(e).

“Cash Option Notice” has the meaning given to it in Section 2.02.

“Cash Option Purchase Price Adjustment Escrow Account” has the meaning given to it in Section 2.02(d).

“Cash Purchase Price” means $180,000,000, as such amount may be increased pursuant to Section 2.02(a).

“Cause” means that a Continuing Employee has, in each case, after the Closing (a) engaged in willful misconduct, or continued negligence following written warning of the same, in the performance of such Continuing Employee’s duties to Purchaser or its Affiliate, as applicable, (b) been convicted of, or pleaded no contest to any felony or to a misdemeanor involving fraud or moral turpitude (or a crime of similar import in a local, state or foreign jurisdiction), (c) engaged in embezzlement, misappropriation of corporate funds or other acts of dishonesty against Purchaser or any of its Affiliates, (d) committed any act or omission that has caused, or would reasonably be expected to cause, material harm to Purchaser or any of its Affiliates, (e) failed to adhere to applicable corporate codes, policies or procedures with respect to discrimination, harassment, retaliation or conflict of interest (including personal relationships) that were applicable and made available to such Continuing Employee prior to such failure, or engaged in any inappropriate relationship with any employee, customer or supplier of the Company Group, Purchaser or its Affiliate, or (f) willfully failed to adhere to any other applicable corporate codes, policies or procedures that were applicable and made available to such Continuing Employee prior to such failure.

“Central Prevailing Time” means the time of day in Houston, Texas.

“Certificated Assets” has the meaning given to it in Section 3.08(g).

“Claim Notice” has the meaning given to it in Section 11.04(a).

“Closing” has the meaning given to it in Section 2.03.

“Closing Cash” means the aggregate amount of Cash as of immediately prior to the Effective Time.

“Closing Date” means the date on which the Closing occurs.

“Closing Indebtedness” means the aggregate amount of Indebtedness as of immediately prior to the Effective Time, determined in accordance with the Accounting Principles, without giving effect to the Transactions and including the Indebtedness set forth on Section 2.04(a) of the Disclosure Schedule.

“Closing Net Working Capital” means Net Working Capital as of the Effective Time, less the Net Working Capital Target.

“Closing Transaction Expenses” means the aggregate amount of Transaction Expenses as of the Closing giving effect to the Transactions.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” has the meaning given to it in the recitals.

“Company 401(k) Plan” has the meaning given to it in Section 6.12(d).

“Company Assets” means all property and other assets of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible and wherever situated), including the goodwill related thereto, owned, leased, operated, used or held for use by any member of the Company Group to conduct the Business.

“Company Balance Sheet” has the meaning given to it in Section 3.09(a).

“Company Financial Statements” has the meaning given to it in Section 3.09(a).

“Company Group” means, collectively, the Company and the Company Subsidiary.

“Company Group Data” means all confidential data, information and data compilations contained in the IT Systems, including Personal Data, that are used by, or necessary to the Business of, the Company Group.

“Company Group Intellectual Property Rights” means, collectively, all Intellectual Property owned or purported to be owned by or licensed to a member of the Company Group, including the Registered Intellectual Property Rights.

“Company Group Interests” means, collectively, the Company Stock and the Subsidiary Interests.

“Company Owned Intellectual Property” has the meaning given to it in Section 3.21(a).

“Company Stock” has the meaning given to it in the recitals.

“Company Subsidiary” has the meaning given to it in the recitals.

“Competing Transaction” has the meaning given to it in Section 6.16.

“Confidentiality Agreement” means that certain Confidentiality Letter Agreement by and between Seller and Parent, dated October 16, 2024.

“Consents” means any consents, approvals, declarations, clearances, confirmations, exemptions, waivers, authorizations, filings, registrations or notifications required to be given to, or obtained from, any Person.

“Consolidated Group” means any affiliated, combined, consolidated, unitary or similar group with respect to any Taxes, including any affiliated group within the meaning of Section 1504 of the Code electing to file consolidated U.S. federal income Tax Returns and any similar group under U.S. state or local or non-U.S. Law.

“Continuing Employee” means each Business Employee (other than any Business Employee who is classified by any member of the Company Group as an independent contractor) as of immediately prior to the Closing.

“Contract” means any written or oral agreement, contract, lease (including subleases), license or other legally binding commitment or undertaking (excluding, for the avoidance of doubt, any Permits).

“Contract Legend” has the meaning given to it in Section 4.09(c).

“Contractual Representations” has the meaning given to it in Section 6.22.

“Controlled Group Liability” means liabilities arising (a) under Title IV of ERISA, (b) under Section 206(g), 302 or 303 of ERISA, (c) under Section 412, 430, 431, 436 or 4971 of the Code, and (d) as a result of the failure to comply with the continuation of coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code.

“COTS” means generally available, commercial “off-the-shelf,” “click-wrap,” “shrink-wrap” or “browser-wrap” software (a) that is licensed to any member of the Company Group on a non-exclusive basis and (b) with a replacement cost or aggregate annual license and maintenance fee of not more than $50,000.

“Covered Persons” has the meaning given to it in Section 6.06(a).

“Credit Support Obligations” means any letters of credit, guarantees, surety bonds and other credit support instruments issued by Seller or by any of Seller’s Affiliates (including the members of the Company Group) in respect of obligations of the Company Group (or any member thereof).

“Current Assets” means, as of immediately prior to the Effective Time, the sum of all current assets of the Company Group (excluding Cash, inventory related to Capital Projects (disregarding the dollar thresholds set forth in the definition thereof), intercompany accounts and obligations owed between any member of the Company Group and any other member of the Company Group, suspense accounts and purchase prepayments for Capital Projects (disregarding the dollar thresholds set forth in the definition thereof)) reflected in those balance sheet accounts (and only those balance sheet accounts) set forth as current assets on Exhibit A hereto, in each case, determined on a consolidated basis in accordance with the Accounting Principles and without giving effect to the Transactions, a sample calculation of which is set forth on Exhibit A.

“Current Liabilities” means, as of immediately prior to the Effective Time, the sum of all current liabilities of the Company Group (excluding Indebtedness (and the current portion thereof), Liabilities with respect to inventory related to Capital Projects (disregarding the dollar thresholds set forth in the definition thereof), Transaction Expenses, intercompany accounts and obligations owed between any member of the Company Group to any other member of the Company Group, and right-of-use operating lease Liabilities) reflected in those balance sheet accounts (and only those balance sheet accounts) set forth as current liabilities on Exhibit A hereto, in each case, determined on a consolidated basis in accordance with the Accounting Principles and without giving effect to the Transactions, a sample calculation of which is set forth on Exhibit A.

“D&O Insurance” has the meaning given to it in Section 6.06(b).

“Data Room” has the meaning given to it in Section 1.02(l).

“Data Security Requirements” means, collectively, all of the following that relate to the protection or Processing of Company Group Data and that are applicable to any member of the Company Group: (a) Company Group members’ own rules, policies, and procedures (whether physical or technical in nature, or otherwise), (b) all applicable Laws, codes of conduct, or other requirement of self-regulatory bodies and all industry standards applicable to the Business, including without limitation, Executive Orders and security directives issued by the federal government that relate to cybersecurity, and (c) contractual obligations.

“Disclosure Schedule” means the disclosure schedule delivered by the Parties in connection with this Agreement.

“Dispute Notice” has the meaning given to it in Section 2.06(b).

“Dispute Period” has the meaning given to it in Section 2.06(b).

“Disputed Item” has the meaning given to it in Section 2.06(b).

“Disqualified Individual” has the meaning given to it in Section 6.12(h).

“Effective Time” means 12:01 a.m. Central Prevailing Time on the Closing Date.

“Emergency Operations” means the operations reasonably necessary or advisable to respond to or alleviate the imminent or immediate compromise of the health or safety of any individual.

“Employee Benefit Plan” means any (a) pension plan (as defined in Section 3(2) of ERISA) or post-retirement or employment profit-sharing, insurance, health, medical or fringe plan, program, policy or arrangement, (b) “employee benefit plan” (within the meaning of Section 3(3) of ERISA), (c) bonus, incentive or deferred compensation, long-term incentive plan, or equity or equity-based compensation plan, program, policy or arrangement, (d) severance, change in control, employment, consulting, retirement, retention or termination plan, program, agreement, policy or arrangement or (e) other compensation or benefit plan, program, agreement, policy, practice, contract, arrangement or other obligation, whether or not in writing and whether or not subject to ERISA, in each case, sponsored, maintained, contributed to or required to be maintained or contributed to by (i) the Company, (ii) the Company Subsidiary or (iii) to the extent resulting in any Liability of the Company Group at or following the Closing, the Company Group’s Affiliates or any of its ERISA Affiliates, in each case for the benefit of the Continuing Employees, officer, director, manager, retiree, independent contractor or consultant of the Company, the Company Subsidiary or any spouse or dependent of such individual, or under which the Company and/or the Company Subsidiary (including, to the extent resulting in any Liability of the Company Group at or following the Closing, any of the Company Group’s Affiliates or any of its ERISA Affiliates) has or may have any Liabilities, or with respect to which Purchaser or any of its Affiliates would reasonably be expected to have any Liabilities, contingent or otherwise.

“Employee Census” has the meaning given to it in Section 3.08(a).

“Engagement Date” has the meaning given to it in Section 2.06(e).

“Environmental Claim” means any Action, accusation, allegation, notice of liability, potentially responsible party status, lien, demand, Order or enforceable directive made, brought or issued by any Governmental Authority or any other third-party Person resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Substances at, in, by, from or related to the Real Property (in each instance in this definition, as defined for the purposes of Section 3.11) or the operations of the Company; (b) the transportation, storage, treatment, disposal, or exposure of any Person to, of Hazardous Substances in connection with the Real Property or the operations of the Company Group; (c) the violation, or alleged violation, of or liability under any Environmental Laws or Environmental Permits of the Company Group; or (d) any contractual obligations of the Company Group to any Person for Environmental Costs and Liabilities.

“Environmental Costs and Liabilities” means any and all Liabilities, judgments, Actions, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies, and Environmental Remedial Action) arising from or under any Environmental Law or Environmental Claim, but shall not include costs and expenses incurred in the ordinary course of business in complying with Environmental Laws or maintaining Environmental Permits.

“Environmental Laws” means any applicable Law relating to protection of the environment, natural resources, or public and employee health and safety (to the extent such health and safety relate to exposure to Hazardous Substances) and includes the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et seq., the Hazardous Materials Transportation Law, 49 U.S.C. § 5101, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 33 U.S.C. § 2601, et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq., the Oil Pollution Act of 1990, 33 U.S.C. § 2701, et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f, et seq., and the Occupational Safety and Health Act, 29 U.S.C. § 651, et seq., and the regulations promulgated pursuant thereto, and all analogous state or local Law.

“Environmental Permit” means all Permits required under Environmental Law for the operations of the Business.

“Environmental Remedial Action” means any action required by applicable Law to (a) cleanup, remove, treat, or in any other way address any Hazardous Substance or other substance posing a risk to the environment; (b) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Substance so it does not migrate or endanger or threaten to endanger public health and welfare or the indoor or outdoor environment; (c) perform pre-remedial studies and investigations or post-remedial monitoring and care with respect to environmental contamination; or (d) bring any property or asset owned, operated or leased by the Company Group or the Business into compliance with applicable Environmental Laws and Environmental Permits.

“Equity Interests” means, with respect to any Person that is not a natural person, (a) any capital stock, partnership interests (whether general or limited), membership interests and any other equity interests or share capital of such Person, (b) any warrants, Contracts or other rights or options to subscribe for or to purchase any capital stock, partnership interests (whether general or limited), membership interests or other equity interests or share capital of such Person, (c) any share appreciation rights, phantom share rights or other similar rights settled into capital stock with respect to such Person or its business and (d) any securities or instruments exchangeable for or convertible or exercisable into any of the foregoing with respect to such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with any member of the Company Group as a “single employer” within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Effective Date” has the meaning given to it in Section 6.12(d).

“Escrow Agent” means Citibank, National Association.

“Escrow Agreement” has the meaning given to it in Section 6.20(b)(ii).

“Estimated Closing Cash” has the meaning given to it in Section 2.01(d).

“Estimated Closing Indebtedness” has the meaning given to it in Section 2.01(d).

“Estimated Closing Net Working Capital” has the meaning given to it in Section 2.01(d).

“Estimated Closing Transaction Expenses” has the meaning given to it in Section 2.01(d).

“Estimated Purchase Price” has the meaning given to it in Section 2.01(d).

“Event of Loss” means a fire, explosion, hurricane, earthquake, flood, lightning, natural disaster, man-made disaster, act of God, act of terrorism or cyberterrorism, or other act of sabotage or accident.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Extra-Contractual Information” has the meaning given to it in Section 6.22.

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977, as amended.

“FERC” has the meaning given to it in Section 3.11(a).

“Final Closing Cash” has the meaning given to it in Section 2.06(e).

“Final Closing Indebtedness” has the meaning given to it in Section 2.06(e).

“Final Closing Net Working Capital” has the meaning given to it in Section 2.06(e).

“Final Closing Transaction Expenses” has the meaning given to it in Section 2.06(e).

“Final Post-Closing Adjustment Amount” has the meaning given to it in Section 2.06(f).

“Financing” has the meaning given to it in Section 6.18.

“Financing Information” means, for purposes of the Financing, (a) financial information and financial data with respect to the Company Group that is reasonably available to the Company Group, derived from the Company Group’s historical books and records and is necessary or appropriate for Parent to prepare customary pro forma financial statements in accordance with the requirements of Regulation S-X under the Securities Act for registered offerings of securities on Form S-1 (or any successor form thereto) under the Securities Act, and of the type and form, and for the periods (including for the 12-month period ending on the last day of the most recently completed four-fiscal quarter period), in each case, customarily included in an offering memorandum or prospectus used in connection with a capital markets financing transaction; and (b) financial statements, financial data, business, operating and other information (including customary due diligence materials with respect to the Company Group) regarding the Company Group that (i) is reasonably available to the Company Group and (ii) is (A) of the type and form, and for the periods, required and/or customarily included in, an offering memorandum or prospectus used in connection with a capital markets financing transaction, or (B) otherwise reasonably necessary to receive from the independent auditors of the Company Group (and any other auditor to the extent financial statements audited or reviewed by such auditor are or would be included in such offering memorandum or prospectus) customary “comfort” (including “negative assurance” comfort) with respect to the financial information of the Company Group to be included in such offering memorandum or prospectus.

“Financing Sources” means the Persons that have committed or from whom Purchaser or Parent are seeking a commitment to provide the Financing as lender, investor, shareholder, underwriter, initial purchaser or otherwise (including the parties to any joinder agreements, credit agreements or other definitive agreements relating thereto).

“Forum” has the meaning given to it in Section 12.11(b).

“Fraud” means, with respect to the making of any representation or warranty by a Party in Article III, Article IV or Article V, as applicable, or the certificates contemplated by Section 7.03 or Section 8.03, as applicable, actual and intentional fraud by such Party including the following elements: (a) actual knowledge of such Party that such representation or warranty is false (and expressly excluding any fraud claim based on imputed knowledge, constructive knowledge, negligent or reckless misrepresentation or any similar theory); (b) an intention to induce another Person to act or refrain from acting in reliance upon such representation or warranty; (c) causing such other Person, in justifiable reliance upon such false representation or warranty, to take or refrain from taking action; and (d) such other Person suffers Loss by reason of such reliance. No Person shall be deemed to be liable (including liable for indemnification pursuant to Article XI) for Fraud absent a final determination by a court of competent jurisdiction that such Person committed Fraud; provided that this sentence shall not prohibit any Party from claiming Fraud to the extent permitted by the terms of the Agreement.

“GAAP” means generally accepted accounting principles in the United States of America.

“General Enforceability Exceptions” has the meaning set forth in Section 3.13(b).

“Generator” has the meaning given to it in Section 3.08(c).

“Government Bid” means any bid, proposal, offer or quotation, whether solicited or unsolicited, made by the Company or the Company Subsidiary, that, if accepted, would result in the award of a Government Contract.

“Government Contract” means any Contract for the sale of supplies or services currently in performance, in performance in the past six years, or that has not been closed that is between the Company or the Company Subsidiary, on one hand, and a Governmental Authority, on the other hand or that is entered into by the Company or the Company Subsidiary and a third party, which expressly contemplates the Company’s or Company Subsidiary’s goods or services being provided directly or indirectly to or for use by a Governmental Authority.

“Government Official” means any officer or employee of a Governmental Authority or any person acting in an official capacity for such Governmental Authority, including (a) a foreign official as defined in the FCPA, (b) an officer or employee of a government-owned, controlled, or operated enterprise, such as a national oil company, and (c) a leader, member of any governing body, or Representative of a Native American Nation or tribe.

“Governmental Authority” means any federal, state, local, tribal or foreign government (or department thereof), agency, board, commission, court of competent jurisdiction or other governmental or regulatory authority.

“Guaranteed Obligations” has the meaning given to it in Section 6.23(a).

“Hazardous Substances” means any substance, material, or waste which is regulated by any Governmental Authority pursuant to Environmental Law as a “solid waste,” “pollutant,” “contaminant,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous substance,” “restricted hazardous waste,” “toxic waste,” “toxic substance” or words of similar import under any provision of Environmental Law, which includes petroleum, petroleum products (including crude oil and any fraction thereof), asbestos, asbestos-containing materials, lead, radon, ionizing and non-ionizing radioactive materials and substances, per and polyfluoroalkyl substances, urea formaldehyde and polychlorinated biphenyls.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Improper Payment Laws” means all applicable Laws addressing domestic or foreign corruption, bribery, illegal payments, gratuities or money laundering, including the FCPA and any legislation implementing the Organization for Economic Cooperation and Development Convention on Combating Bribery of Foreign Official in International Business Transactions.

“Indebtedness” means the following indebtedness of the Company Group, without duplication, (a) indebtedness for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money, (b) indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security, (c) obligations under any performance bond or letter of credit, but only to the extent drawn or called prior to the Effective Time, (d) obligations under any Capitalized Leases but excluding obligations under leases that would have been treated as operating leases prior to the effectiveness of Accounting Standards Codification 842, (e) obligations for purchase price adjustments, the deferred purchase price of property, assets, services or equity interests (but excluding any trade payables or accrued expenses arising in the ordinary course of business), (f) the net settlement amount of all obligations under any non-operating derivative financial instruments, including interest rate swaps, collars, caps, hedging and other derivative and similar arrangements, (g) guarantees with respect to any indebtedness of any other Person other than a member of the Company Group of a type described in clauses (a) through (f) above, (h) all obligations of any member of the Company Group of the type referred to in clauses (a) through (g) above of other Persons secured by a Lien on any Company Asset, (i) for clauses (a) through (h) above, all accrued interest thereon, if any, and any termination fees, prepayment penalties, “breakage” costs or similar payments or expenses associated with the repayments of such Indebtedness on or prior to such time, and (j) the Pre-Closing Income Tax Accrual; provided, that trade payables incurred in the ordinary course of business shall in no event constitute Indebtedness.

“Indemnification Payment” has the meaning given to it Section 11.07.

“Indemnification Stock Price” means the volume weighted average price of the Parent Common Stock during the 20-Trading Day period immediately prior to the date that the applicable Indemnity Claim giving rise to an Indemnification Payment is made.

“Indemnitee” has the meaning given to it in Section 11.04(a).

“Indemnitor” has the meaning given to it in Section 11.04(a).

“Indemnity Claim” has the meaning given to it in Section 11.04(a).

“Indemnity Escrow Amount” means $550,000.

“Indemnity Stock” means 23,757 shares of Parent Common Stock.

“Indemnity Stock Balance” means, as of the applicable date of determination, the balance of the Indemnity Stock, as such number of shares may be reduced prior to such date pursuant to Section 11.07 and Section 11.08.

“Indemnity Stock Release Date” has the meaning given to it in Section 11.08.

“Independent Accountant” has the meaning given to it in Section 2.06(e).

“Insurance Policies” has the meaning given to it in Section 3.20.

“Intellectual Property” means all proprietary, industrial and intellectual property rights, arising under the Laws of the United States or of any other jurisdiction, both statutory and common law rights, including: (a) patents, patent applications and statutory invention registrations, including reissues, divisions, continuations, continuations in part, extensions and reexaminations thereof, and all rights therein provided by international treaties or conventions; (b) Marks; (c) copyrights, whether or not registered, and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions; (d) confidential and trade secret information, including inventions, processes, formulae, models, methodologies, Software, technology, improvements, know-how, data, technical and business information; and (e) the right to sue and collect damages for any past infringement of any of the foregoing.

“Interim Company Balance Sheet” has the meaning given to it in Section 3.09(a).

“Interim Period” means the period commencing on the Signing Date and ending upon the earlier to occur of the Closing or the termination of this Agreement in accordance with Article X.

“International Trade Laws” means any applicable (a) Sanctions; (b) U.S. export control Laws (including the International Traffic in Arms Regulations (22 C.F.R. §§ 120-130, as amended), the Export Administration Regulations (15 C.F.R. §§ 730-774, as amended) and any binding regulation, order or directive promulgated, issued or enforced pursuant to such Laws); (c) Laws pertaining to imports and customs, including those administered by Customs and Border Protection in the U.S. Department of Homeland Security (or any successor thereof) and any binding regulation, order or directive promulgated, issued or enforced pursuant to such Laws; (d) the anti-boycott Laws administered by the U.S. Department of Commerce and the U.S. Department of the Treasury; and (e) export, import and customs Laws of other countries in which the Company Group has conducted during the Lookback Period and/or currently conducts the Business.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“IRS” means the United States Internal Revenue Service.

“IT Systems” means information technology and systems (including Software, information technology and telecommunication infrastructure, hardware and other equipment) relating to the transmission, storage, maintenance, organization, hosting, presentation, generation, processing or analysis of Company Group Data or other data or information, whether or not in electronic format, necessary or otherwise used to the conduct of the Business, in each case, owned, licensed, leased or used by any member of the Company Group.

“Katten” has the meaning given to it in Section 12.14.

“Key Customers” means, with respect to the Company Group as a whole, the ten largest customers of the Company Group with respect to the Business, as measured by the dollar amount of revenues generated thereby during the fiscal year ended December 31, 2024.

“Key Suppliers” means, with respect to the Company Group as a whole, the ten largest suppliers of the Company Group with respect to the Business, as measured by the dollar amount of payments by the Company Group to such supplier during the fiscal year ended December 31, 2024.

“Knowledge” means, with respect to Seller, the actual knowledge of John McDonough, Barry Butler or Craig Wright after reasonable inquiry of their respective direct reports with responsibility for the applicable subject matter, and, with respect to Purchaser, the actual knowledge of John Turner or Blake McCarthy after reasonable inquiry of their respective direct reports with responsibility for the applicable subject matter.

“Law” means any and all applicable laws, including common law, statutes, treaties, constitutions, rules, regulations, ordinances, codes (including the Code), Orders and other pronouncements of or adopted or ratified by any Governmental Authority (including applicable consent decrees or directives issued by a Governmental Authority), in each case, having the effect of law.

“Leased Real Property” has the meaning given to it in Section 3.07(b).

“Leases” has the meaning given to it in Section 3.07(b).

“Liability” means any debts, obligations, duties, guarantees or liabilities of any nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due), regardless of whether any such debts, obligations, duties, guarantees or liabilities would be required to be disclosed on a balance sheet prepared in accordance with GAAP.

“Lien” means any lien, mortgage, deed of trust, security interest, pledge, charge, encumbrance, easement, option, right of way, hypothecation, assessment, right-of-way, financing statement, collateral assignment, servitude, restriction on transfer, preemptive right, right of first offer or refusal or other preferential purchase right or other similar property interest.

“Limitation Date” has the meaning given to it in Section 11.01.

“Lock-Up Period” means the period beginning on the Closing Date and ending on the date that is the earlier of (a) 90 days following the Closing Date and (b) the consummation of a Parent Change of Control.

“Lookback Period” means the consecutive 5-year period immediately prior to the Signing Date.

“Loss” or “Losses” means any and all losses, damages, payments, Taxes, Liabilities, deficiencies, charges, awards, penalties, assessments, disbursements, costs, and expenses of any kind (whether direct or indirect, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether matured or unmatured, determined or undeterminable, whether liquidated or unliquidated, whether due or to become due, whether in contract, tort, strict liability or otherwise), including interest, awards, judgments, settlements, fines, costs of remediation, fees, and reasonable costs of defense, attorneys’ fees, costs of accountants, expert witnesses and other professional advisors, and other reasonable out-of-pocket costs or expenses incurred in investigating, preparing and defending any of the foregoing; provided, that Losses shall not include punitive or exemplary damages except to the extent actually paid to a third party pursuant to a Third Party Claim (including the matters described in Section 6.24 of the Disclosure Schedule).

“Malicious Code” means any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “ransomware” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming, interfering with or otherwise impeding in any manner the operation of, or providing unauthorized access to, a IT System or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user’s consent.

“Management Agreements” has the meaning given to it in the recitals.

“Marks” means trademarks, service marks, trade names, service names, trade dress, logos, Internet domain names and other identifiers of source, including all applications for registration or issuance of any of the foregoing, whether domestic or foreign, and all goodwill associated with the foregoing.

“Material Adverse Effect” means any change, event, occurrence or development that, individually or in the aggregate with any other changes, events, occurrences or developments, (a) has had, or would reasonably be expected to have, a material adverse effect on the assets, liabilities, financial condition or results of operations of the Company Group, taken as a whole, or (b) would prevent, materially impede or materially delay the ability of Seller to consummate the Transactions; provided, however, that solely with respect to the foregoing clause (a), no change, event, occurrence or development shall be deemed to constitute, nor shall any change, event, occurrence or development be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect, to the extent such change event, occurrence or development results from or arises out of: (i) changes generally affecting the economy or the industries or markets in which the Company Group or any of its Affiliates operates, (ii) changes in political conditions, including any acts of war (whether or not declared), terrorism, armed hostilities, sabotage, civil unrest, military actions or other hostile activities (in each case, including any escalation or worsening thereof), (iii) any actual or potential sequester, stoppage, shutdown, default or similar event or occurrence by or involving any Governmental Authority involving a national, state or federal government as a whole, (iv) changes in health conditions, including the presence or spread of any epidemic, pandemic or disease outbreak or any escalation or worsening thereof, (v) changes or adverse conditions in the financial, banking or securities markets, in each case, including any disruption thereof and any decline in the price of any security or any market index, (vi) changes in Law or accounting rules, principles or policy (including GAAP) and/or the interpretation, implementation or enforcement thereof, (vii) actions or omissions required to be taken or not taken by any member of the Company Group in accordance with this Agreement or the other Transaction Documents, including Section 6.01 and Section 6.11, or consented to or requested by Purchaser, Parent or any of their Affiliates, (viii) any fluctuations in the value of any currency or interest rates, (ix) an Event of Loss (or any escalation or worsening thereof), (x) any action taken by Purchaser, Parent or their Affiliates with respect to the Transactions or with respect to the Company Group, (xi) the announcement, pendency or completion of the Transactions, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationship with the Company Group and/or (xii) any failure by the Company Group to meet any internal or published projections, forecasts or revenue or earnings predictions (provided, that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded). Notwithstanding anything to the contrary in the foregoing, a change, event, occurrence or development referenced in any one or more of clauses (i) through (vi) (inclusive) shall be taken into account in determining whether a Material Adverse Effect has occurred to the extent such change, event, occurrence or development has a disproportionate adverse impact on the Company Group or the Business, taken as a whole, as compared to similarly situated Persons or businesses that operate in the same industries in which the Business is conducted or the Company Group operates. Notwithstanding anything to the contrary, none of the matters described in or referred to in the Disclosure Schedule (including Section 6.24 thereof) or any matter arising therefrom shall constitute a Material Adverse Effect.

“Material Contracts” has the meaning given to it in Section 3.13(b).

“Mini-Basket” has the meaning given to it in Section 11.06(b).

“Mutual Release” has the meaning given to it in Section 2.04(c).

“Net Working Capital” means, as of immediately prior to the Effective Time, an amount, which may be positive or negative, equal to (a) Current Assets, minus (b) Current Liabilities, calculated using only the balance sheet accounts set forth on Exhibit A. For purposes of determining Net Working Capital, no assets or Liabilities shall reflect any changes in such assets or Liabilities as a result of purchase accounting adjustments or other changes arising from or resulting as a consequence of the Transactions (including any Tax consequences, except as otherwise provided in Section 9.06).

“Net Working Capital Target” means $14,200,000.

“Nonparty Affiliate” has the meaning given to it in Section 12.13.

“NYSE” means the New York Stock Exchange.

“NYSE Listing Approval” has the meaning given to it in Section 7.08.

“OFAC” means the Office of Foreign Assets Control.

“Order” means any order, writ, judgment, preliminary or permanent injunction, stipulation, determination, award or other legally enforceable requirement issued, made, rendered, entered or imposed by any Governmental Authority or arbitrator, including any consent decree, settlement agreement or similar written agreement with a Governmental Authority.

“Organizational Documents” means with respect to any Person that is not a natural Person, the articles or certificate of incorporation or formation, bylaws, limited partnership agreement, partnership agreement or limited liability company agreement, as applicable, or such other governing or organizational documents of such Person.

“Outside Date” means May 27, 2025.

“Parent” has the meaning set forth in the preamble.

“Parent Change of Control” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a Person or group of Affiliated Persons, of Parent’s voting securities if, after such transfer, such Person or group of Affiliated Persons would hold more than 50% of the outstanding voting securities of Parent (or the surviving entity) or of the voting power thereof.

“Parent Common Stock” means the common stock, par value $0.01 per share, of Parent.

“Parent Material Adverse Effect” means any change, event, occurrence or development that, individually or in the aggregate with any other changes, events, occurrences or developments, (a) has had, or would reasonably be expected to have, a material adverse effect on the assets, liabilities, financial condition or results of operations of Parent, Purchaser or their respective Affiliates, taken as a whole or (b) would prevent, materially impede or materially delay the ability of Parent or Purchaser to consummate the Transactions; provided, however, that solely with respect to the foregoing clause (a), no change, event, occurrence or development shall be deemed to constitute, nor shall any change, event, occurrence or development be taken into account in determining whether there has been, or would reasonably be expected to be, a Parent Material Adverse Effect, to the extent such change event, occurrence or development results from or arises out of: (i) changes generally affecting the economy or the industries or markets in which Parent or any of its Affiliates operates, (ii) changes in political conditions, including any acts of war (whether or not declared), terrorism, armed hostilities, sabotage, civil unrest, military actions or other hostile activities (in each case, including any escalation or worsening thereof), (iii) any actual or potential sequester, stoppage, shutdown, default or similar event or occurrence by or involving any Governmental Authority involving a national, state or federal government as a whole, (iv) changes in health conditions, including the presence or spread of any epidemic, pandemic or disease outbreak or any escalation or worsening thereof, (v) changes or adverse conditions in the financial, banking or securities markets, in each case, including any disruption thereof and any decline in the price of any security or any market index, (vi) changes in Law or accounting rules, principles or policy (including GAAP) and/or the interpretation, implementation or enforcement thereof, (vii) actions or omissions required to be taken or not taken by Purchaser or Parent in accordance with this Agreement or the other Transaction Documents, or consented to or requested by Seller, (viii) any fluctuations in the value of any currency or interest rates, (ix) an Event of Loss (or any escalation or worsening thereof), (x) any action taken by Seller with respect to the Transactions, (xi) the announcement, pendency or completion of the Transactions, and/or (xii) any failure by Parent to meet any internal or published projections, forecasts or revenue or earnings predictions (provided, that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded). Notwithstanding anything to the contrary in the foregoing, a change, event, occurrence or development referenced in any one or more of clauses (b)(i) through (b)(vi) (inclusive) shall be taken into account in determining whether a Parent Material Adverse Effect has occurred to the extent such change, event, occurrence or development has a disproportionate adverse impact on Parent, Purchaser or their business, taken as a whole, as compared to similarly situated Persons or businesses that operate in the same industries in which Parent, Purchaser or their Affiliates conduct their business or operate.

“Parent SEC Reports” has the meaning given to it in Section 5.07(a).

“Party” or “Parties” has the meaning given to it in the preamble.

“Payoff Documentation” means, collectively, the Payoff Letters and all termination and release documentation reasonably necessary to provide for or evidence the release of all Liens securing the Indebtedness of the Company Group set forth on Section 2.04(a) of the Disclosure Schedule, including, if applicable, UCC termination statements, deed of trust releases, mortgage releases or intellectual property releases, in each case to the extent applicable.

“Payoff Letters” has the meaning given to it in Section 6.14.

“Permits” means all permits, licenses, certificates, pre-qualifications, variances, registrations, consents, approvals, authorizations, exemptions and similar rights required by Law and issued by any Governmental Authority.

“Permitted Liens” means:

(a)           with respect to tangible personal property and Real Property owned by any member of the Company Group, any:

(i)             mechanic’s, materialmen’s, landlord’s, laborer’s, workmen’s, repairmen’s, carrier’s and similar Liens, including statutory Liens that do not secure Indebtedness, in each case securing obligations that are (A) not overdue or payable for a period of more than 30 days or (B) being contested in good faith and for which, in each case, reserves have been established in the Company Financial Statements;

(ii)            Liens for Taxes that are (A) not yet delinquent or (B) being contested in good faith by appropriate Actions and for which reserves have been established on the Company Financial Statements in accordance with GAAP;

(iii)           purchase money Liens and Liens securing rental payments under lease arrangements;

(iv)          pledges or deposits under workers’ compensation legislation, unemployment insurance Laws or similar Laws;

(v)           other than in respect of Indebtedness, pledges or deposits to secure public or statutory obligations or appeal bonds;

(vi)          Liens with respect to any Closing Indebtedness that will be released in accordance with the Payoff Letters as contemplated by Section 2.04(a); and

(vii)         Liens listed in Section 1.01(b) of the Disclosure Schedule.

(b)           with respect to the Real Property and without limiting the foregoing, any:

(i)             terms, conditions, restrictions, exceptions, reservations, limitations and other matters (but not violations thereof) (A) contained in any document filed or recorded in the real property records of the appropriate county or parish to reflect title thereto, creating, transferring, limiting, encumbering or reserving or granting any rights in such Real Property that do not materially impair the current use or occupancy of the specific Real Property subject thereto or (B) disclosed on any title commitment, title policy, title report or surveys made available to Purchaser prior to the Signing Date;

(ii)            easements, rights of way, restrictions, restrictive covenants, encroachments, protrusions and other similar charges or encumbrances, defects and other irregularities in title that do not materially impair the current use or occupancy of the specific Real Property subject thereto;

(iii)           all mineral leases, mineral reservations, and mineral conveyances of record relating to any and all minerals in and under or that may be produced from any of the lands constituting part of the Real Property in each case that do not materially impair the current use or occupancy of the specific Real Property subject thereto;

(iv)            with respect to Leased Real Property, the terms and conditions of the Leases (but not violations thereof); and

(v)            zoning, entitlement, building and other land use regulations imposed by any Governmental Authority having jurisdiction over the Real Property and not violated in any material respect by the current use and operation of the Real Property.

(c)            with respect to the Purchased Shares or the Company Group Interests, any Liens (i) created by or on behalf of Purchaser, Parent or any of their respective Affiliates, (ii) arising from restrictions under securities Laws or (iii) contained in the Organizational Documents of any member of the Company Group.

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, unlimited liability corporation, joint stock company, joint venture, union, association, proprietorship, company, trust, land trust, business trust or other business organization, whether or not a legal entity, custodian, trustee, executor, administrator, nominee or entity in a representative capacity and any Governmental Authority.

“Personal Data” means information relating to or reasonably capable of being associated with an identified or identifiable person, device or household, including but not limited to “personal data,” “personal information,” “protected health information,” “nonpublic personal information,” or other similar terms as defined by Data Security Requirements.

“Position Statement” has the meaning given to it in Section 2.06(e).

“Post-Closing Adjustment Amount” means, as of any date of determination, an amount (which may be positive or negative) equal to (a) the sum of (i) Final Closing Net Working Capital, plus (ii) Final Closing Cash, minus (iii) Final Closing Indebtedness, minus (iv) Final Closing Transaction Expenses (in the case of this clause (a), as determined in accordance with Section 2.06), minus (b) the sum of (i) Estimated Closing Net Working Capital, plus (ii) Estimated Closing Cash, minus (iii) Estimated Closing Indebtedness, minus (iv) Estimated Closing Transaction Expenses (in the case of this clause (b), as determined in accordance with Section 2.01(d)).

“Post-Closing Statement” has the meaning given to it in Section 2.06(a).

“Post-Closing Tax Period” means a taxable period beginning after the Closing Date, and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date.

“Pre-Closing Income Tax Accrual” means an amount (without duplication of any amount otherwise taken into account as Indebtedness, a Transaction Expense, a Current Liability or a Current Asset) equal to the Liability for income Taxes of the Company Group with respect to Pre-Closing Tax Periods that are unpaid as of the Effective Time and relate to an original Tax Return which is first due after the date hereof, provided that such Taxes are determined: (a) solely with respect to jurisdictions in which the Company Group previously filed Tax Returns or has commenced business operations or otherwise established a taxable presence since December 31, 2023 and otherwise on a basis consistent with past practice including accounting methods and elections of the relevant Company Group member, (b) by disregarding any Tax Liabilities to the extent attributable to actions taken by or at the direction of Purchaser that are outside the ordinary course of business (on a basis consistent with past practice of the relevant Company Group member) on the Closing Date after the Closing and not otherwise contemplated by any Transaction Document, (c) by taking into account any Transaction Tax Deductions to the extent “more likely than not” deductible in such Pre-Closing Tax Period, (d) in accordance with Section 9.02 with respect to any Straddle Period, and (e) by taking into account any applicable prepayments or overpayments of such Taxes (and any payments of estimated Taxes).

“Pre-Closing Statement” has the meaning given to it in Section 2.01(d).

“Pre-Closing Tax Period” means any Tax period ending on (and including) or before the Closing Date and the portion of any Straddle Period ending on (and including) the Closing Date.

“Private Placement Legend” has the meaning given to it in Section 4.09(b).

“Privileged Materials” has the meaning given to it in Section 12.14.

“Process” or “Processing,” or “Processed” means any collection, access, acquisition, storage, protection, use, recording, maintenance, operation, dissemination, re-use, disposal, disclosure, re-disclosure, deletion, destruction, sale, transfer, modification or any other processing (as defined by Data Security Requirements) of Company Group Data or IT Systems.

“Purchase Price Adjustment Escrow Account” has the meaning given to it in Section 6.20(b)(ii).

“Purchase Price Adjustment Escrow Amount” means $2,000,000.

“Purchase Price Adjustment Stock Consideration” means 86,388 shares of Parent Common Stock.

“Purchased Shares” has the meaning given to it in the recitals.

“Purchaser” has the meaning given to it in the preamble.

“Purchaser 401(k) Plan” has the meaning given to it in Section 6.12(e).

“Purchaser Agreements” has the meaning given to it in Section 6.12(h).

“Purchaser Fundamental Representations” means the representations and warranties set forth in Section 5.01 (Organization), Section 5.02 (Authority, Enforceability), Section 5.03(a) (Non-Contravention), Section 5.04 (Governmental Approvals), Section 5.06 (Valid Issuance), Section 5.09 (Acquisition as Investment) and Section 5.10 (Broker’s Commissions).

“Purchaser Indemnitees” has the meaning given to it in Section 11.02.

“R&W Insurance Policy” has the meaning given to it in Section 6.07.

“Real Property” means all real property used or held for use by the Company Group (including real property owned in fee, easement or leasehold interests, and any and all improvements located thereon and fixtures attached thereto) in connection with the ownership and operation of the Business.

“Records” means all agreements, documents, maps, journals, ledgers, reports, abstracts, surveys, opinions, notes, instruments, books, records, other tangible records or intangible records and other data, accounts and files relating to the Business or the Company Assets, to the extent (a) in Seller’s or its Affiliates’ (including any member of the Company Group) possession or (b) to which Seller, its Affiliates or any member of the Company Group has the right but are in the possession of a third party, including: (i) land and title records (including abstracts of title and title opinions), (ii) contract files, (iii) correspondence, (iv) maps, operations, environmental, throughput and accounting records, (v) facility and engineering files, (vi) environmental and regulatory files, (vii) permitting files, (viii) stock registries and minute books of the Company Group, and (ix) all Contracts to which any member of the Company Group is a party or by which any Company Asset is subject or bound.

“Records Period” has the meaning given to it in Section 6.19.

“Redemption Date” has the meaning given to it in Section 6.20(b).

“Redemption Shares” has the meaning given to it in Section 6.20(b).

“Registered Intellectual Property Rights” means all patents, registered copyrights, registered Marks, Internet domain names and all applications for registration or issuance of any of the foregoing issued by a Governmental Authority, whether domestic or foreign, or private domain name registrar, as applicable, in each case owned or purported to be owned by the Company Group.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, dispersal, migrating, injecting, seeping, escaping, leaching, dumping, migrating, or disposing on or into the environment.

“Remaining Items” has the meaning given to it in Section 2.06(e).

“Representatives” means, with respect to any Person, its officers, directors, employees, managers, members, partners, equityholders, controlling persons, authorized agents, attorneys and professional advisors.

“Resolution Period” has the meaning given to it in Section 2.06(d).

“Restoration Cost” has the meaning given to it in Section 6.13(b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by U.S. Governmental Authorities (including, but not limited to, OFAC, the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council, the European Union, HM Treasury of the United Kingdom, or any other relevant Governmental Authority (each a “Sanctions Authority”).

“Sanctions Authority” has the meaning given to it in the definition of Sanctions.

“Sanctions Target” means any Person (a) that is the subject or target of any Sanctions; (b) named in any Sanctions-related list maintained by any Sanctions Authority, including the U.S. Department of Commerce’s Bureau of Industry Security Entity List and Denied Persons List and the U.S. Department of Treasury’s OFAC Specially Designated Nationals and Blocked Persons List, Sectoral Sanctions Identifications List, and Foreign Sanctions Evaders List; (c) located, organized or resident in a country, territory or geographical region which is itself the subject or target of any territory-wide Sanctions (including Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk, Kherson, Luhansk, and Zaporizhzhia regions of Ukraine); or (d) majority owned or controlled by any such Person or Persons described in the foregoing clauses (a) through (c).

“Scheduled Permits” has the meaning given to it in Section 3.15.

“SEC” means the U.S. Securities and Exchange Commission.

“Section 280G Payments” has the meaning given to it in Section 6.12(h).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Incident” means any unauthorized Processing of Company Group Data, any unauthorized access to the Company Group’s IT Systems or any incident that may require notification to any Person, Governmental Authority or any other entity under Data Security Requirements.

“Seller” has the meaning given to it in the preamble.

“Seller Fundamental Representations” means the representations and warranties set forth in Section 3.01 (Organization; Qualification), Section 3.02(a) (Non-Contravention), Section 3.04 (Capitalization), Section 3.05 (Subsidiary Interests), Section 3.19 (Affiliate Transactions), Section 4.07 (Broker’s Fees), Section 4.01 (Organization; Good Standing), Section 4.02 (Authority), Section 4.03(a)(i) (No Conflicts; Consents and Approvals), Section 4.04 (Ownership of the Company Stock) and Section 4.07 (Broker’s Commissions).

“Seller Group” has the meaning given to it in Section 12.14.

“Seller Indemnitee” has the meaning given to it in Section 11.03.

“Seller Related Parties” means, collectively, Seller, its Affiliates and their respective equityholders and Representatives.

“Signing Date” has the meaning given to it in the preamble.

“Software” means computer software, firmware, code, programs and databases in any form, including source code, object code, operating systems and specifications, graphical user interfaces, menus, methods of processing, software engines, platforms, development tools, libraries and library functions, compilers, application programming interfaces, data files, databases, data collections, and data formats, all versions, updates, corrections, enhancements and modifications thereof, and all related documentation, including developer notes, manuals, specifications, comments and annotations.

“Stock Consideration” means 1,727,764 shares of Parent Common Stock.

“Stock Power” has the meaning given to it in Section 2.04(b).

“Stock Price” means $23.1513104099433.

“Straddle Period” means any Tax period beginning on or before and ending after the Closing Date.

“Subrogation Provision” has the meaning given to it in Section 6.07.

“Subsidiary” means, with respect to a Person, any corporation, association, partnership, limited liability company, joint venture or other business or corporate entity, enterprise or organization of which the management is directly or indirectly (through one or more intermediaries) controlled by such Person or 50% or more of the Equity Interests is directly or indirectly (through one or more intermediaries) owned by such Person.

“Subsidiary Interests” has the meaning given to it in Section 3.05(a).

“Successor Employee Benefit Plans” has the meaning given to it in Section 6.12(c).

“Surrendered Shares” has the meaning given to it in Section 11.07(a).

“Surrendered Stock Indemnification Payment” has the meaning given to it in Section 11.07(a).

“Tangible Personal Property” means all machinery, equipment, trailers, tools, spare parts, production supplies, furniture and fixtures and other items of tangible personal property owned by any member of the Company Group and used primarily in connection with ownership, maintenance or operation of the Business.

“Tax” or “Taxes” means (a) any taxes, assessments, fees, unclaimed property and escheat obligations and other governmental charges imposed by any Governmental Authority, including income, profits, gross receipts, net proceeds, alternative or add-on minimum, ad valorem (including assessments, fees or other charges imposed by any Governmental Authority that are based on the use or ownership of real property), value added, turnover, sales, use, property, personal property (tangible and intangible), environmental, stamp, leasing, lease, user, excise, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, social contributions, fuel, excess profits, occupational, premium, windfall profit, severance, estimated, or other charge of any kind whatsoever, including any interest, penalty, or addition thereto or with respect to any Tax Return, whether disputed or not; and (b) any liability for the payment of any amounts of the type described in clause (a) as a result of being a member of a Consolidated Group for any period; and (c) any liability for the payment of any amounts of the type described in clause (a) or (b) as a result of the operation of Law or any obligation to indemnify any other Person.

“Tax Benefit” has the meaning given to it in Section 11.06(c).

“Tax Proceeding” has the meaning given to it in Section 9.03.

“Tax Return” means any return, report, election, declaration, document, estimated tax filing, claim for refund, property tax rendition, or information return or statement or filing relating to Taxes supplied or required to be supplied to a Governmental Authority relating to Taxes, including any schedule or attachment thereto and any supplement or amendment thereof.

“Third Party Claim” has the meaning given to it in Section 11.04(a).

“Trading Day” means a day on which the NYSE, on which the shares of Parent Common Stock are listed, is open for regular trading.

“Transaction Documents” means this Agreement, the Stock Power, the Registration Rights Agreement (if any), the Cash Option Escrow Agreement (if any), the Escrow Agreement (if any), the Mutual Release, the Management Agreements, and all other documents and certificates delivered or required to be delivered pursuant to any of the foregoing.

“Transaction Expenses” means (without duplication of any amounts included in the definitions of Indebtedness or Current Liabilities used in the calculation of Net Working Capital), all fees, costs, expenses and other similar amounts incurred by a member of the Company Group (in each case, to the extent unpaid as of the Closing whether or not invoiced or billed prior to the Closing) in connection with the Transaction Documents or the Transactions, including the following (without duplication): (a) all fees and expenses of counsel (including Seller’s legal counsel), accounting and tax advisors, consultants, investment bankers (including TPH&Co.) and similar professional experts and advisors, (b) transaction, retention, sale, change in control and similar bonuses, severance costs or other compensation-related expenses or liabilities severance payments, phantom equity payments, deferred compensation payments or other similar payments payable to any Business Employees that become payable as a result of the Closing, excluding, in each case, (i) any double trigger payments or costs and (ii) any severance or other payments or costs pursuant to Section 6.12, together with, in the case of this clause (b), the incremental employer portion of all employment and payroll Taxes payable thereon (excluding, for the avoidance of doubt, employment and payroll Taxes incurred by reason of any payments to be made to employees for services provided after the Closing) and (c) the costs and expenses relating to D&O Insurance contemplated by Section 6.06(b).

“Transaction Tax Deduction” means, without duplication, any deduction allowable for income Tax purposes under applicable Law with respect to the following amounts: (i) any and all stay bonuses, sale bonuses, change in control payments, retention payments, synthetic equity payments, or similar payments (including any employment Taxes with respect thereto) made by the Company Group prior to the Effective Time or included in Transaction Expenses or as a liability in Net Working Capital, (ii) all fees, expenses and interest (including amounts treated as interest for U.S. federal income Tax purposes), original issue discount, unamortized debt financing costs, breakage fees, tender premiums, consent fees, redemption, retirement or make-whole payments, defeasance in excess of par or similar payments made in respect of the Indebtedness of the Company Group in connection with the Closing (or included as a liability in Net Working Capital), and (iii) all other Transaction Expenses (and those amounts that would have been Transaction Expenses but for the fact that they were paid prior to the Effective Time, including any such legal, accounting and investment banking fees, costs and expenses, in the case of each of clauses (i) – (iii), to the extent such amounts are economically borne by Seller pursuant to this Agreement.

“Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents.

“Transfer Agent Documentation” means documents or materials required or reasonably requested by Parent’s transfer agent in connection with the procedures of Parent’s transfer agent to effect a contemplated transaction with respect to the shares of Parent Common Stock in accordance with Section 2.01(e), Section 2.07(a), Section 6.20(b), Section 11.07(a) and Section 11.08 or other applicable provisions of this Agreement.

“Transfer Taxes” has the meaning given to it in Section 9.01.

“Treasury Regulations” means the final or temporary regulations promulgated by the U.S. Department of the Treasury under the Code.

“Waived Benefits” has the meaning given to it in Section 6.12(h).

“Willful Breach” means, with respect to any Party, that such Party willfully takes an action or refuses to perform or take an action in violation of this Agreement with the actual knowledge that such refusal or taking such action would cause or result in the breach of any material pre-Closing covenant or agreement made by such Party under this Agreement.

“Wire Transfer Instructions” has the meaning given to it in Section 2.01(b).

Section 1.02          Rules of Construction.

(a)             The Disclosure Schedule and the Exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes. All Article, Section, Schedule and Exhibit references used in this Agreement and in the Disclosure Schedule are to Articles, Sections, Schedules and Exhibits to this Agreement unless otherwise specified.

(b)             The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

(c)             If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa. The words “includes” or “including” shall mean “including without limitation”; the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular Section or Article in which such words appear unless context indicates otherwise. The word “or” is not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other theory extends, and such phrase shall not mean “if.” All currency amounts referenced herein are in United States Dollars unless otherwise specified. The singular shall include the plural and the plural shall include the singular wherever and as often as may be appropriate.

(d)             Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. Time shall be of the essence with respect to this Agreement.

(e)             All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(f)              Except as otherwise provided in this Agreement, any reference herein to any Law shall be construed as referring to such Law as amended, modified, codified or reenacted, in whole or in part, and in effect on the applicable date, and references to particular provisions of a Law include a reference to the corresponding provisions of any prior or succeeding Law in effect on the applicable date.

(g)             Reference herein to any Contract shall be construed as referring to such Contract as amended, modified, restated or supplemented.

(h)             Unless the context shall otherwise require, references to any Person include references to such Person’s successors and permitted assigns, and, in the case of any Governmental Authority, to any Persons succeeding to such Governmental Authority’s functions and capacities.

(i)              Any reference to any federal, state, local or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder that have the force of law, unless the context shall otherwise require. Reference herein to “federal” shall be construed as referring to U.S. federal.

(j)              Reference herein to “default under,” “breach of” or other expression of similar import shall be deemed to be followed by the phrase “with or without notice or lapse of time, or both.”

(k)            The Parties acknowledge and agree that this Agreement and all contents herein were jointly drafted by the Parties and shall be construed without regard to any presumption or rule requiring construction or interpretation against the Person drafting an instrument or causing an instrument to be drafted.

(l)              The phrase “made available” means that such documents were available in the virtual data room “Megawatt” hosted on DataSite (the “Data Room”), at least one Business Day prior to the Signing Date.

(m)            The phrase “ordinary course” or “ordinary course of business” means, with respect to any Person, an action taken, or omitted to be taken, by such Person in the ordinary and regular course of such Person’s business substantially consistent with past custom and practice, as previously conducted by such Person.

Article II
PURCHASE AND SALE; CLOSING

Section 2.01          Purchase and Sale of Purchased Shares; Issuance of Stock Consideration.

(a)            At the Closing, upon the terms and subject to the conditions set forth in this Agreement, Seller shall sell, assign, transfer and convey to Purchaser, and Purchaser shall purchase and acquire from Seller, the Purchased Shares, free and clear of all Liens (other than Permitted Liens).

(b)            The aggregate consideration for the sale and transfer of the Purchased Shares by Seller to Purchaser, payable by Purchaser at the Closing upon the terms and subject to the conditions set forth in this Agreement, shall consist of the Cash Purchase Price (payable in cash and subject to adjustment in accordance with Section 2.01(c) and Section 2.02) and, if applicable, issuance of the Stock Consideration (collectively, the “Aggregate Base Purchase Price”). Purchaser shall pay the Cash Purchase Price (as adjusted in accordance with Section 2.01(c) and Section 2.01(d)) at the Closing by wire transfer of immediately available funds in accordance with the wire transfer instructions delivered by Seller to Purchaser at least one Business Day prior to the Closing Date (the “Wire Transfer Instructions”).

(c)           The Cash Purchase Price shall be subject to adjustment (such adjusted amount, the “Adjusted Purchase Price”) as follows:

(i)            minus (if the Estimated Closing Net Working Capital is a negative number) or plus (if the Estimated Closing Net Working Capital is a positive number) the absolute value of the Estimated Closing Net Working Capital;

(ii)           plus the amount of the Estimated Closing Cash;

(iii)          minus the amount of the Estimated Closing Indebtedness; and

(iv)          minus the amount of the Estimated Closing Transaction Expenses.

(d)           Not later than three Business Days prior to the Closing Date, Seller shall deliver to Purchaser a statement (the “Pre-Closing Statement”) setting forth its good faith estimates of (i) (A) Closing Net Working Capital (the “Estimated Closing Net Working Capital”), (B) Closing Cash (the “Estimated Closing Cash”), (C) Closing Indebtedness (the “Estimated Closing Indebtedness”), (D) Closing Transaction Expenses (the “Estimated Closing Transaction Expenses”), in each case, determined in accordance with the Accounting Principles and this Agreement and (ii) the Adjusted Purchase Price resulting from such estimates. The Pre-Closing Statement shall be prepared in accordance with this Agreement, the Accounting Principles and Exhibit A. Purchaser shall have the opportunity to review and comment on the Pre-Closing Statement, and the Parties will work together in good faith to resolve any questions, comments or disputes related thereto; provided, however, that in the event any such question, comment or dispute remains unresolved as of the Closing Date, the Estimated Closing Net Working Capital, the Estimated Closing Cash, the Estimated Closing Indebtedness, the Estimated Closing Transaction Expenses and the resulting Adjusted Purchase Price shall be the applicable amounts set forth in the Pre-Closing Statement provided by Seller pursuant to this Section 2.01(d), adjusted for any questions, comments or disputes raised by Purchaser with which Seller agrees in writing. The Adjusted Purchase Price resulting from the Estimated Closing Net Working Capital, the Estimated Closing Cash, the Estimated Closing Indebtedness and the Estimated Closing Transaction Expenses determined in accordance with this Section 2.01(d) is referred to herein as the “Estimated Purchase Price”.

(e)            Upon the terms and subject to the conditions contained herein, on the Closing Date, Parent shall issue to Seller in book entry form the Stock Consideration, which shall contain or be subject to (A) the Private Placement Legend and (B) the Contract Legend, as applicable, on the books and records of Parent’s transfer agent.

Section 2.02           Cash Option. Notwithstanding anything to the contrary set forth in this Agreement, Purchaser shall be permitted, in its sole and absolute discretion, to pay cash in lieu of Parent issuing the Stock Consideration (the “Cash Option”) on the terms and subject to the conditions set forth in this Section 2.02. If Purchaser desires to exercise the Cash Option, it shall provide irrevocable written notice thereof to Seller (such notice, the “Cash Option Notice”) no later than two Business Days prior to the Closing Date, and Purchaser’s exercise of the Cash Option shall become effective upon Seller’s receipt of such written notice. If the Cash Option is exercised in accordance with this Section 2.02, then:

(a)           the Cash Purchase Price shall be increased by an amount equal to (1) the number of shares of Parent Common Stock comprising the Stock Consideration, multiplied by (2) the greatest of (w) the Stock Price, (x) the volume weighted average price of the Parent Common Stock during the 20-Trading Day period immediately preceding the date of the Cash Option Notice, (y) 90% of the price per share of Parent Common Stock at the close of the Trading Day on the date of the Cash Option Notice (or, if the date of the Cash Option Notice is not a Trading Day, the Trading Day immediately preceding such date) or (z) the highest offering price per share of Parent Common Stock in any offering thereof which offering is open at any point during the period from and after the Signing Date through and including the Closing Date;

(b)           all references in this Agreement to “Base Purchase Price” or “Aggregate Base Purchase Price” shall be deemed to be replaced with references to the Cash Purchase Price as increased pursuant to Section 2.02(a);

(c)           each of Section 2.01(e), Section 2.04(g), Section 2.05(e), Section 2.05(g), Section 2.07(d), Section 4.08, Section 4.09, Section 4.10, Section 5.06, Section 6.20, Section 6.21, Section 7.08, Section 8.08, Section 12.15 and each other provision (or portion thereof) of this Agreement that contemplates the Stock Consideration (or any portion thereof) (and all cross references thereto) shall automatically become null and void ab initio;

(d)           (i) at the Closing, an amount equal to the Purchase Price Adjustment Escrow Amount will be withheld by Purchaser and shall not be paid to Seller, (ii) Purchaser and Seller shall, as soon as reasonably practicable following the exercise of the Cash Option, enter into an escrow agreement (the “Cash Option Escrow Agreement”) (and reasonably cooperate to satisfy any know-your-customer or other requirements to open an escrow account with the Escrow Agent) with the Escrow Agent, (iii) promptly following the entry into the Cash Option Escrow Agreement, Purchaser shall deposit the Purchase Price Adjustment Escrow Amount into a separate escrow account (the “Cash Option Purchase Price Adjustment Escrow Account”) with the Escrow Agent and (iv) the Purchase Price Adjustment Escrow Amount shall be held in the Cash Option Purchase Price Adjustment Escrow Account and be disbursed by the Escrow Agent pursuant to Section 2.06 and the terms and provisions set forth in the Cash Option Escrow Agreement; and

(e)           (i) at the Closing, an amount equal to the Indemnity Escrow Amount will be withheld by Purchaser and shall not be paid to Seller, (ii) promptly following the entry into the Cash Option Escrow Agreement, Purchaser shall deposit the Indemnity Escrow Amount into a separate escrow account (the “Cash Option Indemnity Escrow Account”) with the Escrow Agent and (iii) the Indemnity Escrow Amount shall be held in the Cash Option Indemnity Escrow Account and be disbursed by the Escrow Agent pursuant to Section 11.07 and the terms and provisions set forth in the Cash Option Escrow Agreement.

Section 2.03          Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VII and Article VIII, the consummation of the Transactions (the “Closing”) shall take place virtually at 10:00 a.m. Central Prevailing Time on the first Business Day after the last of the conditions set forth in Article VII and Article VIII (other than any such conditions which by their terms are to be satisfied at the Closing) have been satisfied or waived, or on such other date and at such other time and place as the Parties mutually agree.

Section 2.04          Closing Deliveries by Seller to Purchaser. At or prior to the Closing, Seller shall deliver, or shall cause to be delivered, to Purchaser:

(a)             (i) Payoff Letters, duly executed by the agents or the lenders, as applicable, of Indebtedness of the Company Group set forth on Section 2.04(a) of the Disclosure Schedule, and (ii) subject to the conditions to release as set forth in the applicable Payoff Letter, the other Payoff Documentation, in final, fully executed (if applicable) and authorized form;

(b)             a Stock Power in the form attached hereto as Exhibit B (the “Stock Power”), duly executed by Seller evidencing the transfer of all of the Company Stock to Purchaser, free and clear of all Liens (other than Permitted Liens);

(c)             a duly executed counterpart of the mutual release, substantially in the form attached hereto as Exhibit C (the “Mutual Release”), duly executed by Seller;

(d)             a certificate of good standing of each member of the Company Group, issued not earlier than ten Business Days before the Closing Date by the Secretary of State of such Person’s state of organization;

(e)             a duly executed officer’s certificate as set forth in Section 7.03;

(f)             written resignations of each of the officers and directors of each member of the Company Group set forth on Section 2.04(f) of the Disclosure Schedule in their capacities as such (but not from any employment or consulting position), duly executed by each such officer or director, as applicable;

(g)             a counterpart to the registration rights agreement, substantially in the form attached hereto as Exhibit D (the “Registration Rights Agreement”), duly executed by Seller;

(h)             written agreement(s) evidencing the termination of Affiliate Transactions and related Contracts, in each case in accordance with Section 6.15; and

(i)             such other documents, instruments or certificates as Purchaser may reasonably request to effect the Transactions.

Section 2.05          Closing Deliveries by Purchaser to Seller. At the Closing, Purchaser or Parent, as applicable, shall deliver, or shall cause to be delivered:

(a)             payment of the Estimated Purchase Price (which shall be reduced by an amount equal to the Purchase Price Adjustment Escrow Amount plus the Indemnity Escrow Amount solely in the event that the Cash Option has been exercised in accordance with Section 2.02) to Seller by wire transfer of immediately available funds in accordance with the Wire Transfer Instructions and evidence satisfactory to Seller confirming such payment;

(b)             payment of the amounts set forth in the Payoff Letters delivered pursuant to Section 2.04(a) to the accounts of the applicable lenders or other parties as set forth in the Payoff Letters, and evidence satisfactory to Seller confirming such payment;

(c)             payment of the Estimated Closing Transaction Expenses to the payees thereof as set forth on the Pre-Closing Statement by wire transfer of immediately available funds or such payee’s other payment instructions;

(d)             a duly executed counterpart of the Mutual Release to Seller, duly executed by Purchaser;

(e)             a counterpart to the Registration Rights Agreement to Seller, duly executed by Parent;

(f)             a duly executed officer’s certificate as set forth in Section 8.03 to Seller;

(g)             evidence of the issuance to Seller of the Stock Consideration and the recordation of such issuance on the books and records of Parent’s transfer agent to Seller;

(h)             a copy of the R&W Insurance Policy and an executed binder agreement with respect thereto; and

(i)             such other documents, instruments or certificates as Seller may reasonably request to effect the Transactions.

Section 2.06          Post-Closing Purchase Price Adjustment.

(a)             Not later than 90 days after the Closing Date, Purchaser shall deliver to Seller a statement setting forth, in reasonable detail, Purchaser’s good faith calculation, as of the Closing Date of the (i) Closing Net Working Capital, (ii) Closing Cash, (iii) Closing Indebtedness, (iv) Closing Transaction Expenses and (v) the resulting Post-Closing Adjustment Amount (such calculation, the “Post-Closing Statement”) and reasonable supporting documentation. The Post-Closing Statement shall be unaudited and prepared in accordance with the Accounting Principles and Exhibit A. During such 90-day period and prior to the delivery of the Post-Closing Statement, if reasonably requested by Purchaser, Seller shall make available or cause to be made available to Purchaser and its accountants (during regular business hours and upon reasonable prior notice), at Purchaser’s sole cost and expense, Seller’s accounting personnel, advisors and other Representatives, in each case, to the extent in Seller’s reasonable control.

(b)             Seller shall have 45 days from the date Purchaser delivers the Post-Closing Statement to Seller (such period, the “Dispute Period”) to notify Purchaser in writing if Seller disagrees with Purchaser’s calculation of any of the amounts reflected in the Post-Closing Statement (such written notice, a “Dispute Notice” and each disputed item, a “Disputed Item”); provided, however, that in each case Seller shall notify Purchaser in writing of each Disputed Item and specify in reasonable detail the amount in dispute and the basis therefor. During the Dispute Period and the Resolution Period, Purchaser shall make available or cause to be made available to Seller and its accountants (during regular business hours and upon reasonable prior notice), at Seller’s sole cost and expense, (i) the Records relating to the Post-Closing Statement and (ii) Purchaser’s accounting personnel, advisors and other Representatives, in each case, as reasonably requested by Seller.

(c)             If Seller fails to deliver a Dispute Notice to Purchaser prior to the expiration of the Dispute Period, Purchaser’s calculation of Closing Net Working Capital, Closing Cash, Closing Indebtedness, Closing Transaction Expenses and the resulting Post-Closing Adjustment Amount shall be deemed to be the Final Closing Net Working Capital, Final Closing Cash, Final Closing Indebtedness, Final Closing Transaction Expenses and Final Post-Closing Adjustment Amount, as applicable, and shall be final and binding upon the Parties.

(d)             If Seller delivers a Dispute Notice to Purchaser during the Dispute Period, Purchaser and Seller shall, for a period of 30 days from the date Seller delivers the Dispute Notice to Purchaser (such period, the “Resolution Period”), use commercially reasonable efforts to mutually resolve the Disputed Items in writing and determine the Post-Closing Adjustment Amount. Any Disputed Items so resolved by Purchaser and Seller shall be deemed to be final and correct as so resolved and shall be binding upon the Parties.

(e)             If Seller and Purchaser are unable to resolve all of the Disputed Items during the Resolution Period, then Seller and Purchaser shall jointly refer the remaining Disputed Items (the “Remaining Items”) to a U.S. nationally recognized, independent accounting firm that is mutually agreed to by Seller and Purchaser, or, if Seller and Purchaser are unable to mutually agree, to Grant Thornton LLP (the “Independent Accountant”). In such case, Seller and Purchaser shall promptly mutually engage the Independent Accountant on terms customary for such an engagement (including, if requested by the Independent Accountant, executing a reasonable engagement letter). The Parties shall furnish the Independent Accountant, on the date of such engagement (the “Engagement Date”), with the Post-Closing Statement, the Dispute Notice and any Disputed Items previously resolved pursuant to Section 2.06(d). The Parties shall also furnish the Independent Accountant with such other information and documents as the Independent Accountant may reasonably request for purposes of resolving the Remaining Items and determining the Post-Closing Adjustment Amount. Additionally, within five Business Days after the Engagement Date, each of Seller and Purchaser shall provide the Independent Accountant with a written statement (a “Position Statement”) describing in reasonable detail such Party’s position regarding the Remaining Items (copies of which shall concurrently be delivered to such other Party). If either Seller or Purchaser fails to timely deliver its Position Statement to the Independent Accountant, the Independent Accountant shall resolve the Remaining Items solely upon the basis of the information otherwise timely provided to the Independent Accountant in accordance with this Section 2.06(e). Within 30 days after the Engagement Date, the Independent Accountant shall deliver to the Parties a written report specifying (i) its final determination of the Closing Net Working Capital, the Closing Cash, the Closing Indebtedness and the Closing Transaction Expenses, (ii) the resulting Post-Closing Adjustment Amount, (iii) its adjustments, if any, to the Post-Closing Statement in connection with the items listed in the foregoing clauses (i) and (ii), (iv) the calculations supporting such determinations and adjustments in the foregoing clauses (i), (ii) and (iii) and (v) the Independent Accountant’s allocation of its fees between Purchaser and Seller pursuant to this Section 2.06(e). Such report shall, absent manifest error, be final, conclusive and binding on the Parties. Each of the Closing Net Working Capital, the Closing Cash, the Closing Indebtedness and the Closing Transaction Expenses, as finally determined pursuant to this Section 2.06, is referred to herein as the “Final Closing Net Working Capital,” “Final Closing Cash,” “Final Closing Indebtedness” and “Final Closing Transaction Expenses,” as applicable. Any delay in delivering such report shall not invalidate such determination or deprive the Independent Accountant of jurisdiction to resolve the Remaining Items. In no event shall the Independent Accountant assign a value to any Remaining Item that is greater than the highest, or less than the lowest, calculation thereof proposed by the Parties. The Independent Accountant’s determination as to the Remaining Items and the resulting Post-Closing Adjustment Amount shall, absent manifest error, be final and binding upon the Parties and not be subject to judicial review. The costs, fees and expenses of the Independent Accountant shall be allocated between Purchaser and Seller so that Seller’s share of such costs, fees and expenses shall be equal to the product of (y) the aggregate amount of such fees, costs and expenses and (z) a fraction, the numerator of which is the amount in dispute that is ultimately unsuccessfully disputed by Seller (as determined by the Independent Accountant) and the denominator of which is the total amount in dispute submitted to the Independent Accountant. The balance of such fees, costs and expenses shall be paid by Purchaser.

(f)             The Post-Closing Adjustment Amount that is finally determined in accordance with this Section 2.06 shall be the “Final Post-Closing Adjustment Amount.”

(g)             Notwithstanding anything to the contrary contained herein, the process and source of recovery set forth in this Section 2.06 and Section 2.07 shall be the sole and exclusive remedy of the Purchaser Indemnitees against Seller for any disputes related to items included or reflected in the calculation of Adjusted Purchase Price, regardless of whether any underlying facts and circumstances related to such items constitute a breach of any representations, warranties or covenants set forth herein. Without limiting the generality of the foregoing, the Purchase Price Adjustment Stock Consideration (if it has not been redeemed), the Purchase Price Adjustment Escrow Account (if Purchase Price Adjustment Stock Consideration has been redeemed) or the Cash Option Purchase Price Adjustment Escrow Account (if Purchaser has exercised the Cash Option) shall be the sole and exclusive remedy of the Purchaser Indemnitees with respect to any items included or reflected in the calculation of Adjusted Purchase Price and such items shall not be subject to indemnification pursuant to Article XI. Notwithstanding the foregoing, nothing in this Section 2.06(g) shall prevent Purchaser Indemnitees from recovering any amounts under the R&W Insurance Policy. The intent of this Section 2.06(g) is merely to avoid “double counting” and not to (i) limit the scope of any representations or warranties or recovery for breach thereof or (ii) limit any right to recover for indemnifiable Losses pursuant to Article XI. Any term set forth herein that deems any indemnification provided for a breach of any representation or warranty or covenant herein to be an adjustment to the purchase price shall have no bearing on whether an amount constitutes a post-Closing purchase price adjustment for purposes of this Section 2.06(g).

Section 2.07          Payment of Post-Closing Adjustment Amount. Following the final determination of the Final Post-Closing Adjustment Amount pursuant to Section 2.06:

(a)             if the Final Post-Closing Adjustment Amount is negative:

(i)             if the Cash Option has not been exercised and the Purchase Price Adjustment Stock Consideration has not been redeemed, then Seller shall promptly (but in any event within two Business Days after the final determination of the Final Post-Closing Adjustment Amount pursuant to Section 2.06) surrender to Parent a number of shares of Parent Common Stock equal to the lesser of (x) the Final Post-Closing Adjustment Amount divided by the Stock Price and (y) the Purchase Price Adjustment Stock Consideration, and Purchaser shall cause the applicable Transfer Agent Documentation to be delivered to Parent’s transfer agent instructing Parent’s transfer agent to cancel and retire such shares of Parent Common Stock; provided that, in lieu of surrendering all or any portion of the Purchase Price Adjustment Stock Consideration, Seller may pay to Purchaser, by wire transfer of immediately available funds on or before the second Business Day after the final determination of the Final Post-Closing Adjustment Amount, an amount in cash equal to the lesser of (x) the Final Post-Closing Adjustment Amount and (y) the Purchase Price Adjustment Stock Consideration multiplied by the Stock Price; or

(ii)             if the Cash Option has been exercised or the Purchase Price Adjustment Stock Consideration has been redeemed, then Purchaser and Seller shall deliver joint written instructions to the Escrow Agent to release from the Cash Option Purchase Price Adjustment Escrow Account or the Purchase Price Adjustment Escrow Account, as applicable, (A) to Purchaser, an amount that is equal to the lesser of (x) the Final Post-Closing Adjustment Amount and (y) the Purchase Price Adjustment Escrow Amount, and, (B) to Seller, the remainder of the funds in the Cash Option Purchase Price Adjustment Escrow Account or the Purchase Price Adjustment Escrow Account, as applicable (if any).

(b)             if the Final Post-Closing Adjustment Amount is positive, Purchaser shall promptly (but in any event within two Business Days after the final determination of the Final Post-Closing Adjustment Amount pursuant to Section 2.06) pay to Seller (i) an amount equal to the Final Post-Closing Adjustment Amount and (ii) solely if the Cash Option has been exercised or the Purchase Price Adjustment Stock Consideration has been redeemed, Purchaser and Seller shall deliver joint written instructions to the Escrow Agent to release all funds in the Cash Option Purchase Price Adjustment Escrow Account or the Purchase Price Adjustment Escrow Account, as applicable, to Seller, by wire transfer of immediately available funds to an account or accounts designated in writing by Seller; provided, that in any event, any such amount to be wired pursuant to clause (i) shall not be greater than the amount equal to the Purchase Price Adjustment Escrow Amount;

(c)             if the Post-Closing Adjustment Amount equals zero, then (i) Seller shall not be required to forfeit any shares of Purchase Price Adjustment Stock Consideration, (ii) solely to the extent the Cash Option has been exercised or the Purchase Price Adjustment Stock Consideration has been redeemed, Purchaser and Seller shall promptly (but in any event within two Business Days after the final determination of the Final Post-Closing Adjustment Amount pursuant to Section 2.06) deliver joint written instructions to the Escrow Agent to release to Seller all funds in the Cash Option Purchase Price Adjustment Escrow Account or the Purchase Price Adjustment Escrow Account, as applicable, and (iii) thereafter, no Party shall be required to make any additional payments pursuant to this Section 2.07; and

(d)             Within two Business Days after the later of (i) final determination of the Final Post-Closing Adjustment Amount pursuant to Section 2.06 and (ii) expiration of the Lock-Up Period, Purchaser and Parent shall cause the removal of the Contract Legend from the Purchase Price Adjustment Stock Consideration (other than any Purchase Price Adjustment Stock Consideration that Seller is obligated to surrender pursuant to Section 2.07(a)(i), if any).

Section 2.08          Withholding. Purchaser and its Affiliates shall be entitled to deduct and withhold from any amounts otherwise payable or deliverable pursuant to this Agreement such amounts as may be required to be deducted or withheld therefrom under applicable Law. Prior to making such deduction or withholding, except in the case of any deduction or withholding required with respect to any compensatory payments or as a result of Seller’s failure to deliver the IRS Form W-9 in accordance with Section 9.05(b), Purchaser shall use commercially reasonable efforts to give Seller reasonable prior notice of its intent (or the intent of any of its Affiliates) to so withhold, and provide to Seller an explanation of the legal basis for such deduction or withholding in order to provide the Seller the opportunity to provide documentation necessary for reduction of or relief from such deduction or withholding. Any amounts so deducted or withheld and paid to the appropriate Governmental Authority shall be treated for all purposes as having been paid to the Person to whom such amounts would otherwise have been paid absent such deduction or withholding.

Article III
REPRESENTATIONS AND WARRANTIES
RELATED TO THE COMPANY GROUP

Seller hereby represents and warrants to Purchaser as of the Signing Date (except for those representations and warranties made as of a specific date, which shall be made only as of such date) as follows:

Section 3.01          Organization; Qualification. Each member of the Company Group is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite entity power and authority to own, lease and operate its assets and properties, and to carry on its business as it is now being conducted. Each member of the Company Group is duly qualified, registered or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the assets or property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified, registered or licensed and in good standing would not result in a Material Adverse Effect, and such jurisdictions are set forth on Section 3.01 of the Disclosure Schedule. True, correct and complete copies of the Organizational Documents of each member of the Company Group have been made available to Purchaser.

Section 3.02          Non-Contravention. Except as set forth in Section 3.02 of the Disclosure Schedule, none of the execution or delivery of this Agreement or the other Transaction Documents or the consummation of the Transactions will, directly or indirectly (with or without notice or the lapse of time, or both): (a) conflict with or result in any breach of or violate any provision of the Organizational Documents of any member of the Company Group; (b) conflict with, result in any breach of, violate or constitute a default under, give rise to any right of termination, cancellation, modification, amendment, revocation, suspension or acceleration under, or give rise to any preferential purchase right, right of first refusal, right of first offer or similar right under, any Material Contract; (c) assuming compliance with the matters referred to in Section 3.03, violate any Law to which any member of the Company Group is subject or by which any of the Company Assets are bound; (d) result in the creation of any Lien (other than Permitted Liens) on any Company Assets or the Purchased Shares; or (e) assuming compliance with the matters referred to in Section 3.03, contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Permit that is held by the Company Group; except, in the cases of clauses (b), (c), (d) and (e) for such conflicts, violations, Liens, contraventions, violations or rights as would not, individually or in the aggregate, reasonably be expected to be material to the Company Group, taken as a whole.

Section 3.03          Consents and Approvals. Other than with respect to the HSR Act, no Consent is necessary for the consummation by any member of the Company Group of the Transactions contemplated by the Transaction Documents to which it is a party, except for such authorizations, consents or approvals that, if not obtained, would not reasonably be expected to be material to the Company Group, taken as a whole.

Section 3.04          Capitalization.

(a)             All of the Company Stock is duly authorized, validly issued, fully paid and non-assessable, and none of the Company Stock is subject to or was issued in violation of any applicable securities Laws, purchase option, call option, right of first refusal, preemptive right, subscription right, or any similar right under any provision of any applicable Law, the Organizational Documents of the Company or any Contract to which the Company is a party or by which the Company is bound. As of immediately prior to the Closing, all of the Company Stock is held of record and beneficially owned by Seller free and clear of any Lien (except for Permitted Liens).

(b)             Section 3.04 of the Disclosure Schedule sets forth a complete and correct list of the classes and amounts of the Company’s authorized ownership interests, the amount of its issued or outstanding Equity Interests of each class, and the record and beneficial owners of all of its issued and outstanding Equity Interests and there are no other shares of capital stock or other Equity Interests in the Company issued, reserved for issuance, or outstanding.

(c)             There are no outstanding obligations of any member of the Company Group to provide funds to or make any investment in (in either case, in the form of a loan, capital contribution, purchase of an Equity Interest (whether from the issuer or another Person) or otherwise) any other Person.

(d)             There are no Contracts (including options, warrants, convertible securities, calls, puts and preemptive rights, other than to the extent set forth in the Organizational Documents of the Company) obligating the Company Group to: (i) issue, sell, pledge, dispose of or subject to any Lien (other than Permitted Liens) any Equity Interests of any member of the Company Group; (ii) redeem, purchase or acquire in any manner any Equity Interests of any member of the Company Group; or (iii) make any dividend or distribution of any kind with respect to any Equity Interests of any member of the Company Group.

(e)             There are no outstanding or authorized equity appreciation, phantom equity, restricted equity, equity option, profit participation, or similar rights with respect to the Equity Interests of any member of the Company Group. Other than as set forth in the Organizational Documents of the Company Group, there are no voting trusts, proxies, or similar agreements or understandings with respect to the voting of the Equity Interests of any member of the Company Group.

(f)             The Company has no outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the equity holders of any member of the Company Group on any matter.

Section 3.05          Subsidiary Interests.

(a)             Section 3.05(a) of the Disclosure Schedule sets forth the number of issued and outstanding Equity Interests of the Company Subsidiary (the “Subsidiary Interests”) and the names of the record holders thereof. All of the Subsidiary Interests are owned by the owners thereof as set forth in Section 3.05(a) of the Disclosure Schedule free and clear of all Liens other than Permitted Liens. The Subsidiary Interests constitute all of the issued and outstanding Equity Interests in the Company Subsidiary. The Subsidiary Interests have been duly authorized, validly issued and are fully paid and non-assessable, and were not issued in violation of any purchase option, call option, right of first refusal or preemptive right. There are no outstanding or authorized equity appreciation, phantom stock, profit participation, preemptive rights, registration rights, approval rights, proxies or rights of first refusal affecting the Subsidiary Interests.

(b)             The Company has no assets or operations other than those related to its ownership of 100% of the Equity Interests of the Company Subsidiary, and the Company has no liabilities outstanding other than liabilities related to such ownership.

(c)             Except as set forth on Section 3.05(c) of the Disclosure Schedule, the Company and the Company Subsidiary do not own, and during the Lookback Period have never owned, directly or indirectly, any Equity Interest in any Person.

Section 3.06          Compliance with Law. Except as set forth in Section 3.06 of the Disclosure Schedule:

(a)             Each member of the Company Group is and, to the Knowledge of Seller, the directors and officers of the Company Group (in their capacity as such) are, and have during the Lookback Period been, in material compliance with all Laws applicable to the Company Group, the Business and the Company Assets, and no written notice, charge or assertion has during the Lookback Period been received by Seller or any member of the Company Group or, to the Knowledge of Seller, threatened against Seller or any member of the Company Group alleging any material non-compliance with any such Laws by any member of the Company Group or the directors and officers of the Company Group (in their capacity as such).

(b)             (i) During the Lookback Period, no member of the Company Group has entered into or been subject to any Order (excluding Orders of general applicability that are not targeted at the Company Group) with respect to any material aspect of the Business, and none of Seller or any member of the Company Group has received any written request for information, notice, demand letter, administrative inquiry or formal or informal complaint or Action from any Governmental Authority arising out of or relating to any member of the Company Group’s material failure to comply with any Law, and (ii) to the Knowledge of Seller (A) no formal or informal investigation or review related to the material failure to comply with any Law by any member of the Company Group is being conducted by any commission, board or Governmental Authority and (B) no such investigation or review is scheduled, pending or, threatened, except, in each case, where such non-compliance would not, individually or in the aggregate, reasonably be expected to be material to the Company Group, taken as a whole.

(c)             Except as set forth on Section 3.06(c) of the Disclosure Schedule, during the Lookback Period, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company Group, taken as a whole, there has not been any Action relating to sex-based discrimination, sexual harassment or sexual misconduct, or breach of any Company Group policy relating to the foregoing, in each case, involving any member of the Company Group or any current or former supervisory employee, director or officer of any member of the Company Group. Except as set forth on Section 3.06(c) of the Disclosure Schedule, during the Lookback Period, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company Group, taken as a whole, there have not been any settlements or similar out-of-court or pre-litigation arrangements relating to any such matters, nor, to the Knowledge of Seller, has any such Action been threatened.

(d)             Neither the Company Group nor any of its Affiliates, directors, officers, employees or agents is a Sanctions Target.

(e)             The Company Group is, and during the Lookback Period has been in material compliance with applicable International Trade Laws.

Section 3.07          Real Property.

(a)             Except as set forth in Section 3.07(a) of the Disclosure Schedule, the Company Group does not own any Real Property in fee simple.

(b)             Section 3.07(b) of the Disclosure Schedule sets forth the tracts of Real Property to which any member of the Company Group has any leasehold, subleasehold or other occupancy right, title, interest or possession,. True, correct and complete copies of each lease, sublease, license, concession or other agreement for the use or occupancy of Real Property (such leases, subleases, licenses, concessions and other agreements, together with all amendments, modifications, supplements, estoppel certificates and related subordination non-disturbance and attornment agreements, the “Leases” and all such Real Property, the “Leased Real Property”), have been made available to Purchaser. Section 3.07(b) of the Disclosure Schedule sets forth the (i) street address of all Leased Real Property and (ii) the Lease documents pursuant to which such Leased Real Property is leased, subleased or licensed.

(c)             The applicable member of the Company Group: has a valid leasehold, subleasehold or other interest in the Leases to which such member of the Company Group is a party or is otherwise bound and each such leasehold or other interest is in full force and effect and constitutes a legal and binding obligation of such member of the Company Group and is held by such member of the Company Group free and clear of all Liens, other than Permitted Liens. With respect to each of the Leases, (i) no event has occurred, and no condition or circumstance exists, that constitutes, or, to the Knowledge of Seller, that with the giving of notice or the passage of time or both would constitute, a material default under any Lease by any member of the Company Group or, to the Knowledge of Seller, by any other party to any Lease, and (ii) except as set forth on Section 3.07(c) of the Disclosure Schedule, no party under any Leases has delivered written notice to Seller or the Company Group with respect to any breach or default thereunder. Except as set forth on Section 3.07(c) of the Disclosure Schedule no member of the Company Group has subleased, licensed or sublicensed or otherwise granted any Person the right to use or occupy any Real Property. No member of the Company Group is party to any contract for the purchase, sale, assignment or transfer of any interest in Real Property or other real property other than the Alexander PA (as defined below). There are no past due amounts due under the Leases and no guaranties or letters of credit have been provided, or are required to be provided, with respect to the Leases. The current use of the Real Property for the Business, and all improvements thereon, complies with applicable Laws (including zoning laws) in all material respects. The current use of the Leased Real Property for the Business is permitted under each Lease. The Company Group does not hold any easements, rights-of-way or similar interests in real property.

(d)             Pursuant to the Purchase Agreement, dated January 5, 2025, by and among the Company Subsidiary, as seller, and Derek Thompson and Mariah Thompson, collectively as buyer, as amended January 20, 2025 (as amended or assigned, the “Alexander PA”), the Company Subsidiary has agreed to sell the property located at 4121 144th Avenue NW, Alexander, North Dakota 58831. Seller has provided Purchaser with a true, correct and complete copy of the Alexander PA. All representations made by the Company Subsidiary under the Alexander PA are true and correct and the Company Subsidiary has complied in all material respects with its obligations under the Alexander PA.

(e)             Neither Seller nor any member of the Company Group has received any written notice from a Governmental Authority alleging that any Real Property, or the use of Real Property by any member of the Company Group, is in violation, in any material respect, of any applicable Law.

(f)             There are no eminent domain, land-use, Permit-related or other similar Actions pending or, to the Knowledge of Seller, threatened, by any Governmental Authority with respect to any Real Property, and neither Seller nor any member of the Company Group has received written notice from a Governmental Authority that any Permit to use the Real Property will not be renewed upon expiration or that any material condition will be imposed to use or renew the same, in each case, other than those Permits the failure of which to possess would not reasonably be expected to be material to the Company Group, taken as a whole.

(g)             Other than as would not reasonably be expected to have a Material Adverse Effect or to the extent constituting a Permitted Lien, (i) all tangible personal property, buildings, improvements, equipment, facilities, appurtenances and other tangible assets of the Company Group members are located within the boundaries of the Real Property, and (ii) none of the foregoing overlap or encroach upon the real property of any third parties.

(h)             Seller has delivered to Purchaser true and complete copies of all title commitments and policies, surveys, engineering consultants’ reports, property condition reports and similar reports with respect to the Leased Real Property, if any, to the extent within the possession or control of Seller or its Affiliates.

Section 3.08          Tangible Personal Property.

(a)             The applicable member of the Company Group has good and valid title to (or a valid leasehold interest in) the Tangible Personal Property currently owned or used by it in the Business, which includes the Tangible Person Property set forth on Section 3.08(c) through Section 3.08(f) of the Disclosure Schedule, and such title or leasehold interests are free and clear of all Liens, except Permitted Liens. Except for the Tangible Personal Property set forth on Section 3.08(a) of the Disclosure Schedule, upon the consummation of the Transactions, the Company Group will have good and valid title to, or valid right to use, the Tangible Personal Property which is owned by the Company Group free and clear of all Liens, except Permitted Liens.

(b)             Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company Group, taken as a whole, all Tangible Personal Property currently owned or used by a member of the Company Group in the Business is (i) in operating condition in all material respects, other than any Tangible Personal Property assets that are in the process of repair, service or inspection in the ordinary course of business, subject to normal wear and tear and maintenance in the ordinary course of business and (ii) adequate for the use to which it is put in the Business as currently conducted.

(c)             Section 3.08(c) of the Disclosure Schedule is a true, correct and complete list, as of the Signing Date, of, and sets forth, (i) (A) all generators owned by the Company Group, (B) all generators manufactured or remanufactured by the Company Group, (C) all generators leased by the Company Group from another Person and (D) all generators subject to a lease with a rental purchase option (collectively, the “Generators”) and (ii) with respect to each Generator, (A) the manufacturer and remanufacturer of such Generator and the manufacturer of the engine utilized in such Generator, (B) the rating (in kilowatts) of such Generator, (C) the age of such Generator since acquisition by the Company Group, (D) the run time of such Generator (in hours since manufacture or the last remanufacture, as applicable) and (E) the identifier or number of such Generator. Other than the Certificated Assets, none of the Generators are subject to certificate of title statutes or regulations under which a security interest in such Generators is perfected by an indication on the certificate of title of such Generators (in lieu of filing of financing statements).

(d)             Section 3.08(d) of the Disclosure Schedule is a true, correct and complete list of (i) any Generator (and such Generator’s unit number) that as of the Signing Date, has an engine overhaul, rebuild or reconstruction in progress and (ii) whether such engine overhaul, rebuild or reconstruction is partial or complete.

(e)             Section 3.08(e) of the Disclosure Schedule is a true, correct and complete list of (i) each trailer owned by a member of the Company Group and (ii) the VIN of each such trailer.

(f)             Section 3.08(f) of the Disclosure Schedule is a true, correct and complete list of, and sets forth, all material Tangible Personal Property with a book value in excess of $0 owned, leased or used by the Company Group in connection with the Business.

(g)             With respect to all Tangible Personal Property subject to certificate-of-title statutes or regulations, the Company Group or its lender has physical possession of the certificates of title with respect to such Tangible Personal Property (such Tangible Personal Property, the “Certificated Assets”), and each such certificate of title lists the applicable member of the Company Group as the owner of the applicable Certificated Asset. Section 3.08(g) of the Disclosure Schedule is a true, correct and complete list of, and sets forth, the Certificated Assets and designates the member of the Company Group that is the owner of each Certificated Asset.

(h)             On the Closing Date, all Tangible Personal Property shall be located on the Leased Real Property, on location with a customer or vendor of the Company in accordance with the records of the Company or in transit between such customer or vendor location and the Leased Real Property.

Section 3.09          Financial Statements; Indebtedness.

(a)             Seller has made available to Purchaser copies of (i) the audited consolidated balance sheets of Seller and its Subsidiaries as of December 31, 2023 (the “Company Balance Sheet”) and as of December 31, 2022 and the related audited consolidated statements of income, members’ equity and cash flows for the 12-month periods then ended, (ii) the unaudited financial statements consisting of the consolidated unaudited balance sheet of Seller and its Subsidiaries as of December 31, 2024 (the “Interim Company Balance Sheet”) and the related consolidated unaudited statements of income and cash flows for the 12-month period ended December 31, 2024 (clauses (i) and (ii), collectively, the “Company Financial Statements”). The applicable Company Financial Statements (x) have been prepared in accordance with GAAP, except that the Interim Company Balance Sheets and related consolidated unaudited statements of income and cash flows do not include notes to the financial statements or year-end adjustments, (y) were derived from the books and records of Seller and the Company Group and (z) present fairly, in all material respects, the financial position and results of operations of Seller and the Company Group in accordance with GAAP as of the dates and for the periods indicated therein.

(b)             The Company Group has no Liabilities of the type required to be reflected on a balance sheet prepared in accordance with GAAP, except for Liabilities (i) reflected or reserved against in the Company Financial Statements, (ii) incurred in the ordinary course of business since the date of the Interim Company Balance Sheet; provided that the Parties acknowledge and agree that (x) incurrences of new Indebtedness for borrowed money (which shall not include draw-downs on existing credit facilities or other sources of Indebtedness) and (y) Liabilities arising as a result of any breach of any Contract or Permit or violation of any Law shall in no event be deemed to be in the ordinary course of business, (iii) incurred under this Agreement or in connection with the Transactions, (iv) that would not reasonably be expected to be material to the Company Group, taken as a whole or (v) disclosed in Section 3.09(b) of the Disclosure Schedule.

(c)             Except as set forth in Section 3.09(c) of the Disclosure Schedule, no member of the Company Group has any Indebtedness of the types referred to in clauses (a)-(f) of the definition of Indebtedness.

(d)             The Company Group has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on or for any Indebtedness of any other Person.

(e)             There are no off-balance sheet arrangements of the type that would be required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act if any member of the Company Group were a reporting company under the Exchange Act pertaining to the Company Group.

(f)             The Seller and the Company Group maintain the system of internal controls and procedures over financial reporting referred to in the audit report with respect to the Company Financial Statements.

(g)             No member of the Company Group has identified nor does Seller have Knowledge of (i) any illegal act, fraud or corporate misappropriation, whether or not material, that involves any employee or member of management of any member of the Company Group, in each case, with respect to the Company Group or the Business, (ii) any material weakness in the design or operation of internal controls and procedures referred to in the audit report with respect to the Company Financial Statements or (iii) any Action or allegation regarding any of the foregoing.

(h)             Neither Seller nor any member of the Company Group has any “predecessor(s)” for financial reporting purposes within the meaning of such term as set forth in Rule 405 under the Securities Act and/or as contemplated by the financial reporting requirements of Regulation S-X promulgated under the Securities Act.

Section 3.10          Absence of Certain Changes. Except as expressly contemplated by this Agreement or as set forth on Section 3.10 of the Disclosure Schedule, since December 31, 2024: (a) no Material Adverse Effect has occurred and (b) no action has been taken with respect to the Company Group which, if taken after the Signing Date but prior to the Closing would constitute a violation of Section 6.01. Except as set forth on Section 3.10 of the Disclosure Schedule, since December 31, 2024, there has not occurred any Event of Loss to any portion of the Company Assets whether covered by insurance or not, having a replacement value of more than $500,000 for any single loss or $1,500,000 for all such losses.

Section 3.11          Regulatory Matters.

(a)             No member of the Company Group or the Company Assets are regulated by the Federal Energy Regulatory Commission (“FERC”), and neither Seller nor any member of the Company Group have received written notice from FERC indicating that (i) any member of the Company Group or any of the Company Assets are being regulated or will be regulated by FERC or (ii) that FERC considers any member of the Company Group or any of the Company Assets to be subject to regulation by FERC. No member of the Company Group sells electric energy.

(b)             Neither Seller, nor any member of the Company Group is an “electric utility,” “public utility,” “utility,” or any similar designation that would subject Seller or any member of the Company Group to regulation by any state utility commission or similar Governmental Authority in a state with respect to the rates or terms or conditions of service of the respective assets or operations, including under any laws, rules, or regulations of the State of Texas, State of New Mexico, State of Colorado, State of Utah, State of Wyoming, State of North Dakota, or any other state, municipality, or locality.

Section 3.12          Environmental Matters.

(a)             Except as to matters set forth on Section 3.12 of the Disclosure Schedule:

(i)             each member of the Company Group is, and during the Lookback Period has been, in compliance in all material respects with all Environmental Laws (including with respect to the terms and conditions of all Environmental Permits);

(ii)             the applicable member of the Company Group possesses all material Environmental Permits;

(iii)             no member of the Company Group, nor any of the Company Assets or the Business, are subject to any pending or, to the Knowledge of Seller, threatened Environmental Claims that would reasonably be expected, individually or in the aggregate, to result in material Environmental Costs and Liabilities; and

(iv)             there has been no unauthorized Release of Hazardous Substances by any member of the Company Group required to be reported to any Governmental Authority under any Environmental Law (1) on, at, under, to, or from any of the Real Property, (2) to the Knowledge of Seller, on, at, under, to or from any property formerly owned, operated, leased or occupied by any member of the Company Group, or (3) from or in connection with the Company Group’s operations, including pursuant to any contractual obligations of the Company Group to report such a Release, in each case, in a manner that would, individually or in the aggregate, reasonably be expected to result in any material Environmental Costs and Liabilities, in each case, that remains unresolved or that otherwise remains pending.

(b)             Seller has made available all material non-privileged written materials within the possession and control of Seller or the Company Group addressing any material Liability (to be measured relative to the entire business of the Company Group, as currently conducted) by any member of the Company Group under, Environmental Laws and Environmental Costs and Liabilities associated therewith, including (i) Environmental Permits, (ii) Phase I environmental site assessment reports relating to the Real Property, and (iii) any other material environmental data related to the Business or the Real Property.

Section 3.13          Material Contracts.

(a)             Section 3.13(a) of the Disclosure Schedule sets forth each of the following Contracts that a member of the Company Group is a party to or by which it is bound that:

(i)             relates to the purchase or sale of materials, supplies, goods, services, real property or other assets and that (1) provides for aggregate payments by or to the Company Group in excess of $250,000, calculated on an annualized basis and (2) cannot be terminated by the Company Group on 90 days or less notice without payment by the applicable member of the Company Group of any penalty or fee;

(ii)             is an agreement for the furnishing of services by any member of the Company Group to any of its customers that involves a binding commitment by such customer with aggregate payments to such member of the Company Group in excess of $250,000, calculated on an annualized basis;

(iii)             contains any (A) provision or covenant, which after the Closing will apply to the Business, restricting any member of the Company Group from engaging in any lawful business activity or competing with any Person, other than customary non-disclosure agreements and non-solicitation provisions contained therein or (B) minimum commitment, exclusivity or “most favored nation” provisions;

(iv)             is a lease or sublease of Tangible Personal Property involving, or expected to involve, aggregate payments by any member of the Company Group in excess of $250,000 calculated on an annualized basis;

(v)             is an agreement pursuant to which (A) Intellectual Property that is material to the Business or involves consideration in excess of $70,000 is licensed to any member of the Company Group (other than license agreements for COTS) or (B) a member of the Company Group has granted a right with respect to Intellectual Property that is material to the Business or involves consideration in excess of $70,000;

(vi)             is an indenture, mortgage, promissory note, loan agreement, guaranty or other Contract, in each case, that relates to the creation, incurrence, assumption or guarantee of any Indebtedness for borrowed money by any member of the Company Group, or is a Capitalized Lease;

(vii)             grants any third Person, or obligates any member of the Company Group to exercise, an option or other preferential right to purchase, sell, lease, encumber or transfer any right, title or interest in and to any material property;

(viii)             (A) relates to the acquisition, issuance, voting, registration, sale, or transfer of any Equity Interests, (B) provides any Person with any preemptive right, right of participation, right of maintenance, or any similar right with respect to any securities or (C) provides any member of the Company Group with any right of first refusal with respect to, or right to repurchase or redeem, any securities, in each case, except for the Organizational Documents of the Company Group or any agreement entered into in connection with the Transactions;

(ix)             provides for indemnification of any officer or director of any member of the Company Group by a member of the Company Group except for the Organizational Documents of the Company Group;

(x)             relates to any commodity or interest rate swap, cap or collar agreements, or other similar hedging or derivative transactions;

(xi)             is in respect of the formation of any partnership or joint venture or otherwise relates to the joint ownership or operation of the Company Assets;

(xii)             is an Affiliate Transaction;

(xiii)             is a Government Contract;

(xiv)             is an acquisition, merger or similar Contract or other Contract relating to the acquisition or disposition of Equity Interests or all or substantially all assets of any Person (or any division thereof) (other than Contracts in respect of the purchase of inventory in the ordinary course of business) during the Lookback Period with respect to which there remains outstanding obligations on the part of the Company Group;

(xv)             is a contract for the employment, hire, retention or severance of any directors, officers or employees with annualized base compensation equal to or greater than $100,000 which Contract cannot be terminated by the Company Group without penalty (including any severance pay) or notice of thirty (30) days or less;

(xvi)             is with a Key Customer or Key Supplier;

(xvii)             is a security agreement, pledge, mortgage, deed of trust or other agreement granting a Lien (other than a Permitted Lien) on any of the Company Assets; and

(xviii)             includes any outstanding powers of attorney empowering any Person to act on behalf of any member of the Company Group.

(b)             Each Contract disclosed (or required to be disclosed) pursuant to Section 3.13(a) (collectively, the “Material Contracts”) is (i) in full force and effect and is the legal, valid and binding obligation of the applicable member of the Company Group and, to the Knowledge of Seller, any other Person party thereto, and (ii) enforceable by the applicable member of the Company Group in accordance with its terms, except as to the effect, if any, of: (x) applicable bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting the rights of creditors generally and (y) rules of law governing specific performance, injunctive relief and other equitable remedies (collectively, the “General Enforceability Exceptions”). No Material Contract has been terminated, and neither the applicable member of the Company Group nor, to the Knowledge of Seller, any other Person party thereto, is in material breach or default under any Material Contract. To the Knowledge of Seller, no event has occurred that with or without notice or lapse of time, or both, would constitute a breach or default on the part of the applicable member of the Company Group or, to the Knowledge of Seller, any other party to any Material Contract, and which would give rise to notice, modification, acceleration, payment cancellation or termination by the applicable member of the Company Group under, or in any manner release any party thereto from any obligation under any Material Contract. No party has asserted in writing any right to offset, discount or otherwise abate any amount owing under any Material Contract except as expressly set forth in such Material Contract or by operation of Law. No member of the Company Group has received any written notice from, nor does Seller have any Knowledge that, a counterparty to any Material Contract is terminating, not renewing, modifying, repudiating or rescinding such Material Contract. Neither Seller nor the applicable member of the Company Group has received written (or, to the Knowledge of Seller, other) notice regarding any actual or alleged violation or breach of, or default under any Material Contract. Except as set forth in Section 3.13(b) of the Disclosure Schedule: (i) to the Knowledge of Seller, (A) no facts exist which would render the performance of a party to a Material Contract of its obligations thereunder unlikely and (B) no party to a Material Contract has asserted in writing a force majeure with respect thereto; and (iii) there are no pending material disputes under any Material Contracts.

Section 3.14          Legal Proceedings; Orders. Except as set forth on Section 3.14 of the Disclosure Schedule, there are no (a) Actions pending or, to the Knowledge of Seller, threatened against any member of the Company Group or any of their respective Representatives with respect to the Business or (b) Orders of any Governmental Authority (excluding Orders of general applicability that are not targeted at the Company Group) outstanding against any member of the Company Group or any of their respective Representatives with respect to the Business, except, in each case, that (i) would not, individually or in the aggregate, reasonably be expected to be material to the Company Group, taken as a whole or (ii) materially interfere with, or would reasonably be expected to materially interfere with, the consummation of the Transactions.

Section 3.15          Permits. Section 3.15 of the Disclosure Schedule sets forth a true, correct and complete list of all material Permits held or used by each member of the Company Group (the “Scheduled Permits”), which are all of the material Permits necessary for the Company Group to conduct the Business as currently conducted. Except as set forth in Section 3.15 of the Disclosure Schedule, (a) all Scheduled Permits are valid and in full force and effect in all material respects and no Scheduled Permit is subject to termination as a result of the execution of this Agreement; (b) the Company Group has been during the Lookback Period and is currently in compliance in all material respects with all Scheduled Permits; (c) the Company Group has not received any written, or to the Knowledge of Seller, other notice of any current violations of any Scheduled Permits; (d) the Company Group has not received any written, or to the Knowledge of Seller, other notice of the suspension, cancellation or termination of any Scheduled Permits or the assessment of any fines or penalties against the Company Group relating thereto, and to the Knowledge of Seller, (i) no suspension, revocation, nonrenewal, cancellation or termination of any Scheduled Permits or the assessment of any fines or penalties relating thereto is threatened or imminent and (ii) no condition exists that with or without notice or lapse of time or both could give rise to any such suspension, revocation, nonrenewal, cancellation or termination.

Section 3.16          Taxes.

(a)             All income and other material Tax Returns required to be filed by the Company Group have been timely filed, and all such Tax Returns are true, correct and complete in all material respects. All income Taxes and other material amounts of Taxes required to be paid by the Company Group, or for which the Company Group would be liable, have been timely paid in full, whether or not shown on any Tax Return. All material amounts of Tax withholding obligations imposed on the Company Group have been satisfied in all material respects. The Company Group has complied in all material respects with all information reporting requirements with respect to Taxes of the Company Group.

(b)             The aggregate unpaid Taxes of the Company Group did not, as of the date of the Interim Company Balance Sheet, materially exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book income and tax income) set forth on the face of the Interim Company Balance Sheet (and not in any notes thereto) and will not, as of the Closing Date, materially exceed such accruals and reserves as adjusted for the passage of time in the ordinary course of business through the Closing Date.

(c)             There are no Liens for material Taxes (other than Permitted Liens) on the Company Stock or any of the Company Assets.

(d)             There are no Actions pending against any member of the Company Group for any income Taxes or other material amounts of Taxes, and no assessment, deficiency or adjustment with respect to any income Taxes or other material amounts of Taxes has been asserted, or proposed or threatened in writing, with respect to any member of the Company Group. No Tax audits or administrative or judicial proceedings are being conducted, are pending or have been threatened in writing with respect to any member of the Company Group.

(e)             No power of attorney that is currently in force has been granted with respect to Tax matters of the Company Group.

(f)             There are no agreements, waivers or other arrangements in force or effect providing for an extension of time for the assessment or collection of any Tax with respect to any member of the Company Group. No member of the Company Group is the beneficiary of any extension of time (other than an automatic extension of time not requiring the consent of the Internal Revenue Service or any other Governmental Authority) within which to file any material Tax Return not previously filed.

(g)             No member of the Company Group is a party to or bound by any Tax allocation, sharing, indemnity or similar agreement or arrangement (other than commercial agreements not primarily related to Taxes and entered in the ordinary course of business) with any Person. No member of the Company Group (i) has ever been a member of any Consolidated Group (other than the Consolidated Group the common parent of which is the Company) or (ii) has any liability for the Taxes of any Person under Treasury Regulations § 1.1502-6 (or any corresponding provisions of U.S. state or local or non-U.S. Law), as a transferee or successor, by Contract, or otherwise.

(h)             No written claim has ever been made by a Governmental Authority in a jurisdiction in which any member of the Company Group does not file Tax Returns or pay Taxes that such member of the Company Group is or may be required to file a Tax Return or pay Taxes in that jurisdiction.

(i)             No member of the Company Group has entered into any written agreement or arrangement with any Governmental Authority to secure Tax benefits not otherwise available.

(j)             No member of the Company Group has constituted a “controlled corporation” or a “distributing corporation” (each within the meaning of Section 355(a)(1) of the Code) in any distribution that was purported or intended to qualify for tax-free treatment, in whole or in part, under Section 355 of the Code (or any corresponding or similar provision of U.S. state or local or non-U.S. Law) during the two-year period ending on the date of this Agreement or in a distribution that would otherwise constitute part of a “plan” or a “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

(k)             No member of the Company Group (i) is or has been a party to a transaction that is a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b), or any other transaction requiring disclosure under corresponding or similar provisions of U.S. state or local or non-U.S. Tax Law, (ii) has claimed any deduction, credit, or other tax benefit by reason of any “tax shelter” within the meaning of former Section 6111(c) of the Code and the Treasury Regulations thereunder or any “confidential corporate tax shelter” within the meaning of former Section 6111(d) of the Code and the Treasury Regulations thereunder, or (iii) has purchased or otherwise acquired an interest in any “potentially abusive tax shelter” within the meaning of Treasury Regulations Section 301.6112-1. The Company Group has disclosed on its Tax Returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code (or any corresponding or similar provision of U.S. state or local or non-U.S. Tax Law).

(l)             The Company Group will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of: (i) an adjustment under Section 481(a) of the Code (or any corresponding or similar provision of U.S. state or local or non-U.S. Tax Law) by reason of a change in method of accounting prior to the Closing for a taxable period ending on or prior to the Closing Date; (ii) a “closing agreement” described in Section 7121 of the Code (or any corresponding or similar provision of U.S. state or local or non-U.S. Tax Law) executed prior to the Closing; (iii) an intercompany transaction, deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) entered into or created prior to the Closing; (iv) an installment sale or open transaction disposition made prior to the Closing; (v) use of the cash method, long-term contract method or any improper method of accounting utilized prior to the Closing; or (vi) a prepaid amount received prior to the Closing.

(m)             No private letter rulings, technical advice memoranda or similar rulings with respect to Tax matters of the Company Group have been requested in writing or obtained from any Governmental Authority.

(n)             There is no material property or obligation of the Company Group, including uncashed checks to vendors, customers, or employees, non-refunded overpayments, or unclaimed subscription balances, that is escheatable or reportable as unclaimed property to any state or municipality under any applicable escheatment or unclaimed property laws.

(o)             All of the material Company Assets have been properly listed and described on the property Tax rolls for the Tax units in which such Company Assets are located, and no material portion of the Company Assets constitutes omitted property for property Tax purposes.

(p)             None of the Company Assets consist of any interest in any entity that is treated for U.S. federal (or any applicable U.S. state or local) income Tax purposes as a partnership or are subject to any tax partnership agreement or any arrangement requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code or similar provision of U.S. state or local or non-U.S. Tax Law.

(q)             No member of the Company Group has engaged in a trade or business in, had a permanent establishment (within the meaning of an applicable Tax treaty or convention between the United States and such foreign country), fixed place of business or similar presence in, or been managed or controlled from, any country other than the country of its formation.

(r)             All material related party transactions or arrangements involving the Company Group have been conducted at arm’s length in material compliance with Section 482 of the Code and the Treasury Regulations promulgated thereunder (and any corresponding provisions of any other state, local or non-U.S. Tax Law), and any other applicable Tax Laws on transfer pricing, and all such transactions and arrangements comply in all material respects with all requirements (including documentary, retention and filing requirements) with respect to any such Tax Law.

(s)             No member of the Company Group has any outstanding liability for material Taxes pursuant to Section 965 of the Code, including as a result of making an election pursuant to Section 965(h) of the Code, is a party to a gain recognition agreement under Section 367 of the Code, or owns directly or indirectly, or to the Knowledge of Seller, constructively, any interest in any foreign Person.

(t)             For U.S. federal income Tax purposes, and all applicable state and local Tax purposes, each member of the Company Group is, and has been since its formation, classified as a “C corporation”.

Section 3.17          Employee Benefits.

(a)             Other than as set forth on Section 3.17(a) of the Disclosure Schedule, no member of the Company Group maintains, sponsors, contributes to or is required to contribute to, or has during the previous six years, maintained, sponsored, contributed to or been required to contribute to, any material Employee Benefit Plan, other than employment agreements or offer letters that provide for at-will employment that may be terminated on less than 30 days’ notice without severance pay obligations.

(b)             No member of the Company Group contributes to nor is required to contribute to or has, in the previous six years, sponsored, maintained or contributed to, or has been required to contribute to, or has any current or contingent Liability with respect to, any of the following: (i) any Employee Benefit Plan that is subject to Title IV of ERISA or Section 302 of ERISA or Section 412, 430 or 4971 of the Code; (ii) any plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA; (iii) any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA; or (iv) a multiple employer welfare arrangement (as defined in Section 3(40) of ERISA).

(c)             With respect to each Employee Benefit Plan, the Company Group has made available to Purchaser complete and correct copies of, to the extent applicable, (i) such Employee Benefit Plan, including any amendment thereto (or, in the case of any unwritten Employee Benefit Plan, a written description thereof), (ii) each material trust, insurance, annuity or other funding arrangement or amendment related thereto, (iii) the most recent summary plan description and any summary of material modifications prepared, (iv) the three most recent audited financial statements and actuarial or other valuation reports prepared with respect thereto, (v) the most recent determination or opinion letter from the IRS and (vi) the three most recent annual reports on Form 5500 (or comparable form).

(d)             Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and all applicable Laws, including ERISA and the Code.

(e)             Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualified status and no fact or event has occurred that could reasonably be expected to cause the loss of the Tax qualified status of any such Employee Benefit Plan or the Tax exempt status of any associated trust.

(f)             There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Employee Benefit Plan.

(g)             No Action is pending or to the Knowledge of Seller, is threatened, against or with respect to any such Employee Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims).

(h)             To the Knowledge of Seller, there does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be, or could reasonably be expected to become, a material Liability (to be measured relative to the entire business of the Company Group, as currently conducted) of Parent, Purchaser or any of its Affiliates following the Closing.

(i)             No member of the Company Group has any post-termination or post-retirement Liability for life, health, medical or other welfare benefits to former or current Business Employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company Group.

(j)             Except as set forth in Section 3.17(j) of the Disclosure Schedule, neither the execution of this Agreement, equity holder approval of this Agreement, nor the consummation of the Transactions (whether alone or in connection with any subsequent event(s) including any termination of employment), will (i) entitle any Business Employee to any material compensation benefit (including bonus, retention or severance pay) under any of the Employee Benefits Plan, (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of material compensation or benefits under any of the Employee Benefit Plans, (iii) material increase the amount of compensation or benefits due to any Business Employee, or (iv) result in the payment of any amount that would not be deductible by reason of Section 280G of the Code or would be expected to be subject to an excise Tax under Section 4999 of the Code.

(k)             No member of the Company Group is a party to any contract containing an indemnity or gross-up obligation on or after the Closing for any Taxes imposed under Section 4999 or Section 409A of the Code (or any corresponding provisions of state, local or non-U.S. Tax Law).

Section 3.18          Labor Matters.

(a)             Seller has delivered to Purchaser a true, correct and complete list, as of the Signing Date, that contains the name, job title, annualized base salary or hourly base wage as applicable, target bonus opportunity, and principal location of employment of each current Business Employee (the “Employee Census”).

(b)             No member of the Company Group is a party to any collective bargaining agreements with any labor union or similar labor organization with respect to any Business Employees. No member of the Company Group has received any written notice (i) from any labor union or group of employees that such union or group represents or believes or claims it represents or intends to represent any employees of any member of the Company Group nor (ii) of any claim of unfair labor practices.

(c)             The Company is, and during the Lookback Period has been, in compliance in all material respects with all Laws with respect to labor and employment and the engagement of independent contractors (including the Fair Labor Standards Act and all Laws regarding wages and hours, classification of employees and contractors, collective bargaining, labor relations, anti-discrimination, anti-retaliation, recordkeeping, employee leave, Tax withholding and reporting, immigration and safety). Each present and former independent contractor of the Company Group who has provided services with respect to the Company Group prior to the Signing Date has been paid (and as of the Closing Date will have been paid) all compensation and other sums owed to such independent contractor that were due on or prior to the Signing Date and the Closing Date. No Person has made in writing, or to the Knowledge of Seller, threatened to make, any claim that any independent contractor engaged to provide services by the Company Group is not authorized to work in the United States or not properly classified as an independent contractor under applicable Laws.

(d)             Each independent contractor who provides, or provided during the Lookback Period, services to the Company is, and has been during the Lookback Period, properly classified in all material respects as an “independent contractor” under all applicable Laws.

(e)             Except as set forth on Section 3.18(e) of the Disclosure Schedule, there are no, and there have been no, Actions pending or, to the Knowledge of Seller, threatened by or before any Governmental Authority or arbitrator relating to labor or employment practices, or any alleged non-compliance with labor or employment Laws and there are no Actions pending or, to the Knowledge of Seller, threatened, against any member of the Company Group and brought by or on behalf of any current or former Business Employee with respect to or relating to the Business or any member of the Company Group.

Section 3.19          Affiliate Transactions. Except as set forth on Section 3.19 of the Disclosure Schedule: (a) other than the Organizational Documents of the Company Group, there are no loans, leases or other Contracts between a member of the Company Group, on the one hand, and Seller, any of its Affiliates (other than any member of the Company Group), or any of Seller’s or any of its Affiliates’ respective directors, officers or employees (or any members of such director’s or executive officer’s “immediate family” (as defined in Rule 16a-1 of the Securities Act)), on the other hand (each, an “Affiliate Transaction”), (b) none of Seller, any of its Affiliates (other than the Company Group), or any of their respective directors, officers or employees (nor any members of such director’s or executive officer’s “immediate family” (as defined in Rule 16a-1 of the Securities Act)) has any ownership interest in any of the Company Assets (other than in the case of Seller, solely with respect to its ownership of the Company Stock), (c) the Company does not have any Liabilities to any of Seller, any of its Affiliates, or any of their respective directors, officers or employees (or any members of such director’s or executive officer’s “immediate family” (as defined in Rule 16a-1 of the Securities Act)) and (d) none of Seller, any of its Affiliates, or any of their respective directors, officers or employees (or any members of such director’s or executive officer’s “immediate family” (as defined in Rule 16a-1 of the Securities Act)), on the one hand, and a member of the Company Group, on the other hand, has provided any guarantee to any Person in respect of any obligation of the other.

Section 3.20          Insurance Coverage. Section 3.20 of the Disclosure Schedule sets forth, as of the Signing Date, a true, correct and complete list of all material fire, liability, pollution, errors and omissions, directors and officers, and other insurance policies currently held by the Company Group or by Seller or its Affiliates on behalf of the Company Group (or any member thereof) but excluding any Employee Benefit Plans (collectively, the “Insurance Policies”), setting forth, in respect of each Insurance Policy, the policy number, carrier and type of coverage. To the Knowledge of Seller, no event has occurred, including the failure by any member of the Company Group to give any notice or information or any member of the Company Group giving any inaccurate or erroneous notice or information, which would reasonably be expected, individually or in the aggregate, to limit or impair, in any material respect, the rights of any member of the Company Group under any such Insurance Policy. The Insurance Policies are valid and are in full force and effect except as to the effect, if any, of the General Enforceability Exceptions, no premiums with respect to such Insurance Policies are delinquent, and the applicable member of the Company Group is in material compliance with the terms of the Insurance Policies to which it is a party. There is no material claim pending under any such Insurance Policy as to which coverage has been denied or disputed by the applicable insurer and all material claims and reportable incidents under any Insurance Policy have been reported. The Company Group and the Company Assets are insured in amounts no less than as required by law or any Contract to which the applicable member of the Company Group is party. There is no Action or material claim pending under any such insurance policy with respect to the Business, the Real Property, the Company Assets or any member of the Company Group, and neither Seller nor any member of the Company Group has received written notice disclaiming coverage, reserving rights with respect to such material claim or canceling, terminating or materially amending any such insurance policy in a manner that is materially adverse to the Company Group.

Section 3.21          Intellectual Property; Data Security; Company IT Systems.

(a)             The Company Group is the sole and exclusive owner of all right, title and interest in and to the Intellectual Property owned or purported to be owned by the Company Group (the “Company Owned Intellectual Property”), free and clear of all Liens (other than Permitted Liens). Except as set forth in Section 3.21(a) of the Disclosure Schedule, the Company Group Intellectual Property Rights constitute all of the Intellectual Property used or held for use in the Business as currently conducted. Except as set forth in Section 3.21(a) of the Disclosure Schedule, all Company Group Intellectual Property Rights will continue to be available by the Company Group following the Closing on substantially the same terms and conditions as existed immediately before the Closing. All employees, contractors and agents of the members of the Company Group involved in the conception, development, authoring, creation, or reduction to practice of any material Intellectual Property for a member of the Company Group have executed agreements that assign such Intellectual Property to the applicable member of the Company Group and confidentiality agreements.

(b)             Section 3.21(b) of the Disclosure Schedule sets forth a true, correct and complete list of, for each member of the Company Group, all Registered Intellectual Property Rights owned or purported to be owned by the Company Group by name, owner, jurisdiction and, where applicable, registration number, application number and the filing, issuance and/or grant date. The Registered Intellectual Property Rights set forth on Section 3.21(b) of the Disclosure Schedule are subsisting, and, to the Knowledge of Seller, valid and enforceable. All currently due maintenance fees, renewal fees, or similar fees for Registered Intellectual Property Rights have been paid and all necessary documents and certificates in connection with Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining the Registered Intellectual Property Rights. Except as set forth in Section 3.21(b) of the Disclosure Schedule, there are no actions that must be taken by any member of the Company Group within sixty (60) days of the Closing Date, including the payment of any registration, issue, examination, maintenance or renewal fees or annuities or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Registered Intellectual Property Rights.

(c)             Except as set forth in Section 3.21(c) of the Disclosure Schedule, (i) no government funding, facilities or resources of a university, college, other educational institution or research center or funding from third parties was used in the development of the Company Owned Intellectual Property, (ii) no governmental entity, university, college, other educational institution or research center has any claim or right in or to the Company Owned Intellectual Property, and (iii) no current or former employee, consultant or independent contractor of the Company Group who was involved in, or who contributed to, the creation or development of any Company Owned Intellectual Property, has performed services for the government, a university, college or other educational institution, or a research center, during a period of time during which such employee, consultant or independent contractor was also performing services for the Company Group.

(d)             The members of the Company Group and the conduct of the Business do not infringe, violate, misuse or misappropriate the Intellectual Property of any other Person. During the Lookback Period, neither a member of the Company Group nor the conduct of the Business has infringed, violated, misused or misappropriated the Intellectual Property of any other Person. To the Knowledge of Seller, no third party has infringed, violated, misused, or misappropriated Company Owned Intellectual Property, or currently is infringing, violating, misusing, or misappropriating Company Owned Intellectual Property.

(e)             There are no unresolved pending or, to the Knowledge of Seller, threatened Actions that allege that a member of the Company Group or the operation of the Business has infringed, misappropriated, diluted or otherwise violated the Intellectual Property of any other Person, and, during the Lookback Period, no member of the Company Group has received any written, or to the Knowledge of Seller, other notice alleging that it has violated or, by conducting Business, could violate the Intellectual Property of any third party.

(f)             Each member of the Company Group has taken commercially reasonable measures, including measures against unauthorized disclosure, designed to maintain and protect the secrecy, confidentiality, and value of the Company Group Data, its trade secrets, and other technical information. No Action or written complaint relating to any improper use or disclosure of, or a breach in the security of, any such information is pending or, to the Knowledge of Seller, threatened, against any member of the Company Group.

(g)             Except as forth in Section 3.21(g) of the Disclosure Schedule, during the Lookback Period, the members of the Company Group (i) have not experienced a Security Incident, including any unauthorized intrusions, failures, breakdowns, continued substandard performance, or other adverse events affecting any such IT Systems, that have caused any material disruption of or interruption in or to the use thereof, (ii) have not been and are not required to notify any Person or Governmental Authority of any Security Incident, and (iii) to the Knowledge of Seller, have not been and are not adversely affected by, any Malicious Code, ransomware or malware attacks, or denial-of-service attacks on any IT Systems. During the Lookback Period, the Company Group has not received a written notice (including any enforcement notice, letter, or complaint) from a Governmental Authority or any Person alleging noncompliance with any Data Security Requirements and has not been subject to any Action relating to noncompliance with Data Security Requirements. The Company Group does not transfer Personal Data internationally except where such transfers materially comply with Data Security Requirements. Each member of the Company Group materially complies with, and has materially complied with for the past three years, all Data Security Requirements.

(h)             The IT Systems (i) are sufficient for the current needs of the Business and (ii) to the Knowledge of Seller, do not contain any Malicious Code or material defect. Except as set forth in Section 3.21(h) of the Disclosure Schedule, all Company Group Data will continue to be available for Processing by the Company Group following the Closing on substantially the same terms and conditions as existed immediately before the Signing Date. Each member of the Company Group has implemented any and all material security patches or material security upgrades for the IT Systems or commercially reasonable compensating controls. The term “material security patches or material security upgrades” means, for purposes of the foregoing sentence, security patches and security upgrades the implementation of which other similar companies of the same size using similar software would reasonably consider prudent.

Section 3.22          Key Customers and Key Suppliers.

(a)             Section 3.22(a) of the Disclosure Schedule sets forth a true and complete list of the Key Customers of the Company Group. Since the date of the Interim Company Balance Sheet, no Key Customer has terminated or adversely modified the business such Key Customer conducts with the applicable member of the Company Group, taking into account any mitigating factors, such as the Company Group’s ability to redeploy any affected units, in each case, except for such terminations or modifications that are consistent with the ordinary course of business of the Company Group or as would not, individually or in the aggregate, reasonably be expected to be material to the Company Group, taken as a whole. Since the date of the Interim Company Balance Sheet, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company Group, taken as a whole, (x) no Key Customer has terminated its relationship with the applicable member of the Company Group (and neither Seller nor any member of the Company Group has received any written notice that any of its Key Customers intends to do so), and (y) no Key Customer has communicated to Seller or any member of the Company Group, in writing, or to the Knowledge of Seller, orally, that it has not passed such Key Customer’s audit. As of the Signing Date, no member of the Company Group is engaged in any material dispute with any Key Customer nor has Seller or any member of the Company Group received any written notice of any such dispute. Since the date of the Interim Company Balance Sheet, no Key Customer has asserted in writing a force majeure event or anticipated inability of such Key Customer to perform its obligations to the Company Group, in whole or in part.

(b)             Section 3.22(b) of the Disclosure Schedule sets forth the name of the Key Suppliers. Since the date of the Interim Company Balance Sheet, no Key Supplier has terminated or materially and adversely modified the amount, pricing, frequency or terms of the business such Key Supplier conducts with the applicable member of the Company Group. As of the Signing Date, no member of the Company Group is engaged in any material dispute with any Key Supplier nor has Seller or any member of the Company Group received any written notice of any such dispute. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company Group, taken as a whole, since the date of the Interim Company Balance Sheet, no Key Supplier has ceased to supply goods or services to the Company Group or has otherwise terminated, materially and adversely modified or materially reduced its relationship with the Company Group, except in the ordinary course of business (and neither Seller nor any member of the Company Group has received any written notice that any of its Key Suppliers intends to do so). Since the date of the Interim Company Balance Sheet, the Company Group has not experienced any shortages of supplies or other disruptions to its supply chains that have materially and adversely impacted the Business.

Section 3.23          Brokers’ Fees; Expenses. Except as set forth in Section 3.23 of the Disclosure Schedule, no member of the Company Group has any Liability to pay any fees or commissions to any broker, finder, or agent with respect of the Transactions for which Purchaser or its Affiliates (including the Company Group after the Closing) could become liable or obligated.

Section 3.24          Assets Necessary to the Business. At and immediately following the Closing, the Company Assets will constitute, in all material respects, all of the assets necessary or required to permit the Company Group to carry on the Business as presently conducted and as conducted since the date of the Interim Company Balance Sheet.

Section 3.25          Records. Except as would not individually or in the aggregate, reasonably be expected to be material to the Company Group, taken as a whole, during the Lookback Period, all Records have been maintained substantially in accordance with applicable Law. True, correct and complete copies of all Records of the Company Group are located at the Leased Real Property, in the Company Group’s electronic records or will otherwise be accessible to Purchaser immediately following the Closing.

Section 3.26          Capital Projects; Status of Projects. Section 3.26 of the Disclosure Schedule is a true and complete list of capital projects related to the Business and involving capital expenditures in excess of $500,000 individually or $1,000,000 in the aggregate that have been initiated but have not yet been completed as of the Signing Date (collectively, the “Capital Projects”) and the costs and expenses of such Capital Projects (x) incurred and (y) paid, in each case, as of the Signing Date.

Section 3.27          Banks; Powers of Attorney. Section 3.27 of the Disclosure Schedule contains a complete and correct list of (a) the names and locations of all banks in which the Company Group has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto and (b) each Person that holds a power of attorney to act on behalf of any member of the Company Group and a reasonably detailed description of such power of attorney.

Section 3.28          Anti-Corruption. During the Lookback Period, no member of the Company Group nor, any of its directors, officers, employees (in their capacity as such), nor, to the Knowledge of Seller, any of its representatives, sales intermediaries or other third parties, in each case, acting on behalf of the Company Group: (a) has violated in any material respect any Improper Payment Laws or (b) has offered, paid, given, promised to pay or give, or authorized the payment or gift of anything of value, directly or indirectly, to any Government Official, in each case, for purposes of (i) influencing any act or decision of any Government Official in such official’s official capacity; (ii) inducing such Government Official or other Person to do or omit to do any act in violation of a lawful duty; (iii) securing any illegal advantage; or (iv) inducing such Government Official to use influence with a Governmental Authority, or commercial enterprise owned or controlled by any Governmental Authority (including state owned or controlled companies), or any Native American Nation or tribe in order to assist the Company Group or any of its Affiliates in obtaining or retaining business. During the Lookback Period, neither the Company Group nor any of its Affiliates, directors, officers, employees (in their capacity as such), nor to the Knowledge of Seller, any of its representatives, sales intermediaries or other third parties, in each case, acting on behalf of the Company Group, have made or authorized any bribe, rebate, payoff, influence payment, kickback or unlawful payment of funds or received or retained any funds in violation in any material respect of any Law, in each case, with respect to the Company Group or the Business. Without limiting the generality of the foregoing neither the Company Group nor any of its directors, officers, employees (in their capacity as such), nor, to the Knowledge of Seller, any of its representatives, sales intermediaries or other third parties, in each case, acting on behalf of the Company Group have made or authorized, during the Lookback Period, any bribe, rebate, payoff, influence payment, kickback or unlawful payment of funds to any customer or prospective customer for the purpose of obtaining business for the Company Group from any such customer or prospective customer. No member of the Company Group, Seller or, to the Knowledge of Seller, any other Persons acting on their behalf have received any written, or to the Knowledge of Seller, oral, notice or communication from any Governmental Authority or Person that alleges a violation of any Improper Payment Laws, nor have they been involved in any internal or external investigation, audit or review involving any allegations that the Company Group violated any Improper Payment Laws, nor have they received a request for information from any Governmental Authority regarding Improper Payment Laws. To the Knowledge of Seller, no such investigation, audit or review is threatened.

Section 3.29          No Foreign Operations. The Business is, and during the Lookback Period has been, conducted within the United States of America. The Company Group has not during the Lookback Period had any operations or activities located outside of the United States of America.

Section 3.30          Credit Support Obligations. True and correct copies of the Credit Support Obligations of each of the members of the Company Group have been made available to Purchaser. Section 3.30 of the Disclosure Schedule sets forth a true and complete list of all of the Credit Support Obligations of each of the members of the Company Group. Each Credit Support Obligation of each of the members of the Company Group is in full force and effect, except to the effect, if any, of the General Enforceability Exceptions, and is the legal, valid and binding obligation of such member of the Company Group that is a party thereto. No member of the Company Group is in breach or default under, and no event has occurred that with notice or lapse of time or both would constitute a breach or default by any member of the Company Group under, any such Credit Support Obligation, except for breaches or defaults which would not, individually or in the aggregate, reasonably be expected to be material to the Company Group, taken as a whole.

Section 3.31          Government Contracts. Notwithstanding anything to the contrary in this Agreement:

(a)             Except as set forth in Section 3.31(a) of the Disclosure Schedule, during the Lookback Period, neither the Company nor the Company Subsidiary has (i) breached or violated in any material respect any Government Contract; (ii) been audited, with the exception of routine audits, or investigated by any Governmental Authority with respect to any Government Contract; (iii) conducted or initiated any internal investigation or made any disclosure with respect to any alleged or potential material irregularity, misstatement or omission arising under or relating to a Government Contract; (iv) received from any Governmental Authority or any other Person any written notice of breach, cure, show cause or default with respect to any Government Contract; or (v) had any Government Contract terminated for cause or default by any Governmental Authority or any other Person for default or failure to perform.

(b)             During the Lookback Period, neither the Company nor the Company Subsidiary, nor any of their respective principals (as defined at 48 C.F.R. § 2.101) have been suspended, debarred, or proposed for debarment by any Governmental Authority or otherwise excluded by any Governmental Authority from participating in any federal, state or local government procurement or non-procurement programs and, to the Knowledge of Seller, no circumstances exist that would reasonably be expected to lead to the institution of suspension or debarment proceedings against the Company, the Company Subsidiary, or any of their respective principals.

(c)             Except as set forth in Section 3.31(c) of the Disclosure Schedule, with respect to each Government Contract and Government Bid, during the Lookback Period, to the Knowledge of Seller: (i) all representations, certifications and disclosures made by the Company and the Company Subsidiary were complete and accurate in all material respects as of their effective date, and the Company; and (ii) the Company Subsidiary has complied in all material respects with all such representations, certifications and disclosures.

(d)             Neither the Company nor the Company Subsidiary has, or during the Lookback Period has had, any Government Contract that requires it to obtain or maintain a United States government security clearance or a foreign government security clearance.

(e)             During the Lookback Period, none of the Company’s or the Company Subsidiary’s Government Contracts were awarded as a small business set-aside or as a result of any other preferential status under applicable Law.

(f)             During the Lookback Period, neither the Company nor the Company Subsidiary have performed any Government Contract subject to cost reimbursement requirements set forth in 48 C.F.R. Subpart 16.3, or otherwise subject to the cost accounting standards or cost principles set forth in 48 C.F.R. Parts 30 or 31, and neither the Company nor the Company Subsidiary has made any assignment to any Person of Government Contracts or any interests in the Government Contracts.

(g)             Except as set forth in Section 3.31(g) of the Disclosure Schedule, to the Knowledge of Seller, the internal controls established by the Company and the Company Subsidiary are, and during the Lookback Period have been, adequate for compliance with their respective Government Contracts.

(h)             To the Knowledge of Seller, there are no outstanding or unsettled allegations of fraud, false claims or overpayments nor any investigations or audits, with the exception of routine audits, by any Governmental Authority with regard to any of the Company’s or the Company Subsidiary’s Government Contracts, nor has the Company nor the Company Subsidiary taken any action that would reasonably be expected to give rise to liability for fraud, false claims or overpayments.

Section 3.32          No Other Representations or Warranties. Notwithstanding anything to the contrary in this Agreement, Seller makes no representation or warranty (including in any provision of this Agreement, the Disclosure Schedule or otherwise), other than those representations and warranties expressly set forth in this Article III and Article IV (subject to the limitations in this Section 3.31 and in Section 4.11) and in the certificate delivered pursuant to Section 7.03.

Article IV
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser as of the Signing Date (except for those representations and warranties made as of a specific date, which shall be made only as of such date) as follows:

Section 4.01          Organization; Good Standing. Seller is a limited liability company duly organized, validly existing and in good standing under the Laws of Delaware.

Section 4.02          Authority. Seller has all necessary entity power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which it is or will be a party has been duly and validly authorized by all necessary entity action on the part of Seller. The Transaction Documents to which Seller is or will be a party have been or will be duly and validly executed by Seller and (assuming due authorization, execution and delivery by the other Persons that are party thereto) constitute or will constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms and conditions except as to the effect, if any, of the General Enforceability Exceptions.

Section 4.03          No Conflicts; Consents and Approvals.

(a)             Except as set forth in Section 4.03(a) of the Disclosure Schedule, neither the execution and delivery by Seller of this Agreement or the other Transaction Documents to which it is or will be a party, nor the consummation by Seller of the Transactions will (i) violate or conflict with any provision of Seller’s Organizational Documents, (ii) assuming receipt of all Consents of Governmental Authorities described in Section 4.03(b) of the Disclosure Schedule, violate in any material respect any Law to which Seller is subject or (iii) result in the imposition or creation of any Lien (other than Permitted Liens) on the Company Stock, except in the case of clauses (ii) and (iii), as would not reasonably be expected, individually or in the aggregate, to prevent, materially impede or materially delay Seller’s ability to timely consummate the Transactions.

(b)             No Consent of, with or to any Governmental Authority is required to be obtained or made by Seller in connection with the execution and delivery by Seller of this Agreement or the other Transaction Documents to which it is or will be a party or the consummation of the Transactions, other than (i) requirements of any securities Laws, (ii) Consents set forth in Section 4.03(b) of the Disclosure Schedule, (iii) the requirements of the HSR Act, and (iv) Consents that may be required because of Purchaser’s or Parent’s participation in the Transactions, including any requirements applicable as a result of the specific legal or regulatory status of Purchaser, Parent or any of their respective Affiliates or as a result of any other facts that specifically relate to the business or activities in which Purchaser, Parent or any of their respective Affiliates are or propose to be engaged.

Section 4.04          Ownership of the Company Stock.

(a)             Seller owns 100% of the Company Stock, free and clear of all Liens, other than Permitted Liens. The Company Stock has been duly authorized, validly issued and is fully paid and, subject to the Laws of the State of Delaware, non-assessable, and was not issued in violation of any purchase option, call option, right of first refusal or preemptive right. There are no outstanding or authorized equity appreciation, phantom stock, profit participation, preemptive rights, registration rights, approval rights, proxies or rights of first refusal with respect to the Company Stock. Upon the sale of the Company Stock at the Closing, Seller shall convey to Purchaser the entire legal and beneficial interest in such Company Stock, free and clear of all Liens, other than Permitted Liens.

(b)             Except for the applicable Transaction Documents or as set forth in the Organizational Documents of the Company, Seller is not a party to any Contract obligating Seller to sell, transfer or otherwise dispose of the Company Stock, or any voting trust, proxy or other agreement or understanding with respect to the Company Stock.

Section 4.05          Credit Support Obligations. True and correct copies of the Credit Support Obligations of Seller and its Affiliates (other than the Company Group or any member thereof) that relate to the Business or are on behalf of the Company Group have been made available to Purchaser. Section 4.05 of the Disclosure Schedule sets forth a true and complete list of such Credit Support Obligations of Seller and its Affiliates (other than the Company Group or any member thereof). Each such Credit Support Obligation of Seller and its Affiliates (other than the Company Group or any member thereof) is in full force and effect and is the legal, valid and binding obligation of Seller or its Affiliate that is a party thereto, as applicable, except as to the effect, if any, of the General Enforceability Exceptions. Neither Seller nor its Affiliate party to such Credit Support Obligation is in breach or default under, and no event has occurred that with notice or lapse of time or both would constitute a breach or default by Seller or such Affiliate under, any such Credit Support Obligation, except for breaches or defaults which would not, or would not, individually or in the aggregate, reasonably be expected to be material to the Company Group, taken as a whole.

Section 4.06          Litigation; Orders; Solvency. There are no (a) Actions pending or, to the Knowledge of Seller, threatened, against Seller, or (b) outstanding Orders to which Seller is a party or is otherwise bound, in each case, except as would not reasonably be expected, individually or in the aggregate, to prevent, materially impede or materially delay Seller’s ability to timely consummate the Transactions. Seller is not insolvent, has not been declared bankrupt, and no Action or request is pending or, to the Knowledge of Seller, threatened to declare Seller bankrupt or to make Seller subject to any Action pursuant to applicable bankruptcy Law.

Section 4.07          Brokers’ Fees. Except as set forth on Section 4.07 of the Disclosure Schedule, Seller does not have any Liability to pay any fees or commissions to any broker, finder, or agent with respect of the Transactions for which Purchaser or its Affiliates (including the Company Group after the Closing) could become liable or obligated.

Section 4.08          Investment Representations. Seller is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Seller is receiving the shares of Parent Common Stock to be issued hereunder for its own account and not with a view to, or for sale in connection with, any public distribution thereof in violation of the Securities Act. Seller has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the shares of Parent Common Stock issuable hereunder. With the assistance of Seller’s own professional advisors, to the extent that Seller has deemed appropriate, Seller has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the shares of Parent Common Stock. Seller confirms that it is not relying on any communication (written or oral) of Purchaser, Parent or their respective Affiliates and their respective Representatives as investment or tax advice or as a recommendation to acquire the shares of Parent Common Stock issuable hereunder. It is understood that information and explanations related to the terms and conditions of the securities provided in this Agreement or otherwise by Purchaser, its Affiliates and their respective Representatives will not be considered investment advice or a recommendation to acquire the shares of Parent Common Stock issuable hereunder, and that neither Purchaser nor any of its Affiliates and their respective Representatives is acting or has acted as an advisor to Seller with respect to its decision to acquire the shares of Parent Common Stock issuable hereunder. In accepting the shares of Parent Common Stock issuable hereunder, Seller has made its own decision that an investment in such shares of Parent Common Stock is suitable and appropriate for Seller, based on the representations and warranties of Purchaser, Parent and their Affiliates expressly set forth in Article V and the other Transaction Documents.

Section 4.09          Restrictions on Transfer or Sale of Securities.

(a)             Seller understands that the shares of Parent Common Stock issuable hereunder have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the representations made by Seller in Article III and Article IV. Seller understands that Purchaser is relying upon the representations and covenants in this Agreement (and any supplemental information) for the purposes of determining whether this transaction meets the requirements for such exemptions.

(b)             Seller understands that the shares of Parent Common Stock issuable hereunder (i) will constitute “restricted securities” under applicable federal securities laws, (ii) may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is registered under applicable federal and state securities laws or is made pursuant to an exemption from registration under any federal or state securities laws (or pursuant to federal preemption thereof) and (iii) shall contain or be subject to the following private placement legend (the “Private Placement Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED IN RELIANCE UPON CERTAIN EXEMPTIONS FROM REGISTRATION UNDER SUCH LAWS. THE HOLDER HEREOF MAY NOT SUBSEQUENTLY RESELL THIS SECURITY UNLESS IT IS SUBSEQUENTLY REGISTERED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

(c)             Seller understands that the shares of Parent Common Stock issuable hereunder shall contain or be subject to the following legend (the “Contract Legend”):

THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN SECTION 2.07, Section 6.20 AND SECTION 11.07, AS APPLICABLE, OF THE STOCK PURCHASE AGREEMENT, DATED AS OF JANUARY 27, 2025, AS MAY BE AMENDED FROM TIME TO TIME, BY AND AMONG MOSER HOLDINGS, LLC, ATLAS ENERGY SOLUTIONS, INC. AND WYATT HOLDINGS, LLC, AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

Section 4.10          No Review. Seller understands that no federal or state agency has passed upon the merits of an investment in the shares of Parent Common Stock issuable hereunder or made any finding or determination concerning the fairness or advisability of such an investment.

Section 4.11          No Other Representations or Warranties. Notwithstanding anything to the contrary in this Agreement, Seller makes no representation or warranty (including in any provision of this Agreement, the Disclosure Schedule or otherwise), other than those representations and warranties expressly set forth in Article III and this Article IV (subject to the limitations in Section 3.31 and in this Section 4.11) and in the certificate delivered pursuant to Section 7.03.

Article V
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as of the Signing Date (except for those representations and warranties made as of a specific date, which shall be made only as of such date) as follows:

Section 5.01          Organization. Each of Purchaser and Parent is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation. Purchaser is an indirect wholly-owned Subsidiary of Parent.

Section 5.02          Authority; Enforceability. Each of Purchaser and Parent has all necessary limited liability company or corporate power and authority, as applicable, to execute and deliver this Agreement, and the other Transaction Documents to which such Person is or will be a party, and to perform their respective obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by each of Purchaser and Parent of this Agreement and the other Transaction Documents to which it is or will be a party has been duly and validly authorized by all necessary limited liability company or corporate action on their part. As of the Closing Date, the Transaction Documents executed and delivered by Purchaser and Parent have been duly and validly executed by each such entity, and (assuming due authorization, execution and delivery by the other Persons that are party thereto) constitute the legal, valid and binding obligation of each of Purchaser and Parent, enforceable against it in accordance with their respective terms and conditions, except as to the effect, if any, of the General Enforceability Exceptions.

Section 5.03          Non-Contravention. None of the execution or delivery of this Agreement or the other Transaction Documents to which Purchaser or Parent is, or will be, a party by Purchaser or Parent or (assuming the NYSE Listing Approval is received prior to Closing) the consummation of the Transactions will, directly or indirectly (with or without notice or the lapse of time, or both): (a) conflict with or result in any breach of or violate any provision of the Organizational Documents of either of Purchaser or Parent; (b) conflict with, result in any breach of, violate or constitute a default under, give rise to any right of termination, cancellation, modification, amendment, revocation, suspension or acceleration under, or give rise to any preferential purchase right, right of first refusal, right of first offer or similar right under any material Contract to which Purchaser or Parent is a party or by which any property or asset of Purchaser or Parent is bound or affected; or (c) assuming compliance with the matters referred to in Section 5.04, conflict with or violate any Law to which Purchaser or Parent is subject or by which any of Purchaser’s or Parent’s properties or assets are bound, except, with respect to each of clauses (b) and (c), for such defaults or rights of termination, cancellation, amendment, or acceleration or violations that would not reasonably be expected to result in a Parent Material Adverse Effect.

Section 5.04          Governmental Approvals. Other than the requirements of the HSR Act, the NYSE Listing Approval or customary filings required to be made with the SEC under the Exchange Act, no Consent is necessary for the consummation by Purchaser or Parent of the Transactions contemplated by the Transaction Documents to which Purchaser or Parent is a party, except for such authorizations, consents or approvals that (a) have been obtained or (b) if not obtained, would not be material to Parent, Purchaser or their respective Affiliates.

Section 5.05          Legal Proceeding; Orders. There are no (a) Actions pending or, to the Knowledge of Purchaser, threatened against Parent, Purchaser or any of their respective Subsidiaries or (b) Orders of any Governmental Authority outstanding against Parent, Purchaser or any of their respective Subsidiaries, except, in each case, (x) that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or (y) to the extent disclosed in any Parent SEC Report filed at least five Business Days prior to the Signing Date.

Section 5.06          Valid Issuance. The Stock Consideration to be issued pursuant to this Agreement has been duly authorized and, upon consummation of the Transactions, the Stock Consideration will be validly issued, fully paid, non-assessable, issued without application of preemptive rights, will have the rights, preferences and privileges specified in Parent’s Organizational Documents, and will be free and clear of all Liens and restrictions, other than the restrictions imposed by applicable federal and state securities Laws. The Stock Consideration to be issued pursuant to Agreement will not be issued in violation of and will not be subject to any preemptive rights, resale rights, rights of first refusal or similar rights. Assuming the accuracy of the representations and warranties of Seller contained in Section 4.08, Section 4.09, and Section 4.10 hereof, the sale and issuance of the Stock Consideration pursuant to this Agreement are exempt from the registration requirements of the Securities Act and any applicable state securities Laws.

Section 5.07          Parent SEC Reports, Financial Statements.

(a)             Parent has filed or furnished all forms, statements, schedules, reports and other documents with the SEC required to be filed or furnished by it on or since January 1, 2024 (the foregoing materials being collectively referred to herein as the “Parent SEC Reports”). The Parent SEC Reports, at the time filed or furnished, complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable, each as in effect at the time of such filing or furnishment. The Parent SEC Reports, at the time filed or furnished (except to the extent corrected or superseded by a subsequent Parent SEC Reports filed prior to the Signing Date), did not (i) in the case of any registration statement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) in the case of Parent SEC Report other than registration statements, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)             Each of the financial statements (including, in each case, any notes thereto) included in the Parent SEC Reports complied with the rules and regulations of the SEC as of the date of the filing of such reports, was prepared in accordance with GAAP applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto), and fairly presents in all material respects the financial condition and the results of operations, changes in stockholders’ equity and cash flows of Parent and its subsidiaries, on a consolidated basis, as of the respective dates of and for the periods referred to in such financial statements (taking into account the notes thereto), subject, in the case of interim financial statements, to normal, year-end adjustments.

(c)             Parent does not have liabilities of any nature, whether or not accrued, contingent, absolute or otherwise, that would be required to be set forth or reserved for on a balance sheet of Parent prepared in accordance with GAAP, except for liabilities (i) as and to the extent specifically disclosed, reflected or reserved against in Parent’s consolidated balance sheet (or the notes thereto) as of the September 30, 2024, (ii) incurred in the ordinary course of business since September 30, 2024, (iii) incurred in connection with this Agreement and the Transactions or (iv) that are immaterial to Parent.

Section 5.08          Absence of Certain Changes or Events. Since December 31, 2024, no Parent Material Adverse Effect has occurred.

Section 5.09          Acquisition as Investment. Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Purchaser is receiving the Purchased Shares for its own account and not with a view to, or for sale in connection with, any public distribution thereof in violation of the Securities Act. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Purchased Shares. With the assistance of Purchaser’s own professional advisors, to the extent that Purchaser has deemed appropriate, Purchaser has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Purchased Shares. Purchaser confirms that it is not relying on any communication (written or oral) of Seller, its Affiliates and their respective Representatives, as investment or tax advice or as a recommendation to acquire the Purchased Shares. It is understood that information and explanations related to the terms and conditions of the securities provided in this Agreement or otherwise by Seller, the Company Group, their respective Affiliates and Representatives will not be considered investment advice or a recommendation to acquire the Purchased Shares, and that none of Seller, the Company Group, their respective Affiliates and Representatives is acting or has acted as an advisor to Purchaser or Parent with respect to the decision to acquire the Purchased Shares. In accepting the Purchased Shares, Purchaser and Parent have made their own decision that an investment in the Purchased Shares is suitable and appropriate for Purchaser, based on the representations and warranties of Seller and its Affiliates expressly set forth in Article III, Article IV and the other Transaction Documents.

Section 5.10          Brokers’ Fees. Neither of Purchaser, Parent or any of its respective Affiliates has any Liability to pay any fees or commissions to any broker, finder, or agent with respect of the Transactions for which Seller could become liable or obligated.

Section 5.11          Anti-Money Laundering. No funds used by Purchaser or Parent in connection with the Transactions are derived or obtained from any money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Act of 1970 (also known as the Bank Secrecy Act), the USA PATRIOT Act or any other Law governing such activities or any U.S. economic sanctions violations.

Section 5.12          No Stockholder Approval. The Transactions do not require any vote of the stockholders of Parent under applicable Law, the rules and regulations of the NYSE (or other national securities exchange on which the Parent Common Stock is then listed) or the Organizational Documents of Parent.

Section 5.13          Sufficient Funds.

(a)             Purchaser has, and at the Closing Purchaser shall have, sufficient cash on hand or access to other sources of immediately available funds to enable it to (i) pay the Cash Purchase Price, (ii) pay all costs and expenses required to be paid by Purchaser, Parent or any Affiliate thereof pursuant to this Agreement or the other Transaction Documents (including such costs and expenses required to be paid by such Persons at the Closing) and (iii) consummate the Transactions on the terms (including as to timing) set forth in this Agreement and the other Transaction Documents.

(b)             Neither Parent’s nor Purchaser’s obligations under this Agreement are contingent upon or otherwise subject to (i) any conditions regarding Parent, Purchaser or any of their Affiliates’ or any other Person’s ability to obtain financing or (ii) any such Person’s consummation of any financing arrangements.

Section 5.14          Solvency. Immediately after giving effect to the Transactions, (a) Parent, Purchaser and the Company Group will not be insolvent (as defined in Section 101 of Title 11 of the United States Code) or its equivalent under applicable foreign Law and (b) Parent, Purchaser and the Company Group will have sufficient capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the Transactions with the intent to hinder, delay or defraud either present or future creditors of Parent, Purchaser or their respective Affiliates (including, after the Closing, the Company Group).

Section 5.15          Investment Company Act. Neither Parent nor Purchaser is (a) an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act, or otherwise registered or required to be registered under, or subject to restrictions imposed, by the Investment Company Act, or (b) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

Section 5.16          Securities Law and Principal Market Matters. Parent is not, and never has been, a “shell company” (as defined in Rule 12b-2 under the Exchange Act) and is not an issuer of a type identified in, or subject to, Rule 144(i)(1) under the Securities Act. Parent is a “Well-Known Seasoned Issuer” as defined in Rule 405 under the Securities Act and, as of the most recent applicable determination date, is eligible to register the Stock Consideration for resale by the holders thereof on a registration statement on Form S-3ASR under the Securities Act. The Parent Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on the NYSE, and Parent has not taken any action designed to, or that is likely to have the effect of, (a) terminating the registration of the Parent Common Stock under the Exchange Act or (b) delisting the Parent Common Stock from the NYSE, nor has Parent received any notification that the SEC is contemplating terminating such registration or that the NYSE is contemplating such a delisting. Parent is in compliance in all material respects with the listing and listing maintenance requirements of the NYSE applicable to it for the continued listing and trading of the Parent Common Stock. The Parent Common Stock is eligible for clearing through the Depository Trust Company, through its Deposit/Withdrawal at Custodian (DWAC) system, and Parent’s transfer agent is a participant in, and the Parent Common Stock is eligible for transfer pursuant to, the Depository Trust Company’s Fast Automated Securities Transfer Program.

Section 5.17          No Other Representations. Notwithstanding anything to the contrary in this Agreement, Purchaser and Parent make no representations or warranty (including in any provision of this Agreement, the Disclosure Schedule or otherwise), other than those representations and warranties expressly set forth in this Article V (subject to the limitations in this Section 5.17) and in the certificate delivered pursuant to Section 8.03.

Article VI
COVENANTS

Section 6.01          Interim Period Operations.

(a)             During the Interim Period, except (i) as set forth in Section 6.01 of the Disclosure Schedule, (ii) for Emergency Operations, (iii) as otherwise permitted by this Agreement or any Transaction Document, (iv) as required by Law, or (v) as consented to in writing by Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), Seller shall cause the Company Group to, (A) operate the Business in all material respects in the ordinary course of business; (B) use commercially reasonable efforts to preserve intact in all material respects its business organization, including commercial relationships with Persons with whom it does business; (C) perform routine maintenance on the material Tangible Personal Property in the ordinary course of business; and (D) not:

(i)             authorize, declare or pay any dividend or distribution to equity holders of the Company Group, other than (A) any dividend or distribution payable by one member of the Company Group to another member of the Company Group or (B) any dividend or distribution of cash or cash equivalents that is made prior to the Effective Time;

(ii)             amend or modify any Company Group member’s Organizational Documents;

(iii)             effect any recapitalization, reclassification, equity interest split, combination or similar change in the equity capitalization of any Company Group member;

(iv)             acquire all or substantially all of the assets of any other Person or form any non-wholly owned Subsidiaries or acquire (by merger, consolidation or otherwise) any corporation, partnership, limited liability company, other business organization or division thereof, or a substantial Equity Interest in any other Person;

(v)             make any material change to any Company Group member’s accounting practices, except as may be required by applicable Law, GAAP or other accounting principles or regulatory policy, or the interpretation or enforcement thereof;

(vi)             liquidate, dissolve or otherwise wind up the affairs of any Company Group member or adopt a plan or agreement of complete or partial liquidation or dissolution or resolutions providing for or authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any member of the Company Group;

(vii)             sell, assign, transfer, lease or dispose of any material Company Assets (including any inventory related to capital projects set forth in Section 6.01(a)(vii) of the Disclosure Schedule) except for (A) sales or leases of inventory in the ordinary course of business (other than any inventory related to capital projects set forth in Section 6.01(a)(vii) of the Disclosure Schedule), (B) dispositions of obsolete or inactive units in the ordinary course of business and/or (C) the sale of the Alexander, North Dakota Real Property on the terms set forth in the Alexander PA;

(viii)             mortgage, pledge or subject to a Lien (other than a Permitted Lien) any material Company Asset or Real Property;

(ix)             issue, sell or grant any Equity Interests of any Company Group member, or modify or amend any right of any holder of outstanding Equity Interests of, or options with respect to, any member of the Company Group;

(x)             enter into any Contract that, if in effect as of the Signing Date, would be a Material Contract, or waive the performance of any material obligation under or materially amend, modify or terminate any Material Contract (including the Alexander PA); provided, that the expiration of any Material Contract in accordance with its terms shall not constitute such a material amendment, modification or termination;

(xi)             enter into any new Affiliate Transaction;

(xii)             create, assume, incur, modify or amend any Indebtedness of the type referred to in clauses (a), (b), (f) or (g) of the definition thereof that will not be paid off at or prior to the Closing;

(xiii)             (A) enter into, become party to, modify, or amend any collective bargaining agreement (including any related memorandum of understanding, letter of agreement, or other ancillary agreement thereto) or other agreement with any union or similar representative of employees, (B) through negotiation or otherwise, make any commitment to any union with respect to any Business Employee or (C) other than as required by Law, enter into negotiations with any union purporting to represent any Business Employees;

(xiv)             transfer any Business Employee or terminate any Business Employee except for cause;

(xv)             hire or terminate any Business Employees or other employees or independent contractors who would have been Business Employees if hired prior to the Signing Date, except for (A) Business Employees terminated for cause and (B) employees hired to fill any existing vacancy or vacancy created by the termination of employment or engagement of a Business Employee; provided that the hiring of such replacement or the filling of such vacancy shall (1) be completed in accordance with the applicable practices, policies and procedures for hiring any Business Employees used by the Company Group in the ordinary course of business, and (2) be for the same position as for the vacancy being filled by the Business Employee being replaced, and with compensation on then-prevailing market rates and benefits terms no more favorable to the newly hired Business Employee than in effect for the Business Employee being replaced;

(xvi)             except as may be required by applicable Law or the terms of an existing Employee Benefit Plan, (A) increase the salary, compensation or benefits payable to any Business Employee except increases in the salary or compensation of the Business Employees in an aggregate amount not to exceed 3% of the aggregate salary and compensation of all Business Employees as of the Signing Date; (B) make or grant any incentive awards (whether or not equity-based), bonuses or transaction, retention, severance or other compensation or benefits to any current or former Business Employee; (C) establish, enter into, adopt, amend, modify, terminate or increase the coverage or benefits available under any Employee Benefit Plan (or any arrangement that would be an Employee Benefit Plan if in effect on Signing Date); (D) take any action to accelerate the vesting, funding or payment of any compensation or benefits under any Employee Benefit Plan or otherwise; (E) enter into any employment, deferred compensation, severance, special pay, consulting, retention, non-competition or similar agreement or arrangement with any Business Employee, or amend any such agreement or arrangement, to which the Company Group or any of its Affiliates is a party, in each case, other than offer letters setting forth the terms of at-will arrangements with no severance entitlements for Business Employees who are newly hired in accordance with Section 6.01(a)(xv)(B) or (F) waive or release any noncompetition, non-solicitation, nondisclosure, noninterference, non-disparagement, or any similar restrictive covenant obligation of any current or former employee or independent contractor providing services to the Business;

(xvii)             except as may be required by the terms of an existing Contract with such independent contractor (A) increase the compensation of any independent contractor; (B) grant or award or promise to grant, or award, any bonus or incentive compensation to any independent contractor; (C) enter into any consulting or similar agreement (or materially amend any such agreement) involving any independent contractor (other than any such agreement entered with Business Employees who are newly hired in accordance with Section 6.01(a)(xv)(B) that is terminable upon 30 days’ or less notice without penalty or additional payment obligation); (D) grant any severance or termination pay to any current or former Business Employee who is an independent contractor; or (E) hire any individual who would become an independent contractor Business Employee;

(xviii)             (A) settle or compromise any material Tax liability, claim, audit, examination, dispute, deficiency or assessment; (B) seek any Tax ruling from any Governmental Authority; (C) make, change or revoke any material method of accounting with respect to Taxes inconsistent with past practice; (D) make, change or revoke any material Tax election; (E) surrender any right to claim a material refund of Taxes, offset or other reduction in Tax liability; (F) consent to any extension or waiver of the limitation period applicable to any Tax claim, audit or assessment; (G) amend any material Tax Return; (H) fail to pay any material amount of Tax as such Tax becomes due and payable; (I) enter into any closing agreement relating to Taxes; (J) enter into any Tax allocation, sharing, indemnity or similar agreement or arrangement (other than commercial agreements otherwise permitted under this Section 6.01(a) and not primarily related to Taxes); or (K) file any Tax Return inconsistent with past practices;

(xix)             except for the matters described on Section 6.24 of the Disclosure Schedule, to which this Section 6.01 will not apply, (A) settle or compromise any Action if such settlement or compromise (1) involves a conduct remedy or injunctive or other similar equitable relief or (2) involves an admission of criminal wrongdoing by the Company Group or (B) waive or release any material Action brought by a member of the Company Group against another Person;

(xx)             except in accordance with the budgets and capital plans set forth on Section 3.26 of the Disclosure Schedule or maintenance capital expenditures in the ordinary course of business, make any capital expenditures or enter into any Contract to make any capital expenditures in excess of $500,000 individually or $1,000,000 in the aggregate;

(xxi)             amend any Scheduled Permit held by any Company Group member or agree to a stipulation or settlement with a Governmental Authority relating to any such Scheduled Permit (other than amendments or renewals that do not impose additional material limitations on the Business);

(xxii)             other than as required by applicable Law, enter into, amend or modify any Credit Support Obligation in a manner that would result in the aggregate outstanding amount of Credit Support Obligations maintained by or on behalf of any member of the Company Group as of the Closing being increased by more than $100,000 as compared to the outstanding amount of Credit Support Obligations maintained by or on behalf of any member of the Company Group as reflected on Section 4.05 of the Disclosure Schedule;

(xxiii)             make any loans, advances or capital contributions to, or investment in, any other Person, other than loans, advances or contributions to, or investments in, the members of the Company Group;

(xxiv)             amend or modify (in a manner that is detrimental to the Company Group) or terminate or enter into any Lease or other Contract evidencing the conveyance or grant of interests in Real Property to any member of the Company Group and obligating any member of the Company Group for aggregate payments in excess of $1,000,000 payable on or after the Closing unless contemplated by the budget estimates set forth on Section 3.26 of the Disclosure Schedule;

(xxv)             sell, lease, license, sublicense, modify, terminate, abandon or permit to lapse, transfer or dispose of, create or incur any Lien (other than Permitted Liens) on, or otherwise fail to take any action necessary to maintain, enforce or protect any Company Group Intellectual Property Rights, except for non-exclusive licenses granted in the ordinary course of business;

(xxvi)             enter into a new line of business, or abandon or discontinue any existing line of business;

(xxvii)             cancel any debts owed to any member of the Company Group, or waive any claims or rights in favor of any member of the Company Group, except for cancellations made or waivers granted in the ordinary course of business, which in the aggregate, are not material to the Company Group, taken as a whole;

(xxviii)             cancel or terminate any Insurance Policies or fail to renew any such Insurance Policy, unless such renewal is practically or commercially unfeasible; or

(xxix)             enter into any Contract or delegate the authority to any other Person to take any action on behalf of the Company Group described in clauses (i) through (xxviii) of this Section 6.01(a).

(b)             Nothing in this Agreement shall be construed to give Purchaser any ownership rights with respect to the Purchased Shares, the Business or the Company Assets before the Closing. Until the Closing, Seller will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over the Business and operations related thereto.

Section 6.02          Regulatory and Other Approvals.

(a)             During the Interim Period, each Party shall cooperate with the other Party and shall use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable to consummate the Transactions, including (i) making or causing to be made the filings required of such Party or any of its Affiliates by Law with respect to the Transactions, as promptly as is reasonably practicable, (ii) cooperating with the other Party and furnishing to the other Party all information in such Party’s possession that is necessary in connection with such other Party’s filings, (iii) causing the expiration or termination of the notice or waiting periods under the HSR Act and any other Laws with respect to the Transactions as promptly as is reasonably practicable, (iv) promptly informing the other Party of any communication from or to, and any proposed understanding or agreement with, any Governmental Authority with respect to any such filings, and permitting the other Party to review in advance any proposed communication by such Party to any Governmental Authority with respect to any such filings, (v) consulting and cooperating with the other Party in connection with any analyses, appearances, presentations, memoranda, briefs, arguments and opinions to be made or submitted by or on behalf of any Party in connection with any meetings or communications with, or Actions involving, any Governmental Authority with respect to any such filings, (vi) complying, as promptly as is reasonably practicable, with any requests received from a Governmental Authority by such Party or any of its Affiliates under the HSR Act or any other Laws for additional information, documents or other materials with respect to any such filings and (vii) resolving any formal or informal objections of any Governmental Authority with respect to any such filings or the Transactions. Notwithstanding anything to the contrary herein, Purchaser shall, on behalf of the Parties, control and lead all communications and strategy for dealing with any Governmental Authority in connection with the activities described in this Section 6.02, after consulting with the other Parties, considering their views in good faith and including any reasonable comments from other Parties.

(b)             Purchaser shall, and shall cause its Affiliates to, use reasonable efforts to take all actions, and do or cause to be done all things, necessary, proper or advisable to (i) promptly obtain any clearance required under the HSR Act or any other Laws, (ii) avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Authority and (iii) avoid the entry of, effect the dissolution of and have vacated, lifted, reversed or overturned, as applicable, any Order or Action that would prevent, prohibit, restrict or delay the consummation of the Transactions, in each case, to enable the Closing to occur as expeditiously as possible after the Signing Date and prior to the Outside Date. Notwithstanding anything to the contrary contained in this Section 6.02 or elsewhere in this Agreement, Purchaser and its Affiliates shall not be required to (A) take or agree to commit or take any action (including any sale, divestiture, licensing or disposition), or to limit or agree to limit Purchaser’s and its Affiliates’ freedom of action or that of the Company or any subsidiary, division, or Affiliate of either in any respect that would, in the reasonable good faith judgment of Purchaser, be reasonably likely to (1) materially impair the benefits or advantages it expects to receive from the Transactions contemplated hereby, or (2) give rise to a material adverse effect on the business plan or business strategy of the combined company, (B) sell, divest, license, or otherwise dispose of any of their assets or any assets of the Company or any subsidiary, division, or Affiliate of either or (C) file or initiate any Action against any Governmental Authority.

(c)             Neither any Party nor its Representatives shall participate in or agree to participate in any communication or meeting with any Governmental Authority in respect of any filings contemplated by Section 6.02(a) or Action or other inquiry in connection therewith unless it consults with the other Parties in advance and, to the extent permitted by such Governmental Authority, affords the other Parties the opportunity to attend and participate in such communication or meeting. Each Party shall provide the other Parties with copies of all correspondence, white papers and communications between such Party or any of its Representatives, on the one hand, and any Governmental Authority, on the other hand, in respect of any Action or other inquiry in connection therewith with respect to the Transactions. Notwithstanding anything to the contrary in this Section 6.02, (i) each Party may redact from any materials provided to the other Parties pursuant to this Section 6.02 any information governed by the attorney-client privilege, the work product doctrine or any similar privilege and (ii) each Party may, as it determines is reasonably necessary, designate competitively sensitive material provided to the other Parties pursuant to this Section 6.02 as “Outside Counsel Only,” which materials and the information contained therein shall be provided only to the receiving Party’s outside legal counsel and shall not be disclosed by such outside counsel to any of the receiving Party’s directors, officers, employees or members without the prior written consent of the disclosing Party.

(d)             Purchaser shall pay all of the filing fees required to be paid in connection with the filings contemplated by this Section 6.02.

Section 6.03          Access.

(a)             During the Interim Period, Seller shall provide Purchaser and its Affiliates and Representatives with reasonable access, upon reasonable prior written notice and during normal business hours, to the Records (except for information, documents or communications governed by the attorney-client privilege, the work product doctrine or any similar privilege), the Business Employees and the Company Group’s assets, properties, accounting firms, counsel, financial advisors, other Representatives as Purchaser may from time to time reasonably request in writing, in each case, only to the extent that such access (i) will not unreasonably interfere with the Business or any health, safety or security rules, regulations, requirements or instructions of Seller, the Company Group or any of their respective Affiliates and (ii) is reasonably related to Purchaser’s obligations and rights under this Agreement; provided, however, that (A) Seller shall be entitled to have their Representatives present for any communication with or access to the Records, the Business Employees and the Company Group’s assets, properties, accounting firms, counsel, financial advisors, other Representatives, (B) Purchaser shall, and shall cause its Affiliates and Representatives to, observe and comply with all reasonable health, safety, security and other rules, regulations, requirements and instructions of Seller and/or the members of the Company Group and their respective Affiliates, as applicable, including any limitations on access or related activities that any member of the Company Group reasonably determines, would jeopardize the health and safety of any member of the Company Group or any of its Affiliates, which are communicated or otherwise made available in advance to Purchaser and with the terms and conditions of the Confidentiality Agreement, and (C) Purchaser and its Affiliates or Representatives shall be permitted to conduct a non-invasive on-site environmental site assessment and limited compliance evaluation or investigation with respect to the Business or the Company Group’s assets or properties following reasonable consultation with Seller with respect to any such activity; provided, however, that in no event shall Purchaser or any of its Affiliates or Representatives conduct any subsurface investigation or other form of sampling or testing of any environmental media without first obtaining the consent of Seller.

(b)             Notwithstanding anything to the contrary in this Agreement, during the Interim Period, neither Purchaser nor any of its Affiliates or Representatives shall have any right of access to, and none of Seller, the Company Group, the Business Employees, nor any of their respective Affiliates or Representatives, shall have any obligation to provide, (i) any information relating to (A) the sale or divestiture process conducted by Seller or its Affiliates for the Company Group or (B) Seller’s or its Affiliates’ (or their respective Representatives’) evaluation of the business of the Company Group in connection therewith, including, in each case, any projections, financial and other information related thereto; or (ii) any information, the disclosure of which could or would (A) jeopardize any privilege (including attorney-client or work product privilege), as determined in Seller’s reasonable discretion, (B) cause Seller, any member of the Company Group or any of their respective Affiliates to breach any fiduciary duty, confidentiality or other Contractual obligation or similar duty or obligation to a third party or (C) result in a violation of Law. To the extent reasonably requested by Purchaser in writing, Seller shall use commercially reasonably efforts to coordinate meetings between Purchaser and its Affiliates and Representatives and the suppliers, vendors, distributors, customers, joint venture partners, sales team members or other employees of Seller or any of its Affiliates (including any member of the Company Group); provided that Seller or its Affiliates or Representatives shall be permitted to attend such meetings.

(c)             Purchaser shall indemnify and hold harmless, Seller, the Company and their respective Affiliates from and against all Losses to the extent resulting from any of Purchaser’s and its Representatives’ site visits and access to any property or information of the Company Group, except (i) to the extent arising from or relating to the gross negligence of the Company Group and (ii) that the foregoing indemnification obligation shall not apply to the mere discovery by Purchaser or any of its Representatives of any existing condition or circumstance with respect to Seller, the Company Group, the Business or any of the assets relating thereto.

Section 6.04          Confidentiality Agreement. The Confidentiality Agreement, including its terms and conditions, shall continue in full force and effect pursuant to the terms thereof until, and shall terminate upon, the Closing. The Parties hereby acknowledge and agree that the Confidentiality Agreement was executed by Parent and that, notwithstanding anything to the contrary in the Confidentiality Agreement, Purchaser shall be bound by and comply with the terms and conditions of the Confidentiality Agreement applicable to Parent and Purchaser shall be a beneficiary of the rights under the Confidentiality Agreement that are the benefit of Parent, in each case, until the Closing. Each Party shall, and shall cause its Affiliates and direct its Representatives to, hold in confidence all information received by or made available to such Party or any of its Affiliates or Representatives pursuant to this Agreement or the other Transaction Documents, including the existence, status, terms and provisions hereof and thereof, in accordance with the terms and conditions of the Confidentiality Agreement until the Closing. From and after the Closing for a period of two years, Seller shall, and shall cause its Affiliates and Seller’s and its Affiliates’ respective Representatives, to, hold in confidence any and all information, whether written or oral, concerning the Company Group, the Business, the Purchased Shares and/or the Subsidiary Interests, except to the extent that such information (a) is generally available to and known by the public through no fault of Seller, any of its Affiliates or Seller’s and its Affiliates’ respective Representatives, (b) is lawfully acquired by Seller, any of their Affiliates or Seller’s and Seller’s and its Affiliates’ respective Representatives from and after the Closing from sources which are not known to Seller to be prohibited from disclosing such information by a legal, contractual or fiduciary obligation or (c) is required to be disclosed by applicable Law or Order; provided, that if Seller or any of its Affiliates or Seller’s and its Affiliates’ respective Representatives are compelled to disclose any confidential information by applicable Law or Order, Seller shall promptly notify Purchaser in writing and such Person shall disclose only that portion of such information which such Person is advised by their counsel in writing is legally required to be disclosed; provided, further, that Seller shall reasonably cooperate (at Purchaser’s cost and expense) with Purchaser’s efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information. The Parties agree that the negotiation of the Management Agreements and discussions of post-Closing employment with the Company Group, Purchaser and/or Purchaser’s Affiliates or their respective Representatives in furtherance of the Transaction (and conditioned upon the occurrence of the Closing) shall not be deemed to violate the non-solicitation provisions set forth in the Confidentiality Agreement.

Section 6.05          Insurance. From and after the Closing, neither Seller nor any of its Affiliates shall have any obligation of any kind to maintain any form of insurance covering the Business, the Company Group or the Company Group’s assets or properties, and Purchaser shall be responsible for securing (or causing its Affiliate to secure) any and all insurance it deems appropriate for the operation of the Business and the Company Group’s assets and properties; provided, however, that upon Purchaser’s request, Seller shall use commercially reasonable efforts to allow Purchaser or the applicable member of the Company Group to assume any insurance policy of Seller covering the Business, the Company Group or the Company Group’s assets or properties that are in force as of the Closing and allow such policy to remain in force until the earlier of (a) such policy’s expiration and (b) such time as Purchaser elects to cancel such policy.

Section 6.06          Indemnification of Directors and Officers; D&O Insurance.

(a)             Until the sixth anniversary of the Closing Date, Purchaser shall cause the members of the Company Group to continue to honor their respective obligations (in accordance with the terms of their respective Organizational Documents in effect as of the Signing Date) with respect to the exculpation and indemnification of, and the advancement of expenses to, any current or former directors, officers, managers or members of the Company Group as of the Closing Date (collectively, the “Covered Persons”) arising or resulting from any actions or omissions of any such Covered Persons at or prior to the Closing (including in connection with this Agreement, the other Transaction Documents and the Transactions).

(b)             Prior to the Closing, Seller shall (at its sole expense), or shall cause the Company Group to, obtain “tail” insurance policies, effective as of the Closing, to extend the liability coverage of all existing directors’ and officers’ insurance policies for the Covered Persons (collectively, “D&O Insurance”), in each case (i) with a claims reporting or discovery period of at least six years from and after the Closing Date, (ii) from an insurance carrier with the same or better credit rating as the insurance carrier(s) providing D&O Insurance immediately prior to the Closing Date and (iii) with benefits, terms, conditions, retentions and levels of coverage that are at least as favorable to the Covered Persons as the D&O Insurance immediately prior to the Closing Date with respect to any matters that existed or occurred at or prior to the Closing (including in connection with this Agreement, the other Transaction Documents and the Transactions).

(c)             In the event any member of the Company Group or any of such member’s successors or assigns consolidates or merges into any other Person and is not the continuing or surviving entity of such consolidation or merger, or converts into any other Person or transfers all or substantially all of its assets to any Person, then, in each such case, Purchaser shall use commercially reasonable efforts to cause such member’s successors and assigns to assume the obligations set forth in this Section 6.06.

(d)             Until the sixth anniversary of the Closing Date, Purchaser shall not, and shall cause the members of the Company Group to not, terminate or modify any of their respective obligations under this Section 6.06 in any manner that could or would adversely affect any of the Covered Persons without the prior written consent of such Covered Person(s). Purchaser acknowledges and agrees that each of the Covered Persons is intended to be a third-party beneficiary of this Section 6.06 with full rights of enforcement as if such Covered Person were a party to this Agreement. The rights of each Covered Person under this Agreement shall be in addition to any other rights such Covered Person may have under the Company Group’s Organizational Documents in effect as of the Signing Date, under any and all indemnification Contracts of or entered into by the Company Group and at Law and in equity.

Section 6.07          R&W Insurance Policy. Purchaser shall obtain a conditionally bound representations and warranty insurance policy in respect of the representations and warranties contained in this Agreement or any certificate delivered in connection with this Agreement (the “R&W Insurance Policy”) and use reasonable best efforts to ensure that the conditions in the binder of such R&W Insurance Policy are met and that the R&W Insurance Policy will remain effective from the Signing Date to and after the Closing. Purchaser shall cause the R&W Insurance Policy to expressly provide that (a) the insurer shall waive, and agree not to pursue any rights of subrogation, contribution, or otherwise against Seller Related Parties (except in the case of Fraud) and that none of Purchaser, Parent or any of their Affiliates shall have any obligation to pursue any claim against Seller (the “Subrogation Provision”), (b) Seller Related Parties are express third-party beneficiaries with rights to enforce the Subrogation Provision and (c) no amendment to the Subrogation Provision shall be effective without the prior written consent of Seller. From the Signing Date until the Closing, Seller and the Company Group shall use commercially reasonable efforts to cooperate with Purchaser, and shall take such other actions as Purchaser may reasonably request and which are customary for a buyer-side transaction risk insurance policy (in each case, to the extent within the control of Seller or Company Group), at Purchaser’s sole cost and expense, in order to assist Purchaser in removing conditional exclusions to the R&W Insurance Policy. Following the Closing, Seller shall use commercially reasonable efforts to cooperate with Purchaser, at Purchaser’s sole cost and expense, as reasonably requested by Purchaser in connection with any claim under the R&W Insurance Policy; provided, that such cooperation shall not extend to any information, matters or actions that are the subject of or otherwise implicated in any indemnification claim or potential indemnification claim against Seller pursuant to Article XI. Notwithstanding anything to the contrary in this Agreement, none of Seller Related Parties shall be entitled to any proceeds from the R&W Insurance Policy without the prior written consent of Purchaser. In the event that Purchaser is unable to download an electronic copy of the Data Room, promptly following Purchaser’s request made within five (5) Business Days of the Closing Date, Seller shall deliver or cause to be delivered to Purchaser (or its designee) a true and complete copy of the contents of the Data Room as of the Closing Date on a USB drive or other means reasonably acceptable to Purchaser.

Section 6.08          Records.

(a)             Subject to Section 12.14, from and after the Closing, Purchaser shall be entitled to all of the Records (including all related electronic mail, PEO records and data of SaaS providers), and, promptly following the Closing, but no later than ten Business Days thereafter, Seller shall deliver all such Records to Purchaser. For purposes of this Section 6.08(a), “Records” shall be deemed to not include, and Seller and its Affiliates shall be entitled to retain, (i) any employment records, (ii) any Tax Returns of Seller or any of its Affiliates (other than the Company Group), and (iii) documents subject to legal privilege (such as the attorney-client privilege or work product doctrine) as to the transactions contemplated by this Agreement (including the Privileged Materials).

(b)             From and after the Closing, Purchaser shall, and shall cause its Affiliates (including the Company Group) to, preserve in accordance with the bona fide recordkeeping policies of Purchaser, and, upon Seller’s request, make available to Seller (and its designees) and afford Seller (and its designees) the right, at Seller’s expense, to take extracts from and to make copies of, any and all retained Records that relate to any period that includes or precedes the Closing Date, in each case solely to the extent required (A) by Seller to prepare or file any Tax Return, (B) in connection with any audit or similar Action involving Seller or any of its Affiliates, (C) to enable Seller to comply with its covenants and obligations under this Agreement and the other Transaction Documents, (D) in connection with any claim, dispute, action, cause of action, investigation or Proceeding of any kind by or against any Person (including any claims by or against Seller pursuant to this Agreement or any other Transaction Document) and/or (E) any other reasonable business purpose; provided, however, that notwithstanding anything to the contrary in the foregoing, neither Purchaser nor any member of the Company Group nor any other Affiliate of Purchaser shall have any obligation to provide any information pursuant to this Section 6.08(b) the disclosure of which would (i) result in the waiver of any legal privilege (including attorney-client privilege) available to Purchaser, any member of the Company Group or any of their respective Affiliates, (ii) cause Purchaser, any member of the Company Group or any of their respective Affiliates to breach any fiduciary duty or confidentiality or other Contractual obligation or similar duty or obligation to a third party or (iii) result in a violation of Law.

Section 6.09          Use of Name. Seller agrees that from and after the Closing Date, Seller and its Affiliates will not directly or indirectly use in connection with any business activities the names “Moser Engine Service,” “Moser Energy Systems,” “Moser Energy” and any derivations thereof or any internet domain names, identifying symbols, logos, emblems, signs or insignia related thereto or containing or comprising the foregoing, in each case, to the extent confusingly similar thereto.

Section 6.10          Public Announcements. The Parties shall consult with each other prior to issuing any publication or press release of any nature with respect to this Agreement, the other Transaction Documents or the Transactions and shall not make or issue, or cause to be made or issued, any such publication or press release without the prior written consent of Purchaser and Seller except to the extent, but only to such extent, that, such announcement or statement is required by Law, any listing agreement with any securities exchange or any securities exchange regulation, in which case the Party proposing to issue such publication or press release shall, to the extent reasonably practicable and permitted by Law, consult in good faith with the other Parties before issuing any such publication or press release, consider in good faith any reasonable comments proposed by such other Parties that are received at least 12 hours prior to the anticipated issuance of such press release (so long as a draft of such press release is provided to the non-issuing party at least 24 hours in advance of such anticipated issuance) and reasonably cooperate in good faith with the other Parties with respect to the timing, manner and content of such disclosure.

Section 6.11          Further Assurances. Subject to the terms and conditions of this Agreement, from time to time, at any Party’s written request and without further consideration, the other Parties shall execute and deliver to such Party such other instruments of sale, transfer, conveyance, assignment and confirmation and provide such materials and information and take such other actions as such Party may reasonably request in writing in order to consummate or evidence the Transactions.

Section 6.12          Continuing Employees.

(a)             For a period of at least 12 months following the Closing Date (or, if shorter, the period that the applicable Continuing Employee remains employed by Purchaser or its Affiliate) (the “Benefit Period”), Purchaser shall, or shall cause its Affiliate to (which Affiliate may include a member of the Company Group or successor thereto or Subsidiary thereof for periods on and after the Closing Date for purposes of this Section 6.12), provide each Continuing Employee with (i) a rate of base salary or base wages, as applicable, that are no less than the base salary or base wages, as applicable, that such Continuing Employee received immediately prior to the Closing, provided, however, Purchaser or its Affiliate may cause any Continuing Employee who has been paid on a salaried basis to be paid on an hourly basis if Purchaser or its Affiliate pays similarly situated employees on an hourly basis or determines that such pay structure is advisable to comply with applicable Law, and (ii) incentive compensation, bonus opportunities, and employee benefits under the Employee Benefit Plans that are no less favorable in the aggregate than such incentive compensation, bonus opportunities, and employee benefits provided to similarly situated employees of Purchaser or its Affiliates; provided, however, that with respect to any 2024 annual bonuses that remain unpaid (in full or in part) for any Continuing Employee as of the Closing Date, the Purchaser shall pay out the amount of such bonus payments to the applicable Continuing Employee based upon the bonus amounts (including the satisfaction of applicable performance conditions) provided in the Company Group Benefit Plan under which the bonus was granted and earned. For the avoidance of doubt, neither Purchaser nor its Affiliates shall be required to continue for any period of time or upon any particular terms or conditions the employment of any Continuing Employee.

(b)             If (i) any Continuing Employee’s employment is involuntarily terminated without Cause during the Benefit Period or (ii) any Continuing Employee resigns from employment during the Benefit Period following (and within 75 days of) the occurrence of, without such Continuing Employee’s consent, (A) the relocation of such Continuing Employee’s principal place of employment by more than 50 miles from the location of such Continuing Employee’s principal place of employment immediately prior to the Closing Date, or (B) any reduction of the Continuing Employee’s base compensation or annual cash bonus incentive compensation, if any, bonus opportunities or employee benefits in violation of Section 6.12(a) above, then, Purchaser shall, or shall cause its Affiliate to, provide severance compensation to such Continuing Employee that is equal to the severance compensation described in Section 6.12(b) of the Disclosure Schedule (subject to the applicable Continuing Employee timely signing and returning, and not revoking at any time, a release of claims in a form acceptable to Purchaser or its Affiliate), after taking into account such Continuing Employee’s base salary or hourly wage rate in effect as of the termination date (or as of immediately prior to the reduction in compensation, if applicable), and the aggregate service credited to such Continuing Employee as of the termination date (which shall include all service recognized under Section 6.12(c), all service with Purchaser or its Affiliate, as applicable, following the Closing Date, and any other amount as may be required by Law). Any portion of the severance compensation described in this Section 6.12(b) that is payable in cash shall be paid to the Continuing Employee within 60 days following such Continuing Employee’s termination date. Any severance compensation paid in accordance with this Section 6.12(b) would be fully and completely subject to the Continuing Employees executing a waiver and release agreement in favor of Purchaser and its Affiliates.

(c)             With respect to each Continuing Employee who begins to participate in the Employee Benefits Plans of Purchaser or its Affiliates (collectively, the “Successor Employee Benefit Plan”), Purchaser shall, or shall cause its Affiliate to, use its commercially reasonable efforts to cause the applicable Successor Employee Benefit Plan (but excluding any Successor Employee Benefit Plan that is subject to Section 412 of the Code or Title IV of ERISA) to credit each Continuing Employee for all purposes, including eligibility, vesting and benefit determination, with the service that is credited under the corresponding Employee Benefit Plan in which such Continuing Employee participates immediately prior to the Closing Date (including service with predecessor employers, to the extent such service is credited under such Employee Benefit Plan); provided, however, that the Successor Employee Benefit Plan may exclude any such prior service credit that would result in a duplication of benefits. With respect to each Continuing Employee who begins to participate in a Successor Employee Benefit Plan, Purchaser shall, or shall cause its Affiliate to, use its commercially reasonable efforts to cause (i) each such Continuing Employee to be eligible to participate in the applicable Successor Employee Benefit Plans which provide medical, dental, prescription drug or vision benefits without any waiting periods or any pre-existing condition exclusions and without regard to any evidence of insurability, actively-at-work, or similar requirements and (ii) credit to be given for all co-payments, deductibles, out-of-pocket costs and similar expenses paid by each Continuing Employee and such Continuing Employee’s eligible dependents under a comparable Employee Benefit Plan in which such Continuing Employee participates immediately prior to the Closing Date and during the plan year of such Successor Employee Benefit Plan in which the Closing Date occurs. Seller shall provide Purchaser or its Affiliate, as applicable, with all data and information reasonably requested in writing by Purchaser or such Affiliate to enable Purchaser or such Affiliate to comply with this Section 6.12(c).

(d)             If requested by Purchaser in writing at least 20 days prior to the Closing Date, Seller or the Company, as applicable, shall (i) execute resolutions to terminate any Employee Benefit Plan qualified under Section 401(a) of the Code and containing a Code Section 401(k) cash or deferred arrangement (a “Company 401(k) Plan”) and (ii) fully vest each Business Employee in his or her account balance in Seller 401(k) Plan, in each case, effective at least one day prior to the Closing Date (the “ERISA Effective Date”). If applicable, prior to the ERISA Effective Date, Seller shall, or shall cause the Company to, provide Purchaser with executed resolutions of its or, as applicable, another Company Group member authorizing such termination and amending any such Company 401(k) Plan commensurate with its termination to the extent necessary to comply with all applicable Laws. Seller, the Company or such Company Group member, as applicable, shall also take such other actions in furtherance of the termination of each Company 401(k) Plan as Purchaser may reasonably require, including such actions as Purchaser may require prior to the Effective Time to support Purchaser obtaining a determination letter with respect to the termination of each Company 401(k) Plan following the ERISA Effective Date. To the extent permitted by applicable plans, Purchaser shall cause its benefit plan qualified under Section 401(a) of the Code and containing a Code Section 401(k) cash or deferred arrangement to accept a direct rollover of any Business Employee’s benefits under Seller 401(k) Plan in cash and, if applicable, promissory notes.

(e)             Effective as of the Closing Date, Purchaser will, or will cause its Affiliate to, maintain or designate a defined contribution plan and related trust intended to be qualified under Sections 401(a), 401(k) and 501(a) of the Code (the “Purchaser 401(k) Plan”) for the Continuing Employees to participate.

(f)             Cooperation; Employee and Plan Information. Seller and Purchaser each will, and each will cause its Affiliates as necessary to, cooperate in carrying out the provisions of this Section 6.12 (including working with third-party administrators and insurance carriers and making available to the other such records and other information as the other may reasonably request to facilitate the determination of the period of service and salary of any Continuing Employee with Company Group or an Affiliate). All obligations undertaken by Purchaser or Seller under this Section 6.12 may be satisfied in whole or in part by an Affiliate of such Party.

(g)             Employment; Employee Benefit Plans. This Section 6.12 shall be binding upon and inure solely to the benefit of each of the Parties, and nothing in this Section 6.12, whether express or implied, shall confer upon any Person whether or not a party to this Agreement (including any Continuing Employee) any right to employment or to be retained in the employment with Purchaser or its Affiliates. Nothing contained herein, express or implied, shall be construed to establish, amend or modify any Employee Benefit Plan or any other employee benefit plan, program, agreement or arrangement. Nothing contained herein, express or implied, shall diminish the right of Purchaser or its Affiliates to change or terminate their plans, programs, or policies regarding compensation, benefits or other employment matters at any time or from time to time.

(h)             280G Covenant. Seller shall, or shall cause one of its Affiliates (including any members of the Company Group) to use commercially reasonable efforts to secure from each person who is a “disqualified individual” as defined in Section 280G(c) of the Code (each a “Disqualified Individual”) to whom any payment or benefit is required or proposed to be made in connection with the transactions contemplated by this Agreement that could constitute “parachute payments” under Section 280G(b)(2) of the Code (“Section 280G Payments”) a written agreement waiving such Disqualified Individual’s right to receive some or all of such payment or benefit (the “Waived Benefits”), to the extent necessary so that all remaining payments and benefits applicable to such Disqualified Individual will not be deemed parachute payments, and accepting in substitution for the Waived Benefits the right to receive the Waived Benefits only if approved by the equity holders of such Company or Affiliate in a manner that complies with Section 280G(b)(5)(B) of the Code (the “280G Stockholder Approval”). Prior to the Closing, Seller shall, or shall cause one of its Affiliates to, submit the Waived Benefits of each Disqualified Individual who has executed a waiver in accordance with this Section 6.12 for approval of the relevant Affiliate’s equity holders and such Disqualified Individual’s right to receive the Waived Benefits will be conditioned upon receipt of the requisite approval by such equity holders in a manner that complies with Section 280G(b)(5)(B) of the Code; provided, in no event will this Section 6.12 be construed to require the Company (or any of its Affiliates) to compel any Disqualified Individual to waive any existing rights under any contract or agreement that such Disqualified Individual has with Seller, the Company, or any other Person, and in no event will the Company (or any of its Affiliates) be deemed in breach of this Section 6.12 if any such Disqualified Individual refuses to waive any such rights or if such equity holders fail to approve any Waived Benefits. No later than five Business Days before the Closing Date, Seller shall, or shall cause the Company to provide to Purchaser or its counsel drafts of the consent, waiver, disclosure statement and calculations necessary to effectuate the 280G Stockholder Approval and shall incorporate all of Purchaser’s reasonable comments. Prior to the Closing, Seller will, or will cause the Company to, deliver to Purchaser notification that either (i) the 280G Stockholder Approval was obtained with respect to the Section 280G Payments, or (ii) the 280G Stockholder Approval was not obtained with respect to the Section 280G Payments and that, as a consequence, the Waived Benefits have not been and shall not be paid, retained or provided, as applicable. Notwithstanding the foregoing, to the extent that any contract, agreement, or plan is entered into by Purchaser or any of its Affiliates and a Disqualified Individual in connection with the transactions contemplated by this Agreement before the Closing Date (the “Purchaser Agreements”), Purchaser shall provide a copy of such contract, agreement, or plan to the Company before the Closing Date and shall cooperate in good faith in order to calculate or determine the value (for the purposes of Section 280G of the Code) of any payments or benefits granted or contemplated therein, that may be paid or granted in connection with the transactions contemplated by this Agreement that could constitute a “parachute payment” under Section 280G of the Code; provided that, in any event, Seller or the Company’s failure to include the Purchaser Agreements in the 280G Stockholder Approval materials described herein, for any reason, will not result in a breach of the covenants set forth in this Section 6.12.

Section 6.13          Casualty Event.

(a)             If any portion of the Company Assets are damaged or destroyed by an Event of Loss between the Signing Date and the Closing Date with respect to which the Restoration Cost would reasonably be expected to exceed $2,200,000, then the following provisions of this Section 6.13 shall apply.

(b)            Seller shall provide notice to Purchaser after obtaining Knowledge of such an Event of Loss and if the cost of restoring, repairing or replacing such damaged or destroyed Company Assets to a condition substantially comparable in all material respects to its condition as of the Signing Date, (such amount to be determined by mutual agreement of Seller and Purchaser, or absent such agreement, an independent third party appraiser or other qualified firm selected by Purchaser and reasonably acceptable to Seller promptly after the date of the Event of Loss, the “Restoration Cost”) is, in the aggregate, more than $4,400,000 but less than $22,000,000, then Seller may elect, by written notice to Purchaser, to, subject to the terms and conditions of this Agreement, proceed with the Closing and reduce the amount of the Cash Purchase Price by the estimated Restoration Cost, or prior to Closing, restore, repair or replace such damaged or destroyed Company Asset to a condition substantially comparable in all material respects to its condition as of the Signing Date. If Seller does not make any such election prior to the Closing Date, the Parties shall proceed to Closing subject to the terms and conditions hereof, and the Cash Purchase Price shall be reduced by the estimated Restoration Cost. Notwithstanding the foregoing, if, following an Event of Loss, the estimated Restoration Cost is less than or equal to $4,400,000, there shall be no effect on the Transactions, including for purposes of the closing conditions and the termination provisions in this Agreement.

(c)            If the Closing Date or the Outside Date are expected to occur prior to the final determination of the Restoration Cost, the Closing Date and the Outside Date shall be postponed for a period not in excess of ten days after the final determination of the Restoration Cost. If Seller elects to so restore, repair or replace such damaged or destroyed Company Assets or properties relating to an Event of Loss, Seller shall complete or cause to be completed prior to the Closing, as a condition to Purchaser’s obligation to consummate the Closing, the repair, replacement or restoration of the damaged Company Assets or property to a condition substantially comparable in all material respects to their condition as of the Signing Date, and the Closing Date and the Outside Date shall be postponed for a period not in excess of 90 days to enable Seller to complete the restoration, repair or replacement of such property or assets as reasonably agreed between the Parties.

(d)            If the Restoration Cost is an amount equal to or greater than $22,000,000, either Party may, by notice to the other Party within 30 days after Purchaser’s receipt of notice from Seller of such Event of Loss and the Restoration Cost attributable thereto, elect to terminate this Agreement, and if no Party elects to terminate this Agreement within such 30-day period, then the Parties shall, subject to the terms and conditions of this Agreement, proceed to Closing, and the Cash Purchase Price shall be reduced by the estimated Restoration Cost.

(e)            To the extent the Cash Purchase Price is reduced by the estimated Restoration Cost or if Seller elects to restore, repair or replace the damaged or destroyed Company Asset in the case of an Event of Loss, then, pursuant to this Section 6.13, Purchaser will, at Seller’s election, cause each member of the Company Group to (i) assign to Seller or its assignees any rights to (y) claims of each member of the Company Group against third parties with respect to such Event of Loss, or (z) insurance claims or recoveries available under insurance policies covering any member of the Company Group or any of their properties or assets with respect to such Restoration Costs, or (ii) at Seller’s cost and expense, use commercially reasonable efforts to pursue such claims of such member of the Company Group against third parties on Seller’s behalf for the benefit of Seller.

Section 6.14            Payoff Letters. In order to facilitate the repayment of the Closing Indebtedness for borrowed money of the Company Group set forth on Section 2.04(a) of the Disclosure Schedule, if any, and the release of all related Liens, Seller shall deliver, or cause to be delivered, to Purchaser, as promptly as reasonably practicable and in no event later than three Business Days prior to the Closing, draft copies of payoff letters from the agents or the lenders, as applicable, in respect of all such Indebtedness (the “Payoff Letters”), which Payoff Letters shall (i) set forth the aggregate principal amount and all accrued but unpaid interest and other payment obligations (including any prepayment premiums, commitment and other fees, related expenses, penalties or termination fees payable as a result of the consummation of the Transactions) constituting such Indebtedness, (ii) provide for the release of all related Liens upon the assets or equity interests of each applicable member of the Company Group, (iii) provide for automatic and irrevocable release of each applicable member of the Company Group from any payment obligations (other than those indemnification and other contingent obligations that customarily remain following termination of a credit agreement) in respect of such Indebtedness, (iv) provide for prompt delivery of all possessory collateral in the possession of such applicable Person to which such Indebtedness is owed in respect of such Indebtedness and (v) otherwise be in such lender’s or agent’s customary form; provided that, the Payoff Letters may specify that the matters addressed in clauses (ii) through (iv) are subject to satisfaction in full at Closing of the applicable payment obligations specified in clause (i). Notwithstanding anything to the contrary, nothing in this Agreement shall restrict or prohibit Seller and/or the Company Group from repaying any Indebtedness prior to the Closing. To the extent such Indebtedness is repaid prior to the Closing, Seller shall be required to provide evidence of such repayment and corresponding lien releases at Closing in lieu of a Payoff Letter.

Section 6.15            Termination of Affiliate Transactions. Prior to the Closing, Seller shall cause all Affiliate Transactions and related Contracts set forth on Section 6.15 of the Disclosure Schedule to terminate in their entirety without any remaining Liabilities for any member of the Company Group or Purchaser or any of its Affiliates.

Section 6.16            No-Shop. Other than in connection with the consummation of the Transactions, during the Interim Period (a) Seller shall not (and shall cause the Company Group, their respective Affiliates, and direct their Representatives, not to) solicit or encourage the initiation or submission of interest, offers, inquiries or proposals (or consider or entertain any of the foregoing) from any Person, initiate or participate in any negotiations or discussions, or enter into, accept or authorize any agreement or agreement in principle, or announce any intention to do any of the foregoing, with respect to any expression of interest, offer, proposal to acquire, purchase, license or lease (i) all or substantially all of the Company Group’s business or assets, or (ii) the Company Stock or the Subsidiary Interests, whether by share purchase, merger, consolidation, combination, reorganization, recapitalization, purchase of assets, tender offer, lease, license or otherwise (any of the foregoing, a “Competing Transaction”) and (b) Seller shall, and shall cause the Company Group and their respective Affiliates, and direct their Representatives, to, immediately discontinue any ongoing discussions or negotiations (other than any ongoing discussions with Purchaser, Parent or any of their respective Affiliates) relating to a possible Competing Transaction.

Section 6.17            Required Financial Statements. Seller shall, at Purchaser’s sole cost and expense, use Seller’s commercially reasonable efforts to (a) deliver to Purchaser on or prior to the date that is 60 days following the Closing Date, true and complete copies of (i) the audited consolidated balance sheet of the Company Group as of December 31, 2024, and the related audited consolidated statements of income, members’ equity and cash flows of the Company Group for the year then ended, including the notes and schedules thereto, accompanied by the report thereon of the Company Group’s independent auditors for the years then ended, in each case audited in accordance with the auditing standards of the American Institute of Certified Public Accountants (the “AICPA”); (ii) the financial statements consisting of the consolidated unaudited balance sheet of the Company Group as of March 31, 2024, June 30, 2024, September 30, 2024 and December 31, 2024, each “reviewed” by the Company Group’s independent auditors in accordance with the interim review standards and procedures of the AICPA and (iii) the unaudited consolidated balance sheet of the Company Group as of the Closing Date and the related unaudited consolidated statements of income, members’ equity and cash flows of the Company Group for January 1, 2025 through the Closing Date, each “reviewed” by the Company Group’s independent auditors in accordance with the interim review standards and procedures of the AICPA, in each case, subject to Purchaser providing, and causing the Company Group to provide, to Seller access to all Records, accounting personnel, advisors and other Representatives reasonably necessary to provide all such financial statements on such deadline and (b) progress the items set forth in clauses (a)(i) and (a)(ii) above prior to the Closing Date as necessary to meet the delivery timeline set forth in clause (a) above.

Section 6.18            Financing Cooperation.

(a)           From the Signing Date until the Closing, or the earlier termination of this Agreement, Seller shall, and shall cause the Company Group to, and shall direct its and their respective Representatives to, at Purchaser’s sole cost and expense and at Purchaser’s reasonable request, cooperate in good faith with Parent and Purchaser in connection with the arrangement of any financing by Parent or Purchaser in connection with the Transactions (the “Financing”). Such cooperation may include (i) providing the Financing Information as promptly as reasonably practicable after Purchaser’s request therefor, and thereafter to provide any further Financing Information promptly upon the reasonable request of Purchaser; (ii) providing reasonable assistance with respect to bank meetings, due diligence sessions and similar presentations to and with prospective lenders and rating agencies by conference call; (iii) providing reasonable assistance with the preparation of customary materials for rating agency presentations, bank information memoranda and other customary marketing and syndication materials necessary or appropriate in connection with the Financing; (iv) providing reasonable cooperation with Parent and the Financing Sources’ due diligence efforts; (v) directing, and taking all reasonably requested actions to permit (including delivering customary authorization and representation letters) the present and former, as applicable, independent accountants for Seller and the Company Group to provide reasonable assistance to Parent and Purchaser in connection with the Financing consistent with their customary practice (including providing accountants’ comfort letters and consents from such independent accountants to the extent required by the Financing and participating in customary due diligence calls in connection therewith); and (vi) following Purchaser’s reasonable written request, providing to Parent, Purchaser and the Financing Sources at least ten Business Days prior to the Closing Date all documentation and other information required by regulatory authorities under applicable “beneficial ownership,” “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, in connection with the Financing.

(b)           Notwithstanding anything in this Agreement to the contrary: (i) none of Seller or the Company Group, or any of their respective Representatives shall be required to consent to or to execute or enter into or obtain any consent from any third party in respect of any certificate, instrument, agreement or other document in connection with the Financing; (ii) nothing herein shall require cooperation or other actions or efforts on the part of Seller or the Company Group, or any of their respective Representatives in connection with the Financing to the extent it would interfere unreasonably in any material respect with the Business; (iii) none of Seller or the Company Group, or any of their respective Representatives will be required to pay any commitment or other similar fee, to incur any other Liability or to enter into any Contract in connection with the Financing; (iv) none of Seller or the Company Group, or their respective Representatives shall be required to consent to the pre-filing of UCC-1 financing statements or any other grant of any Lien or other encumbrances; and (v) nothing herein shall require the pre-Closing governing body of Seller or any member of the Company Group to adopt resolutions approving the Financing or otherwise approve the agreements, documents or instruments pursuant to which the Financing is made.

(c)           Purchaser shall indemnify and hold harmless Seller, the Company Group and each of their respective Affiliates and Representatives from and against any and all Losses suffered or incurred by any of them in connection with any of their cooperation or assistance with respect to the Financing or the provision of any Financing Information and other information utilized in connection therewith or otherwise arising from the Financing; provided, however, that the foregoing obligations shall not apply to any Losses incurred as a result of the gross negligence of Seller, the Company Group or any of their Affiliates or their respective Representatives. Purchaser shall upon Closing reimburse Seller and its respective Affiliates and Representatives for any and all reasonable and documented out-of-pocket fees, costs or expenses (including reasonable and documented fees, costs and expenses of counsel, accountants and other advisors) incurred by any of them in connection with any of their cooperation or assistance with respect to the Financing or the provision of any information utilized in connection therewith or otherwise arising from the Financing.

Section 6.19            Financial Information. From and after the Signing Date until the date that is 12 months after the Closing Date (the “Records Period”), in the event Parent is required (including, for the avoidance of doubt, in the Current Report on Form 8-K to be filed in connection with the Closing and in any registration statement or proxy statement) to separately include financial information, including pro forma financial statements, associated with the Company Group in documents filed with the SEC pursuant to the Securities Act or the Exchange Act, or as customarily included in offering documentation for private or public offerings of debt or equity securities, Seller agrees to use commercially reasonable efforts to make available to Parent and its Affiliates and their Representatives any and all books, records, information and documents to the extent that such are attributable to the Company Group and in Seller’s or its Affiliates’ possession or control and to which Seller and its Affiliates’ personnel have reasonable access, in each case, as reasonably required by Parent, its Affiliates and their Representatives in order to prepare such financial information, including pro forma financial statements, in connection with such filings or offerings, provided that such activities do not unreasonably interfere with the affairs of Seller and its Affiliates and that Parent shall be solely responsible for any costs or expenses associated therewith, including, for the avoidance of doubt, any such costs and expenses associated with the storage and maintenance of records for the foregoing purposes. During the Records Period, upon Parent’s reasonable request for the same, Seller shall instruct its accountants, counsel, agents and other third parties to (a) cooperate with Parent and its Representatives in connection with the provision of information necessary for the preparation by Parent of any such financial information that is required to be included in any filing or offering documentation by Parent or its Affiliates, and (b) provide customary consents and comfort letters as Parent may reasonably request in connection with such filing or offering documentation; provided, in each case, that Parent shall be solely responsible for any costs or expenses associated therewith. Parent shall indemnify and hold harmless Seller, the Company Group and their respective Affiliates, from and against any and all Losses suffered or incurred by them in connection with the obligations of Seller and its respective Affiliates under this Section 6.19, other than with respect to any actions of a Seller or any member of the Company Group that constitute actual and intentional fraud (and not negligent, reckless or constructive fraud) in the performance of their obligations under this Section 6.19 (i) for which any of the individuals identified in the definition of “Knowledge” with respect to Seller had Knowledge and (ii) as determined by a court of competent jurisdiction in a final and non-appealable judgment.

Section 6.20            Lock-Up; Redemption Right; Legend Removal.

(a)            Lock-Up. Seller hereby irrevocably agrees that, without the prior written consent of Purchaser, it will not, (x) during the Lock-Up Period or (y) with respect to any Indemnity Stock or Purchase Price Adjustment Stock Consideration, prior to the removal of the Contract Legend with respect thereto: (i) lend, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, in each case whether effected directly or indirectly, any shares of Parent Common Stock issued as Stock Consideration; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of Parent Common Stock issued as Stock Consideration, whether any such transaction described in clause (i) or this clause (ii) is to be settled by delivery of shares of Parent Common Stock or other securities, in cash, or otherwise; or (iii) publicly announce the intention to effect any of the transactions covered in clause (i) or clause (ii) above. Notwithstanding anything to the contrary, nothing in this Section 6.20 or elsewhere in this Agreement shall restrict or otherwise limit any transfers of shares of Parent Common Stock pursuant to a bona fide tender offer, merger, consolidation or other similar transaction made to all holders of Parent Common Stock and involving a Parent Change of Control (it being further understood that this Agreement shall not restrict Seller from entering into any agreement or arrangement in connection therewith, including an agreement to vote in favor of, or tender Parent Common Stock or other securities of Parent in, any such transaction or taking any other action in connection with any such transaction), and in the event of such a transfer, Parent shall promptly provide the applicable Transfer Agent Document to its transfer agent promptly following Seller providing notice of such transfer to Parent.

(b)           Redemption Right.

(i)              Notwithstanding anything to the contrary herein, but subject to the remainder of this Section 6.20(b), Purchaser may, in its sole discretion, at any time, and from time to time, during the Lock-Up Period, deliver irrevocable written notice to Seller, which notice shall specify the number of shares of Parent Common Stock comprising the Stock Consideration (such number of shares the “Redemption Shares” and the date of any such notice a “Redemption Date”) to be forfeited by Seller to Parent in exchange for cash (each a “Redemption”), and pay to Seller by wire transfer of immediately available funds to an account or accounts designated by Seller in writing (net of any amounts required to be placed into escrow pursuant to Section 6.20(b)(ii) or Section 6.20(b)(iii), as applicable) an amount (the “Redemption Amount”) equal to the greatest of (A) the number of Redemption Shares multiplied by the Stock Price, (B) the number of Redemption Shares multiplied by the volume weighted average price of the Parent Common Stock during the 20-Trading Day period immediately preceding the Redemption Date, or (C) the number of Redemption Shares multiplied by 90% of the price per share of Parent Common Stock at the close of the Trading Day on the Redemption Date, or if such Redemption Date is not on a Trading Day, then on the close of the last Trading Day immediately preceding the Redemption Date. In connection with any such Redemption, Parent and Seller shall promptly (but in no event more than two Business Days from any Redemption Date) take all action necessary or required to cause the forfeiture of such Redemption Shares to Parent, including providing Parent’s transfer agent with any applicable Transfer Agent Documentation. Purchaser shall pay or shall cause to be paid to Seller any such Redemption Amount promptly (but in any event on or prior to the second Business Day after the Redemption Date) in accordance with the terms hereof unless all or any portion of the Redemption Amount is placed into escrow in accordance with the remainder of this Section 6.20(b); provided that Purchaser shall not be required to pay the Redemption Amount to Seller until any necessary Transfer Agent Documentation from Seller has been provided to Parent’s transfer agent in connection with the forfeiture or release of the applicable Redemption Shares. Notwithstanding anything to the contrary set forth in this Section 6.20(b)(i): (x) Purchaser shall be permitted to make a Redemption of Indemnity Stock only if it makes a Redemption of all, but not less than all, of the remaining Indemnity Stock then held by Seller, and (y) Purchaser shall be permitted to make a Redemption of the Purchase Price Adjustment Stock Consideration only if it makes a Redemption of all, but not less than all, of the remaining Purchase Price Adjustment Stock Consideration then held by Seller.

(ii)             In the event that the Purchase Price Adjustment Stock Consideration is redeemed in accordance with Section 6.20(b)(i) prior to the payment of the Final Post-Closing Adjustment Amount in accordance with Section 2.07, then (A) an amount equal to the Purchase Price Adjustment Escrow Amount will be withheld by Purchaser and shall not be paid to Seller pursuant to Section 6.20(b)(i), (B) Parent and Seller shall, as soon as reasonably practicable, enter into an escrow agreement (the “Escrow Agreement”) (and reasonably cooperate to satisfy any know-your-customer or other requirements to open an escrow account with the Escrow Agent) with the Escrow Agent or amend the Escrow Agreement to provide for the deposit of the Purchase Price Adjustment Escrow Amount into a separate escrow account (the “Purchase Price Adjustment Escrow Account”) with the Escrow Agent and (C) promptly thereafter, Parent shall deposit the Purchase Price Adjustment Escrow Amount into the Purchase Price Adjustment Escrow Account. The Purchase Price Adjustment Escrow Amount shall be held in the Purchase Price Adjustment Escrow Account and be disbursed by the Escrow Agent pursuant to Section 2.07 and the terms and provisions set forth in the Escrow Agreement. Parent and Seller shall share equally the payment of any fees and expenses payable to the Escrow Agent pursuant to the Escrow Agreement.

(iii)            In the event that the Indemnity Stock is redeemed in accordance with Section 6.20(b)(i), then (A) an amount equal to the Indemnity Escrow Amount (or, if lesser, the aggregate Redemption Amount of the Indemnity Stock then held by Seller) will be withheld by Purchaser and shall not be paid to Seller pursuant to Section 6.20(b)(i), (B) Parent and Seller shall, as soon as reasonably practicable, enter into the Escrow Agreement (and reasonably cooperate to satisfy any know-your-customer or other requirements to open an escrow account with the Escrow Agent) with the Escrow Agent or amend the Escrow Agreement to provide for the deposit of the Indemnity Escrow Amount into a separate escrow account (the “Indemnity Escrow Account”) with the Escrow Agent and (C) promptly thereafter, Parent shall deposit the Indemnity Escrow Amount (or such lesser amount) into the Indemnity Escrow Account with the Escrow Agent. The Indemnity Escrow Amount shall be held in the Indemnity Escrow Account and be disbursed by the Escrow Agent pursuant to Section 11.07 and the terms and provisions set forth in the Escrow Agreement.

(c)            Legend Removal. Promptly following the expiration of the Lock-Up Period, Purchaser shall cause written instructions to be delivered to Parent’s transfer agent instructing the transfer agent to remove the Contract Legend from all of the Stock Consideration, other than any Stock Consideration constituting (i) Indemnity Stock or (ii) if the procedures contemplated by Section 2.07 have not been finalized prior to the expiration of the Lock-Up Period, Purchase Price Adjustment Stock Consideration. Parent acknowledges and agrees that it shall remove the Private Placement Legend as provided in the Registration Rights Agreement.

Section 6.21            NYSE Listing. Parent shall take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable under applicable Laws and rules and policies of NYSE and the SEC to enable and effect the listing (subject to official notice of issuance) of the shares of Parent Common Stock to be issued as Stock Consideration (including filing any Supplemental Listing Application or other such form as may be required by NYSE) prior to the Closing.

Section 6.22            Non-Reliance and Disclaimers. Each of Purchaser and Parent specifically acknowledges and agrees to the terms of Section 3.31 and Section 4.11, and that it has not relied on any representation, warranty or other matter disclaimed in such Sections. Each of Purchaser and Parent specifically acknowledges that, except for the representations and warranties specifically and expressly set forth in Article III and this Article IV (subject to the limitations in Section 3.31 and in this Section 4.11) and in the certificate delivered pursuant to Section 7.03 (in each case, as qualified, modified or supplemented by the Disclosure Schedules) (the “Contractual Representations”), the purchase of the Purchased Shares and the consummation of the Transactions are not done in reliance upon (a) any representation or warranty by, or information from, Seller or any member of the Company Group or any of their respective Affiliates or Representatives (including Katten), including information, documents, materials or inducements furnished or omitted by or on behalf of Seller or any member of the Company Group or any of their respective Affiliates or Representatives (including Katten) relating in any way to the Company Group or any statements or omissions of Seller or any member of the Company Group or any of their respective Affiliates or Representatives (including Katten), whether oral or written, express or implied, including any implied warranty of merchantability or of fitness for a particular purpose, or accuracy or completeness of any of the foregoing (“Extra-Contractual Information”), or (b) the accuracy or completeness of any Extra-Contractual Information so supplied, furnished or conveyed, including any information regarding any member of the Company Group or the Transactions. For the avoidance of doubt, the term “Extra-Contractual Information” includes any information, documents, materials or inducements supplied, furnished or conveyed (i) in the Data Room (except to the extent specifically and expressly set forth in the Contractual Representations, including if set forth in the Disclosure Schedules), (ii) in connection with fulfillment of any due diligence requests by or on behalf of Parent or Purchaser (except to the extent specifically and expressly set forth in the Contractual Representations, including if set forth in the Disclosure Schedules), (iii) as a part of any management presentations, or (iv) otherwise in advance of, in connection with or in expectation of the Transactions. Each of Purchaser and Parent expressly acknowledges that (A) neither Seller, nor any Affiliate or Representative of Seller, shall have or be subject to any Liability with respect to or relating to any Extra-Contractual Information, (B) none of Seller, any member of the Company Group nor any other Person will have or be subject to any Liability to Purchaser, Parent or any other Person resulting from the distribution to Purchaser, Parent or any of their respective Affiliates or Representatives or any such Person’s use of or reliance on any Extra-Contractual Information and (C) except as expressly set forth in the Contractual Representations, the Company Assets are held by the Company Group on an as-is, where-is basis with all faults and without any representation or warranty as to habitability, merchantability, marketability, profitability or fitness for any particular purpose.

Section 6.23            Parent Guarantee.

(a)            Parent unconditionally, absolutely, continuingly and irrevocably guarantees to Seller the full, complete and timely payment and performance by Purchaser of Purchaser’s payment obligations (i) arising on or prior to the Closing Date under this Agreement or any other Transaction Document, including payment of the Estimated Purchase Price or (ii) with respect to claims against Purchaser that survive termination of this Agreement in accordance with Section 10.02 (so long as, in the case of this clause (ii), Seller has provided written notice of such claim to Purchaser within 60 days after the date of such termination) (collectively, the “Guaranteed Obligations”). Without limiting the generality of the foregoing, the Guaranteed Obligations include payment of the Estimated Purchase Price on the terms set forth in this Agreement in connection with Seller obtaining specific performance of Purchaser’s obligation to close the Transactions pursuant to Section 12.12.

(b)           Parent’s obligations under this Section 6.23 are principal obligations and are not ancillary or collateral to any other right or obligation under this Agreement, the other Transaction Documents or otherwise. Parent’s obligations under this Section 6.23 are a continuing guarantee and shall remain in full force and effect until the satisfaction in full of all Guaranteed Obligations.

(c)           Parent hereby waives any and all defenses, claims, set-offs, deductions, releases and counterclaims, other than those set forth in Section 6.23(e). Parent’s obligations shall in no way be impaired, affected, reduced or released by reason of (i) the failure or delay by Seller or any other Person in pursuing any remedies or recourse against Purchaser provided for in this Agreement, (ii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of Purchaser or the marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings or any other inability to pay or perform affecting, Purchaser or any of its assets, (iii) any assignment or other transfer of this Agreement or any other Transaction Document or any rights hereunder or thereunder by Purchaser, (iv) any amendment, waiver, renewal, extension or release of or any consent to or departure from or other action or inaction related to this Agreement or any other Transaction Document, in each case in accordance with this Agreement, (v) any amendment, modification, increase, reduction, extension or rearrangement of any Guaranteed Obligation, in each case in accordance with this Agreement, (vi) any acceptance by Seller of partial payment or performance by Purchaser, (vii) any notices and demands, whether of presentment, protest, dishonor or otherwise, (viii) any change in entity structure, existence or ownership of Purchaser or Parent, (ix) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a guarantor, or (x)any absence of any notice to, or knowledge of, Parent, or the existence or occurrence of any of the matters or events set forth in the foregoing clauses (i) through (ix).

(d)           Parent hereby irrevocably waives promptness, diligence, all presentments, protests and notice of acceptance and any other notice relating to any of the Guaranteed Obligations or the guarantee set forth in this Section 6.23 and any requirement for Seller to protect, secure, perfect or insure any Lien or any property subject thereto. Parent also hereby irrevocably waives any provision of any Law or Order otherwise applicable hereto which restricts or in any way limits the rights of any obligee against a guarantor or surety following a default or failure of performance by an obligor with respect to whose obligations the applicable guarantee or surety relates. Without limiting the defenses and rights of Parent not expressly waived in this Section 6.23, Parent expressly reserves unto itself all rights, setoffs, counterclaims and other defenses of Purchaser set forth in this Agreement.

(e)           Notwithstanding anything to the contrary set forth in this Section 6.23, (i) to the extent Purchaser is relieved of any of its obligations under this Agreement in respect of all or any portion of the Guaranteed Obligations (x) by means of the performance in full of such obligations (or waiver thereof), (y) pursuant to the express terms of any written agreement with Seller entered into after the Signing Date or (z) by means of a final non-appealable Order (except for an Order in connection with any General Enforceability Exception), then in each such case, Parent shall be similarly relieved of its corresponding Guaranteed Obligations under this Section 6.23 in respect of such relieved obligations, and (ii) Parent may in any event at all times assert, as a defense to, or release or discharge of, any payment or performance by Parent under this Section 6.23, any claim, set-off, deduction, defense or release that Purchaser could assert against Seller under the terms of this Agreement.

(f)            No failure on the part of Seller to exercise, and no delay in exercising, any right, remedy or power pursuant to the guarantee set forth in this Section 6.23 shall operate as a waiver thereof, nor shall any single or partial exercise by Seller of any right, remedy or power pursuant to this Section 6.23 preclude any other or future exercise of any right, remedy or power pursuant to the guarantee set forth in this Section 6.23. Each and every right, remedy and power granted to Seller pursuant to the guarantee set forth in this Section 6.23 or allowed it by Law or Contract with respect to such guarantee shall be cumulative and not exclusive of any other, and may be exercised by Seller at any time or from time to time. Seller shall not have any obligation to proceed at any time or in any manner against, exhaust any or all of Seller’s rights against Purchaser or any other Person liable for any Guaranteed Obligations prior to proceeding against Parent hereunder or resort to any security or other means of collecting payment.

(g)           Parent hereby covenants and agrees that it shall not institute, and shall cause its Affiliates not to institute, any Action asserting that the guarantee set forth in this Section 6.23 is illegal, invalid or unenforceable in accordance with its terms, subject to General Enforceability Exceptions.

Section 6.24            Certain Matters. The Parties shall comply with the agreements, covenants, obligations and other terms set forth in Section 6.24 of the Disclosure Schedule. Notwithstanding anything to the contrary, no action of Seller or the Company Group permitted by this Section 6.24 shall be a violation of Section 6.01.

Section 6.25            Employee Census. Upon Purchaser’s reasonable request prior to the Closing, Seller shall update the Employee Census and provide such updated Employee Census (which shall include any changes to the Employee Census as permitted by this Agreement) to Purchaser prior to the Closing.

Section 6.26            Interim Period Actions. As promptly as practicable following the Signing Date, but in any event no later than five Business Days prior to the Closing Date, Seller shall cause the Company Group to (a) make the updates set forth in Section 6.26 of the Disclosure Schedule to its System for Award Management (SAM) profile and (b) reinstate the Company Group’s foreign qualification in North Dakota in accordance with applicable Law. The updates and corrections made pursuant to this Section 6.26 shall not constitute an admission that the Company Group has failed to comply with any applicable Law or that it has any Liability with respect to the foregoing.

Article VII
PURCHASER’S CONDITIONS TO CLOSING

Purchaser’s obligation to consummate the Transactions is subject to the fulfillment of each of the following conditions (except to the extent waived in writing by Purchaser in accordance with Section 12.05 in its sole discretion):

Section 7.01            Representations and Warranties. (a) Seller’s representations and warranties in this Agreement (subject to the limitations in Section 3.31, Section 4.11 and Section 6.22), other than Seller Fundamental Representations, shall be true and correct on and as of the Closing Date, disregarding any materiality qualifiers (including any Material Adverse Effect qualifiers), as though such representations and warranties had been made or given on and as of the Closing Date (other than such representations and warranties that address matters only as of a specified date, which shall be true and correct as of such specified date), except to the extent the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect and (b) the Seller Fundamental Representations shall be true and correct in all respects (other than de minimis inaccuracies) on and as of the Closing Date as though such representations and warranties had been made or given on and as of the Closing Date (other than such representations and warranties that address matters only as of a specified date, which shall be true and correct as of such specified date).

Section 7.02            Performance. Seller shall have performed and complied in all material respects with the agreements, covenants and obligations required by this Agreement to be performed or complied with by Seller at or prior to the Closing.

Section 7.03            Officer’s Certificate. Purchaser shall receive at the Closing an officer’s certificate, signed by a duly authorized officer of Seller, dated as of the Closing Date, certifying that each of the conditions set forth in Section 7.01, Section 7.02 and Section 7.03 has been satisfied.

Section 7.04            Material Adverse Effect. During the period between the Signing Date and the Closing Date, there shall not have been a Material Adverse Effect.

Section 7.05            Orders and Laws. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Order or Law which is in effect as of the Closing Date and has the effect of (a) making the Transactions illegal or (b) otherwise restraining or prohibiting the consummation of the Transactions.

Section 7.06            HSR Act. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or been terminated, and no voluntary agreement among Purchaser, the members of the Company Group and Seller, on the one hand, and any Governmental Authority, on the other hand, not to consummate the Transactions shall be in effect.

Section 7.07            Deliveries. Seller shall have delivered or caused to be delivered each of the items set forth in subsections (a)-(h) of Section 2.04.

Section 7.08            NYSE Listing. The shares of Parent Common Stock to be issued as Stock Consideration shall have been approved for listing on the NYSE, subject to official notice of issuance (the “NYSE Listing Approval”).

Article VIII
SELLER’S CONDITIONS TO CLOSING

Seller’s obligation to consummate the Transactions is subject to the fulfillment of each of the following conditions (except to the extent waived in writing by Seller in its sole discretion):

Section 8.01            Representations and Warranties. (a) Purchaser’s representations and warranties in this Agreement, other than Purchaser Fundamental Representations, shall be true and correct on and as of the Closing Date, disregarding any materiality qualifiers (including any Parent Material Adverse Effect qualifiers), as though such representations and warranties had been made or given on and as of the Closing Date (other than such representations and warranties that address matters only as of a specified date, which shall be true and correct as of such specified date), except to the extent the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a Parent Material Adverse Effect and (b) the Purchaser Fundamental Representations shall be true and correct in all respects (other than de minimis inaccuracies) on and as of the Closing Date as though such representations and warranties had been made or given on and as of the Closing Date (other than such representations and warranties that address matters only as of a specified date, which shall be true and correct as of such specified date).

Section 8.02            Performance. Purchaser and Parent shall have performed and complied in all material respects with the agreements, covenants and obligations required by this Agreement to be performed or complied with by Purchaser and/or Parent at or prior to the Closing.

Section 8.03            Officer’s Certificate. Seller shall have received from Purchaser at the Closing an officer’s certificate, signed by a duly authorized officer of Purchaser, dated as of the Closing Date, certifying that each of the conditions set forth in Section 8.01 and Section 8.02 has been satisfied.

Section 8.04            Parent Material Adverse Effect. During the period between the Signing Date and the Closing Date, there shall not have been a Parent Material Adverse Effect.

Section 8.05            Orders and Laws. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Order or Law which is in effect as of the Closing Date and has the effect of (a) making the Transactions illegal or (b) otherwise restraining or prohibiting the consummation of the Transactions.

Section 8.06            HSR Act. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or been terminated, and no voluntary agreement among Purchaser, the members of the Company Group and Seller, on the one hand, and any Governmental Authority, on the other hand, not to consummate the Transactions shall be in effect.

Section 8.07            Deliveries. Purchaser shall have delivered or caused to be delivered each of the items set forth in subsections (a)-(g) of Section 2.05.

Section 8.08            NYSE Listing. The shares of Parent Common Stock to be issued as Stock Consideration shall have received the NYSE Listing Approval.

Article IX
TAX MATTERS

Section 9.01            Transfer Taxes. All transfer, sales, use, documentary, stamp or similar Taxes incurred or imposed with respect to the consummation of the transactions pursuant to Section 2.01(a) (collectively, “Transfer Taxes”) shall be borne 50% by Seller and 50% by Purchaser. The Parties shall reasonably cooperate with each other in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes.

Section 9.02            Straddle Period. For purposes of determining Current Liabilities, in the case of Taxes that are payable by any Person with respect to any Straddle Period, the portion of any such Taxes that is attributable to the portion of such Straddle Period ending on and including the Closing Date shall be:

(a)            in the case of Taxes that are either (A) based upon or related to income or receipts, or (B) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), (C) value added Taxes or (D) withholding Taxes, deemed equal to the amount that would be payable if the applicable Tax period of the members of the Company Group (and each partnership or other pass-through entity in which the Company and its Subsidiaries own an interest) ended with (and included) the Closing Date; provided that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the portion of the Straddle Period ending on and including the Closing Date and the portion of the Straddle Period beginning after the Closing Date in proportion to the number of days in each such portion; and

(b)            in the case of Taxes that are imposed on a periodic basis with respect to the assets or capital of any member of the Company Group, deemed to be the amount of such Taxes for the entire Straddle Period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the portion of the Straddle Period ending on and including the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period.

Section 9.03            Cooperation. The Parties shall (and shall cause their respective Affiliates to) cooperate, as and to the extent reasonably requested by the other Party, in connection with the preparation and filing of Tax Returns in respect of any Company Group member or the Business for any Pre-Closing Tax Period, or in connection with any audit or administrative or judicial proceeding with respect to Taxes in respect of a Pre-Closing Tax Period of any Company Group member or the Business (each, a “Tax Proceeding”). Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information that are reasonably relevant to any such Tax Return or Tax Proceeding and making employees available to the extent reasonably requested on a mutually convenient basis to provide additional information and explanation of any material provided hereunder; provided, however, that in no event shall Purchaser be required to provide any consolidated or other Tax Return with respect to its or any of its Affiliates’ (other than any Company Group member’s) Tax Returns. Notwithstanding any provision hereof to the contrary, Purchaser shall be entitled to control, in its sole discretion, the conduct of any Tax Proceeding with respect to the Company Group; provided, however, that Purchaser shall provide Seller with a reasonable opportunity to participate (at its sole cost and expense) in material aspects of, but not control, any such Tax Proceeding for a Pre-Closing Tax Period to the extent Seller would reasonably be expected to be liable for indemnification with respect thereto pursuant to Section 11.02 (for the avoidance of doubt, taking into account the limitations in Section 11.06).

Section 9.04            Other Covenants.

(a)           No election under Section 336 or 338 of the Code (or any comparable applicable provision of state, local or foreign law) shall be made with respect to the transactions contemplated under this Agreement.

(b)           The Company Group shall make an election to apply Rev. Proc. 2011-29, 2011-18 IRB, to determine the amount of deductions attributable the payment of any Transaction Expenses that constitute success-based fees within the scope of Rev. Proc. 2011-29.

(c)           All Transaction Tax Deductions shall be treated as allocable to the Pre-Closing Tax Period, including to the portion of the Straddle Period ending on the end of the Closing Date, to the maximum extent permitted under applicable Law at a “more likely than not” (or higher) level of comfort.

(d)           No Party shall make (or purport to make) any election under Section 1.1502-76(b)(2)(ii)(D) of the Treasury Regulations to ratably allocate items under Section 1.1502-76(b)(2)(ii) of the Treasury Regulations or any election described in Section 1.1502-76(b)(2)(iii) of the Treasury Regulations.

Section 9.05            Tax Deliverables.

(a)           FIRPTA Certificate. The Company shall provide or cause to be provided to each of Purchaser and Seller at or prior to the Closing, a duly completed executed certificate dated as of the Closing Date in accordance with Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3), stating that the Company is not and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code, together with a notice to the U.S. Internal Revenue Service prepared in accordance with Treasury Regulation Section 1.897-2(h)(2).

(b)           Form W-9. At the Closing, Seller shall deliver, or shall cause to be delivered, to Purchaser, a duly completed and executed IRS Form W-9 of Seller, dated not more than 30 days prior to the Closing Date.

Section 9.06            Determination of Taxes. Any Tax Liabilities taken into account in determining Current Liabilities shall be determined (i) solely with respect to jurisdictions in which the Company Group previously filed Tax Returns or has commenced business operations or otherwise established a taxable presence since December 31, 2023 and otherwise on a basis consistent with past practice including accounting methods and elections of the relevant Company Group member, (ii) by disregarding any Tax liabilities to the extent attributable to actions taken by or at the direction of Purchaser that are outside the ordinary course of business (as determined on a basis consistent with past practice of the relevant Company Group member) on the Closing Date after the Closing and not otherwise contemplated by any Transaction Document and (iii) in accordance with Section 9.02 with respect to any Straddle Period.

Section 9.07            Post-Closing Restrictions. Notwithstanding anything herein to the contrary, Parent and Purchaser shall not, and shall not permit any of their Affiliates (including, after the Closing for the avoidance of doubt, the Company Group) to, without the prior written consent of the Seller (not to be unreasonably withheld, conditioned or delayed), (a) file, re-file, supplement, or amend any Tax Returns of the Company Group for any Pre-Closing Tax Period, (b) voluntarily approach any Governmental Authority regarding any Tax Returns or Taxes related to any member of the Company Group for a Pre-Closing Tax Period, (c) make or change any Tax election (other than in the ordinary course of business on a Tax Return first required to be filed after the Closing) for any member of the Company Group that has retroactive effect to a Pre-Closing Tax Period, (d) extend or waive, or cause to be extended or waived, any statute of limitations or other period for the assessment of any Tax or deficiency of any member of the Company Group for a Pre-Closing Tax Period or (e) settle any Tax Proceeding, in each case, to the extent such action would give rise to Tax Liabilities that are indemnifiable by Seller under this Agreement (for the avoidance of doubt, taking into account the limitations in Section 11.06); provided, however, Seller’s refusal to consent to any such action will be considered unreasonable if less than 50% of any additional Tax Liabilities arising as a result of such action will be borne by Seller.

Article X
TERMINATION

Section 10.01          Right of Termination. This Agreement may be terminated at any time prior to the Closing:

(a)            by mutual written consent of Seller and Purchaser;

(b)            by Seller, on the one hand, or Purchaser, on the other hand, by written notice to the other, if any Governmental Authority has issued, enacted, entered, promulgated or enforced any Law or issued any Order, in either case, that is final and non-appealable and that has not been vacated, withdrawn or overturned (other than a temporary restraining order), restraining, enjoining or otherwise prohibiting the consummation of the Transactions; provided, however, that the right to terminate this Agreement under this Section 10.01(b) shall not be available to a Party (or such Party’s Affiliate) if the issuance or promulgation of such Law or Order was primarily due to the failure of such Party (or such Party’s Affiliate) to perform or comply with any of the covenants, agreements, obligations or conditions of this Agreement to be performed or complied with by such Party (or such Party’s Affiliate) at or prior to the Closing;

(c)            by Seller, by written notice to Purchaser, if Seller is not then in material breach of any provision of this Agreement and there has been a material breach or material failure to perform any representation, warranty, covenant or obligation of Purchaser or Parent in this Agreement that would give rise to the failure of satisfaction of any of the conditions in Article VIII and such breach or failure, if curable, is not cured by the earlier of (i) 30 days after receipt of written notice thereof from Seller and (ii) three Business Days prior to the Outside Date; provided, however, that if, at the end of such 30-day period, Purchaser is proceeding in good faith to cure such breach, then Purchaser shall have until the earlier of (x) an additional 30 days from the end of such 30-day period and (y) three Business Days prior to the Outside Date to effect such cure;

(d)            by Purchaser, by written notice to Seller, if neither of Purchaser or Parent is then in material breach of any provision of this Agreement and there has been a material breach or material failure to perform any representation, warranty, covenant or obligation of Seller in this Agreement that would give rise to the failure of satisfaction of any of the conditions in Article VII and such breach or failure, if curable, is not cured by the earlier of (i) 30 days after receipt of written notice thereof from Purchaser and (ii) three Business Days prior to the Outside Date; provided, however, that if, at the end of such 30-day period, Seller is proceeding in good faith to cure such breach, Seller shall have until the earlier of (x) an additional 30 days from the end of such 30-day period and (y) three Business Days prior to the Outside Date to effect such cure;

(e)            by Seller, on the one hand, or Purchaser, on the other hand, by written notice to the other, if the Closing has not occurred on or prior to the later of (i) the Outside Date and (ii) the date such notice is delivered; provided, however, that the right to terminate this Agreement under this Section 10.01(e) shall not be available to a Party if such failure of the Closing to occur on or prior to the Outside Date is due to such Party’s (or such Party’s Affiliate’s) failure to perform or comply with, in all material respects, any of the covenants, agreements, obligations or conditions of this Agreement to be performed or complied with by such Party (or such Party’s Affiliate) prior to or at the Closing;

(f)            by Seller, if (i) Seller has confirmed by written notice to Purchaser that (A) all conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied or waived as of the date on which Closing should have occurred pursuant to Section 2.02 and (B) Seller is ready, willing and able to consummate the Closing on such date; and (ii) Buyer fails to consummate the Closing within three (3) Business Days following the date on which the Closing should have occurred pursuant to Section 2.02; or

(g)           by either Seller or Purchaser pursuant to Section 6.13(d).

Section 10.02            Effect of Termination. In the event of the valid termination of this Agreement pursuant to Section 10.01, this Agreement shall terminate and become void ab initio and there shall be no Liability on the part of any of Purchaser, Seller or Parent except that Article I (Definitions and Construction), Section 3.32 (No Other Representations or Warranties), Section 4.11 (No Other Representations or Warranties), Section 6.04 (Confidentiality Agreement), Section 6.22 (Non-Reliance and Disclaimers), this Section 10.02 (Effect of Termination), Section 12.01 (Notices) through Section 12.11 (Governing Law; Jurisdiction), Section 12.12 (Specific Performance) (solely with respect to obligations that expressly survive such termination pursuant to this Section 10.02) and Section 12.13 (Non-Recourse) through Section 12.15 (Adjustments) shall remain in full force and effect and shall survive any termination of this Agreement notwithstanding anything to the contrary herein and nothing in this Section 10.02 shall relieve or release any Party from any Liability with respect to Fraud or any Willful Breach by such Party prior to the termination of this Agreement. For the avoidance of doubt, no termination of this Agreement shall terminate, or otherwise limit or restrict the rights and remedies in or available under, the Confidentiality Agreement. Nothing herein shall impair the right of any Party to compel specific performance by the other Parties of their obligations under this Agreement prior to the termination of this Agreement in accordance with Section 10.01 or with respect to obligations that expressly survive such termination pursuant to this Section 10.02.

Section 10.03          Limitation on Damages. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, WITH RESPECT TO CLAIMS BETWEEN THE PARTIES IN CONNECTION WITH THE VALID TERMINATION OF THIS AGREEMENT PURSUANT TO Section 10.01, EACH PARTY WAIVES ANY AND ALL RIGHTS WITH RESPECT TO CLAIMS AS TO CONSEQUENTIAL DAMAGES, AND ALSO AS TO SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES, IN EACH CASE WHETHER BASED ON CONTRACT, TORT, STRICT LIABILITY, OTHER LAW OR OTHERWISE AND WHETHER OR NOT ARISING FROM THE OTHER PARTY’S OR ANY OF ITS AFFILIATES’ NOR ANY OF THEIR RESPECTIVE REPRESENTATIVES’ SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT; PROVIDED, THAT, NOTWITHSTANDING THE FOREGOING AND FOR THE AVOIDANCE OF DOUBT, NO PARTY WAIVES ANY RIGHTS WITH RESPECT TO CLAIMS AS TO (A) DIRECT DAMAGES; OR (B) THIRD PARTY COSTS OR EXPENSES TO THE EXTENT REASONABLY INCURRED IN CONNECTION WITH ANY SALES PROCESS (UNDERTAKEN AS A RESULT OF SUCH TERMINATION) AS TO ANY MEMBER OF THE COMPANY GROUP OR ANY MATERIAL PORTION OF THE COMPANY ASSETS.

Article XI
SURVIVAL; INDEMNIFICATION

Section 11.01          Survival. The representations and warranties set forth in Article III, Article IV and Article V of this Agreement and any covenant, agreement or obligation of a Party under this Agreement shall, in each case, survive only until the Limitation Date, and no Person shall be entitled to recover for any Loss pursuant to Section 11.02 or Section 11.03 unless written notice of a claim thereof is delivered to Seller (in the case of a claim for which indemnification is available pursuant to Section 11.02) or Purchaser (in the case of a claim for which indemnification is available pursuant to Section 11.03), as the case may be, prior to the Limitation Date. For purposes of this Agreement, “Limitation Date” means with respect to the representations and warranties set forth in Article III, Article IV and Article V of this Agreement, the date that is 12 months after the Closing Date; with respect to any covenant, agreement or obligation of a Party that by its terms does not contemplate performance after the Closing the date that is 90 days after the Closing Date; and with respect to any covenant, agreement or obligation of a Party that by its terms contemplates performance after the Closing, the date that such covenant, agreement or obligation expires by its terms. Notwithstanding the foregoing, any representation, warranty, covenant or agreement in respect of which indemnity may be sought under Section 11.02 or Section 11.03, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section 11.01 if the Claim Notice of the misrepresentation, breach or non-fulfillment thereof giving rise to such right or alleged right of indemnity shall have been given to the Party(ies) against whom such indemnity may be sought prior to such time. Notwithstanding anything in the forgoing to the contrary, the survival periods set forth in this Section 11.01 shall not affect or otherwise limit any claim made or available under the R&W Insurance Policy or for Fraud.

Section 11.02          Indemnification by Seller. Subject to the other terms and limitations in this Article XI, from and after the Closing, Seller shall indemnify, defend and hold harmless Purchaser, its Affiliates and the partners, members, managers, directors, officers, shareholders, employees, successors and permitted assigns of Purchaser and its Affiliates (collectively, the “Purchaser Indemnitees”) from and against any and all Losses suffered or incurred by any of Purchaser Indemnitees arising out of or resulting from (a) a breach of any of the representations or warranties of Seller contained in Article III or Article IV (subject to the limitations in Section 3.31, Section 4.11 and Section 6.22), when made or as of the Closing Date, as though such representations and warranties were made on and as of the Closing Date (other than the representations and warranties that are expressly limited to being made as of a specified date, which only need to remain true and correct as of such date), or in the certificate delivered pursuant to Section 7.03, (b) Seller’s failure to perform any of its covenants, agreements or obligations under this Agreement and (c) the matters described in Section 6.24 of the Disclosure Schedule.

Section 11.03          Indemnification by Purchaser. Subject to the other terms and limitations in this Article XI, from and after the Closing, Purchaser shall indemnify, defend and hold harmless Seller, its Affiliates and the partners, members, managers, directors, officers, shareholders, employees, successors, and permitted assigns of Seller and its Affiliates (collectively, the “Seller Indemnitees”) from and against any and all Losses suffered or incurred by any of Seller Indemnitees arising out of or resulting from (a) a breach of any of the representations or warranties of Purchaser contained in Article V, when made or as of the Closing Date, as though such representations and warranties were made on and as of the Closing Date, or in the certificate delivered pursuant to Section 8.03 and (b) Purchaser’s or Parent’s failure to perform any of its covenants, agreements or obligations under this Agreement.

Section 11.04          Claim Procedures.

(a)            Each Person entitled to be indemnified, and seeking indemnification, under this Article XI (each, an “Indemnitee”) shall, after it becomes aware of facts that would reasonably be likely to give rise to a claim by it for indemnification pursuant to this Article XI, assert its claim for indemnification under this Article XI (each, an “Indemnity Claim”) prior to the Limitation Date by providing a written notice (a “Claim Notice”) to the Person allegedly required to provide indemnification protection under this Article XI (each, an “Indemnitor”) specifying, in reasonable detail, the nature and basis for such Indemnity Claim. If such Indemnity Claim arises from any Action or other claim made by any Person who is not a Party or an Affiliate of a Party (such claim, a “Third Party Claim”), the Indemnitee shall give the Indemnitor prompt written notice thereof and such notice shall include copies of all pleadings and material written evidence thereof. Notwithstanding the first sentence of this subsection (a), an Indemnitee’s failure to send or delay in sending a Claim Notice shall not relieve the Indemnitor from Liability under this Agreement with respect to such Indemnity Claim, except in the event and only to the extent that the Indemnitor is materially prejudiced by such failure or delay.

(b)           Purchaser Indemnitees shall be entitled to bring an Indemnity Claim, without duplication of any Losses, under any applicable clause of Section 11.02, and Seller Indemnitees shall be entitled to bring an Indemnity Claim, without duplication of any Losses, under any applicable clause of Section 11.03, in each case, even if such Indemnity Claim could be brought under more than one of such clauses.

Section 11.05          Third Party Claims.

(a)            The Indemnitor shall have the right to participate in, or at such Indemnitor’s expense and by such Indemnitor’s own counsel, to assume the defense of any Third Party Claim, including the appointment and selection of counsel on behalf of the Indemnitee reasonably acceptable to the Indemnitee and the Indemnitees shall cooperate in good faith in such defense to the extent requested by the Indemnitor. Notwithstanding the preceding sentence, the Indemnitor shall continue to be entitled to assert any limitation on any Indemnity Claims contained in this Article XI. Subject to Section 11.05(c), the Indemnitor shall have the right to settle or compromise or take any corrective or remediation action with respect to any such Indemnity Claim by all appropriate proceedings and shall be entitled to prosecute such proceedings to a final conclusion or settle such proceedings at the discretion of the Indemnitor. If the Indemnitor assumes the defense of any such Third Party Claim, the Indemnitee shall be entitled, at its sole cost and expense, to participate with the Indemnitor in the defense of any such Indemnity Claim; provided, however, that for the avoidance of doubt, such Indemnity Claim and the defense, prosecution and negotiation thereof shall be controlled by the Indemnitor. Notwithstanding the foregoing, the Indemnitee shall have the right to defend any such Indemnity Claim until such time as the Indemnitor agrees to assume the defense of such Indemnity Claim, and any reasonable, documented, out-of-pocket costs or expenses incurred by the Indemnitee in connection therewith shall be deemed Losses hereunder and shall be indemnifiable to the extent it is finally determined in a final and non-appealable Order of a court of competent jurisdiction that the Indemnitee is entitled to indemnification pursuant to this Article XI with respect to such Indemnity Claim. The Parties shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim.

(b)           If the Indemnitor fails to use commercially reasonable efforts to diligently defend and prosecute a Third Party Claim, the Indemnitee may assume control of such defense and in the event it is finally determined in a final and non-appealable Order of a court of competent jurisdiction that such Indemnity Claim was a matter for which the Indemnitor is responsible under the terms of this Agreement, the Indemnitor shall bear the reasonable, documented, out-of-pocket costs and expenses of such defense (including court costs and fees and expenses of counsel). If the Indemnitee assumes the control of such defense, then the Indemnitor shall be entitled, at its option and its sole cost and expense, to participate in the defense and prosecution of, and any settlement negotiations with respect to, such Indemnity Claim.

(c)            Notwithstanding anything to the contrary in this Agreement, (i) the Indemnitor shall not be permitted to settle, compromise, take any corrective or remedial action or enter into an agreed Order that subjects the Indemnitee to any criminal Liability, requires an admission of guilt or wrongdoing on the part of the Indemnitee or imposes any continuing obligation on, or requires any payment that would not be subject to indemnification pursuant to this Article XI (for the avoidance of doubt, Losses that are not recoverable by Indemnitee due to the application of the Basket or the Mini-Basket shall not give rise to an obligation to obtain Indemnitee’s prior written consent) from, the Indemnitee without the Indemnitee’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and (ii) regardless of whether the Indemnitor assumes the defense of a third party Indemnity Claim, the Indemnitee shall not settle, compromise, take any remedial action or enter into an agreed Order without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld, conditioned or delayed.

(d)            To the extent of any conflict between this Article XI and the procedures and other terms set forth in Section 6.24 of the Disclosure Schedule, the procedures and other terms described in Section 6.24 of the Disclosure Schedule shall control. For the avoidance of doubt, nothing herein shall prohibit any Indemnitee from bringing a claim for indemnification pursuant to this Article XI arising out of any breach of Section 6.24 or the terms set forth in Section 6.24 of the Disclosure Schedule.

Section 11.06          Limitations and Other Indemnity Claim Matters. Notwithstanding anything to the contrary in this Agreement, the following terms and conditions shall apply to any Indemnity Claim for indemnification arising out of this Agreement or related to the Transactions contemplated hereby:

(a)            No Indemnity Claim for indemnification under this Agreement shall be asserted by any Indemnitee following the Limitation Date, except with respect to Fraud. Except with respect to any Claim Notice received by an Indemnitor prior to the Limitation Date, each Party’s representations, warranties, covenants and obligations in this Agreement, shall not survive, and shall terminate on, the Limitation Date, except with respect to Fraud.

(b)            Notwithstanding anything to the contrary in this Agreement, (i) no Indemnitee shall be entitled to indemnification pursuant to Section 11.02(a) or Section 11.03(a), as applicable, until Purchaser Indemnitees or Seller Indemnitees, respectively, have suffered Losses arising from Indemnity Claims under Section 11.02(a) or Section 11.03(a), as applicable, in the aggregate in excess of $550,000 (the “Basket”), and, subject to the terms of this Article XI, once such Losses exceed the Basket, Purchaser Indemnitees or Seller Indemnitees, respectively, shall be entitled to seek recovery only for the Losses in excess of the Basket and (ii) no Indemnitee shall be entitled to indemnification pursuant to Section 11.02(a) or Section 11.03(a), as applicable, unless and until Purchaser Indemnitees or Seller Indemnitees, respectively, have suffered an aggregate amount of Losses that would be payable pursuant to such Indemnity Claim and any other Indemnity Claim arising from the same set of facts and circumstances exceeds $40,000 (the “Mini-Basket”), it being understood that any Indemnity Claim for amounts less than the Mini-Basket shall be ignored in determining whether the Basket has been exceeded and thereafter. Further, the Parties shall not have any Liability in the aggregate under Section 11.02(a) or Section 11.03(a), as applicable, (other than with respect to Fraud) in excess of $550,000 (the “Cap”), and an Indemnitee shall have no recourse against an applicable Indemnitor with respect to any such Losses in excess of the Cap.

(c)            Notwithstanding anything to the contrary in this Agreement, (i) any Losses hereunder shall be reduced by the amount of any insurance proceeds, indemnification payments, contribution payments or reimbursements realized by any Indemnitee in connection with such Losses or any of the circumstances giving rise thereto, net of any Taxes incurred by such Indemnitee in connection with realizing such proceeds, payments or reimbursements, and the Parties and the other Indemnitees shall, as a condition to seeking recovery under this Agreement, use all reasonable efforts to realize such proceeds, payments or reimbursements, as applicable, (ii) if an Indemnitee or any of its Affiliates actually recognizes a net reduction in cash Tax Liability as a result of the incurrence, accrual or payment of any Losses for the taxable year in which such Losses arise or the next succeeding taxable year (a “Tax Benefit”), such Indemnitee shall reimburse the Indemnitor for the amount of such Tax Benefit after the relevant Tax Return has been filed, net of any additional Taxes owed in connection with such Loss or the indemnity obligation under this Article XI with respect thereto, as determined, in the reasonable and good faith discretion of the Indemnitee, on a with and without basis and (iii) if an Indemnitee actually receives an amount under insurance coverage from any other Person with respect to Losses sustained at any time subsequent to any Indemnification Payment (as defined below), then such Indemnitee shall promptly reimburse the Indemnitor for any Indemnification Payment made to the Indemnitee by such Indemnitor up to such amount so received by such Indemnitee. Each Indemnitee shall take commercially reasonable steps to mitigate any Loss upon becoming aware of any event, state of facts, circumstances or developments which would reasonable be expected to, or does, give rise thereto.

(d)           In the event an Indemnitee recovers Losses in respect of an Indemnity Claim, no other Indemnitee, as applicable, may recover the same Losses in respect of a claim for indemnification under this Agreement. Without limiting the generality of the preceding sentence, if a set of facts, conditions or events constitutes a breach of more than one representation, warranty, agreement, covenant or obligation in this Agreement that is subject to the indemnification obligations under Section 11.02 or Section 11.03, in no event shall there be any duplication of payments or recovery under different provisions of this Agreement arising out of the same facts, conditions or events.

(e)            The rights of any Indemnitee under this Article XI shall not be impacted or limited by any knowledge that any Indemnitee acquired, or could have acquired, whether before or after the Closing or the Closing Date, nor by any investigation or due diligence inquiry conducted by any Indemnitee.

(f)            Notwithstanding anything to the contrary in this Agreement, in no event shall Seller or any of its Affiliates, on the one hand, or Purchaser or any of its Affiliates, on the other hand, have any Liability pursuant to this Agreement in excess of an amount equal to the Base Purchase Price.

(g)           The Purchaser Indemnitees’ sole and exclusive sources of indemnification with respect to Indemnity Claims under Section 11.02(a) shall (after satisfying the Basket and the Mini-Basket) be to the Indemnity Stock (to the extent the Indemnity Stock has not been redeemed and subject to the Cap), the Indemnity Escrow Account (to the extent the Indemnity Stock has been redeemed and subject to the Cap) and the R&W Insurance Policy.

(h)           Notwithstanding anything to the contrary, any Indemnity Claims that could reasonably be expected to be covered by the R&W Insurance Policy shall be brought solely as Indemnity Claims pursuant to Section 11.02(a) (and not pursuant to any other clause of Section 11.02).

(i)            Solely for purposes of determining any Loss pursuant to Section 11.02(a), (i) no representation in this Agreement shall be deemed to be a representation with respect to the amount or availability in any taxable period beginning after the Closing Date of any net operating loss carryforwards or other Tax attributes of any member of the Company Group, and (ii) no representation (other than as set forth in Section 3.16(f), Section 3.16(g), Section 3.16(i), Section 3.16(l), Section 3.16(m), Section 3.16(p), Section 3.16(s), and Section 3.16(t)) shall serve as the basis for any claim with respect to any Taxes attributable to any Post-Closing Tax Period.

Section 11.07            Payments. Within five Business Days after it is determined by a final and non-appealable Order of a court of competent jurisdiction, or by written agreement of the Indemnitor and the Indemnitee, that the Indemnitee is entitled to an indemnification payment under this Article XI (each such payment, an “Indemnification Payment”):

(a)            if Seller is the Indemnitor, (i) if the Cash Option has not been exercised and the Indemnity Stock has not been redeemed, then (A) Seller shall promptly surrender to Parent a number of shares of Parent Common Stock equal to the applicable Indemnification Payment divided by the Indemnification Stock Price (such surrendered shares of Parent Common Stock, the “Surrendered Shares”, and such Surrendered Shares multiplied by the Indemnification Stock Price and rounded to the nearest whole share, the “Surrendered Stock Indemnification Payment”) and (B) Purchaser shall (x) cause the applicable Transfer Agent Documentation to be delivered to Parent’s transfer agent to cancel and retire all such shares of Parent Common Stock and (y) reduce the Indemnity Stock Balance by the number of Surrendered Shares, rounded to the nearest whole share or (ii) if the Cash Option has been exercised or the Indemnity Stock has been redeemed, then (A) Purchaser and Seller shall deliver joint written instructions to the Escrow Agent to release to Purchaser a portion of the Indemnity Escrow Amount that is equal to the lesser of (x) the amount of the Indemnification Payment and (y) the remaining funds in the Cash Option Indemnity Escrow Account or the Indemnity Escrow Account, as applicable, and Purchaser Indemnitees shall not be entitled to any recovery in excess of such lesser amount; or

(b)            if Purchaser is the Indemnitor, the Indemnification Payment shall be paid by Purchaser, or by Parent, to Seller Indemnitee by wire transfer of immediately available funds to an account or accounts designated by Seller in writing.

Section 11.08          Release of Indemnity Stock and Indemnity Escrow Amount.

(a)            If the Cash Option has not been exercised and the Indemnity Stock has not been redeemed, then on the date that is the 12-month anniversary of the Closing Date (the “Indemnity Stock Release Date”), Purchaser shall cause the applicable Transfer Agent Documentation to be delivered to Parent’s transfer agent instructing the transfer agent to remove the Contract Legend from a number of the shares of Indemnity Stock equal to (i) the Indemnity Stock Balance as of the Indemnity Stock Release Date, minus (ii) a number of shares of Indemnity Stock, rounded to the nearest whole share, equal to (A) the aggregate amount of all Losses specified in any then-unresolved good faith Indemnity Claims made by Purchaser Indemnitees against Seller pursuant to the terms of this Article XI, divided by (B) the closing price per share of Parent Common Stock on the date that is the first Trading Day immediately preceding the Indemnity Stock Release Date; provided, that if the foregoing calculation results in a number that is less than or equal to zero, then the Contract Legend shall not be removed from any shares of Indemnity Stock on the Indemnity Stock Release Date. Following the resolution of any Indemnity Claim made pursuant to the terms of this Agreement that are unresolved as of the Indemnity Stock Release Date, Purchaser shall cause written instructions to be delivered to Parent’s transfer agent instructing the transfer agent to remove the Contract Legend from any remaining Indemnity Stock Balance (and the corresponding shares of Indemnity Stock) and Purchaser and Seller shall cause the applicable Transfer Agent Documentation to be delivered to effect the foregoing.

(b)           If the Cash Option has been exercised or the Indemnity Stock has been redeemed, then promptly following (and in any event within five Business Days after) the Indemnity Stock Release Date, except as set forth in Section 6.24 of the Disclosure Schedule, Purchaser and Seller shall execute and deliver joint written instructions to the Escrow Agent to release to Seller, by wire transfer of immediately available funds to an account or accounts designated by Seller in writing, from the Cash Option Indemnity Escrow Account or the Indemnity Escrow Account, as applicable, an amount equal to (i) the funds remaining therein, minus (ii) an amount equal to the aggregate amount of all Losses specified in any then-unresolved good faith Indemnity Claim made by Purchaser Indemnitees pursuant to the terms of this Article XI. Following the resolution of any Indemnity Claim made pursuant to the terms of this Agreement that are unresolved as of the Indemnity Stock Release Date, Seller and Purchaser shall promptly (and in any event within five Business Days thereafter) execute and deliver joint written instructions to the Escrow Agent to release to Seller, the then-remaining balance of the Cash Option Indemnity Escrow Account or the Indemnity Escrow Account, as applicable.

Section 11.09          Exclusive Remedy. Each Party acknowledges and agrees that, from and after the Closing, the remedies available under this Article XI, the R&W Insurance Policy, and under Section 12.12 shall be the sole and exclusive remedies of the Parties for any and all claims and causes of action directly or indirectly relating to the subject matter of this Agreement or the Transactions, regardless of the legal theory under which such Liability may be sought to be imposed, whether in contract, tort, at Law, in equity or otherwise, and Purchaser Indemnitees shall have no other remedy or recourse with respect to any of the foregoing; provided, however, that such exclusivity shall not limit or apply to any rights or remedies available at Law or in equity arising from a Party’s Fraud.

Section 11.10          Materiality Qualifiers. For purposes of determining (a) the amount of Losses resulting from a breach of any Party’s representations and warranties herein for which an Indemnitee is entitled to indemnification hereunder and (b) whether there has been any such breach, any materiality qualifiers (including any Material Adverse Effect or Parent Material Adverse Effect qualifiers) contained in such Party’s representations or warranties shall be disregarded (except, in each case, for (i) any such qualifications contained in Section 3.09(a), Section 3.10(a), Section 3.13(a) and references to Material Contracts in Article III, (ii) any dollar or other numerical thresholds, (iii) any materiality standards embodied in GAAP or the Accounting Principles or (iv) any representations and warranties to the effect that a list of items is set forth in the Disclosure Schedule or that specified items have been made available).

Section 11.11          Tax Treatment of Indemnification Payments. The Parties shall treat any amounts paid under this Article XI as an adjustment to the Aggregate Base Purchase Price for U.S. federal (and applicable state and local) income Tax purposes, unless otherwise required by applicable Law.

Article XII
ADDITIONAL AGREEMENTS; MISCELLANEOUS

Section 12.01          Notices.

(a)            All notices, requests, demands, claims, and other communications related to this Agreement shall be in writing. Any notice, request, demand, claim, or other communication related to this Agreement shall be deemed duly given (a) when delivered personally to the recipient, (b) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (c) if sent by electronic mail, when received if received before 5:00 p.m. local time of the recipient on a Business Day, and otherwise on the next following Business Day, in each case addressed to the intended Party as set forth below:

If to Seller, or, prior to the Closing, any member of the Company Group to:

c/o Hilltop Opportunity Partners, LLC
6565 Hillcrest Avenue, Suite 600
Dallas, TX 75205
Attn: Mark Plunkett
Email: [***]

And

c/o WestFront Capital Group, LLC

2929 Carlisle Street, Suite 140

Dallas, TX 75204

Attn: Michael Boone

Email: [***]

With copies (which shall not constitute notice) to:

Katten Muchin Rosenman LLP

2121 N. Pearl Street, Suite 1100

Dallas, TX 75201

Attention: Mark S. Solomon and Peter Bogdanow

Email: [***] and [***]

If to Purchaser or Parent, or, after the Closing, any member of the Company Group, to:

Wyatt Holdings, LLC

c/o Atlas Energy Solutions Inc.
5918 W. Courtyard Drive, Suite 500
Austin, Texas 78730
Attn: John Turner, President and Chief Executive Officer; Blake McCarthy, Chief Financial Officer; Dathan Voelter, General Counsel and Secretary

Email: [***]; [***]; [***]

With a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.
845 Texas Avenue, Suite 4700
Houston, Texas 77002
Attn: Matthew Falcone
Email: [***]

(b)            Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner set forth in this Section 12.01.

Section 12.02          Entire Agreement. Except for the Confidentiality Agreement, this Agreement and the other Transaction Documents supersede all prior discussions and agreements between the Parties and their respective Affiliates with respect to the subject matter hereof and thereof and this Agreement and the other Transaction Documents contain the sole and entire agreement among the Parties and their respective Affiliates with respect to the subject matter hereof and thereof.

Section 12.03          Expenses. Except as otherwise expressly provided in this Agreement, whether or not the Transactions are consummated, each Party shall pay all costs and expenses it has incurred or will incur in anticipation of, relating to or in connection with the negotiation and execution of this Agreement and the other Transaction Documents and the consummation of the Transactions.

Section 12.04          Disclosure Schedule. Unless the context otherwise requires, all capitalized terms in the Disclosure Schedule have the respective meanings assigned in this Agreement. The disclosure of any fact or item in any Section of the Disclosure Schedule, should the existence of such fact or item be relevant as is reasonably apparent on its face to apply to any other Section of the Disclosure Schedule, such relevant part shall be deemed to be disclosed with respect to such other Section.

Section 12.05          Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

Section 12.06           Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by Purchaser and Seller.

Section 12.07          No Third Party Beneficiary. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their successors and permitted assigns. Except as provided by the foregoing sentence or otherwise explicitly stated in this Agreement, (i) none of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any Party or any of their Affiliates, and (ii) no such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any Liability (or otherwise) against any other Party.

Section 12.08          Assignment; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign this Agreement or any of its rights, interests or obligations hereunder without the express prior written consent of Purchaser and Seller, and any attempted assignment without such consent shall be null and void ab initio. Notwithstanding the foregoing, Purchaser may assign this Agreement (or any rights, interests or obligations hereunder) at or following the Closing to any of its Affiliates, provided that (i) such Affiliate is incorporated or organized under the Laws of the State of Delaware and (ii) no such assignment will release Purchaser from any of its obligations.

Section 12.09          Invalid Provisions. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 12.10          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement or any signature hereto delivered by email or other means of electronic transmission (or signed electronically) shall be deemed to have the same legal effect as delivery or signature of an original signed copy of this Agreement.

Section 12.11          Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)            THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS AND ANY OTHER DOCUMENT OR INSTRUMENT DELIVERED PURSUANT HERETO OR THERETO, AND ANY ACTIONS (WHETHER IN CONTRACT, TORT, STRICT LIABILITY, AT LAW, IN EQUITY OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS (INCLUDING ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION HEREWITH OR THEREWITH OR AS AN INDUCEMENT TO ENTER INTO THIS AGREEMENT), SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (INCLUDING ITS LAWS REGARDING STATUTES OF LIMITATIONS), EXCLUDING ANY PRINCIPLES OF CONFLICT OF LAWS THEREOF THAT WOULD CAUSE THE LAWS OF ANOTHER JURISDICTION TO APPLY.

(b)            THE PARTIES ACKNOWLEDGE AND AGREE THAT THE APPROPRIATE, EXCLUSIVE AND CONVENIENT FORUM (THE “FORUM”) FOR ANY ACTIONS BETWEEN THE PARTIES ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS SHALL BE IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND ANY STATE APPELLATE COURT THEREFROM LOCATED WITHIN THE STATE OF DELAWARE (OR, ONLY IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY FEDERAL OR STATE COURT LOCATED WITHIN THE STATE OF DELAWARE). EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT SOLELY FOR THE PURPOSE OF ANY SUCH ACTIONS. NO PARTY SHALL BRING ANY ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS IN ANY COURT OR JURISDICTION OTHER THAN THE FORUM; PROVIDED, HOWEVER, THAT NOTHING IN THIS Section 12.11 SHALL LIMIT THE RIGHTS OF THE PARTIES TO OBTAIN EXECUTION OF A JUDGMENT IN ANY OTHER JURISDICTION. TO THE EXTENT PERMITTED BY LAW, A FINAL AND NON-APPEALABLE ORDER OR JUDGMENT AGAINST A PARTY IN ANY ACTION CONTEMPLATED BY THIS Section 12.11 SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION WITHIN OR OUTSIDE THE UNITED STATES BY SUIT ON SUCH ORDER OR JUDGMENT, A CERTIFIED OR EXEMPLIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND AMOUNT OF SUCH ORDER OR JUDGMENT.

(c)            EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY KNOWINGLY, INTENTIONALLY, VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 12.11(c).

Section 12.12          Specific Performance. Notwithstanding anything to the contrary in this Agreement (but subject to Section 10.02), each Party acknowledges and agrees that (i) a breach or threatened breach by it of any of its covenants, agreements or obligations contained in this Agreement shall cause the other Parties to sustain irreparable harm for which they would not have an adequate remedy at law, and therefore, in the event of any such breach or threatened breach, the aggrieved Party shall, without the posting of bond or other security (any requirement for which each Party hereby waives), be entitled to the remedy of specific performance of such covenants, agreements and obligations, including injunctive and other equitable relief, in addition to any other remedy to which it might be entitled; provided, however, to the extent any such bond or similar instrument is required by applicable Law or Order, the Parties expressly agree and intend that a bond or similar instrument in the amount of $100 shall be sufficient and reasonable, (ii) a Party shall be entitled to an injunction or injunctions to prevent breaches of such covenants, agreements or obligations and (iii) in the event that any Action is brought to enforce such covenants or agreements, neither Party shall allege, and each Party hereby waives the defense or counterclaim, that there is an adequate remedy at Law. Without limiting the generality of the foregoing and notwithstanding anything to the contrary, it is explicitly agreed that, prior to the valid termination of this Agreement in accordance with Section 10.01, Seller shall be entitled to specific performance of the Closing, Purchaser’s and Parent’s obligation to cause the Transactions be fully and timely funded (including the issuance of the Stock Consideration if the Cash Option is not exercised) and the other transactions contemplated hereby. For the avoidance of doubt, in no event shall the exercise of a Party’s right to seek specific performance pursuant to this Section 12.12 reduce, restrict or otherwise limit such Party’s right to pursue all applicable remedies at law (subject to Section 10.02 if applicable).

Section 12.13          Non-Recourse. This Agreement shall be enforceable only against, and any Action based upon, arising under, out of or in connection with or related in any manner to this Agreement, the other Transaction Documents, or the Transactions shall be brought only against the Parties, and then only with respect to the specific obligations set forth in this Agreement that are applicable to such Party. No Person that is not a Party, including any past, present or future Representative or Affiliate of such Party or any Affiliate of any of the foregoing (each, a “Nonparty Affiliate”), shall have any Liability (whether in contract, tort, strict liability, at Law, in equity or otherwise) for any claims, causes of action, Liabilities or other obligations arising under, out of or in connection with or related in any manner to this Agreement, the other Transaction Documents or the Transactions, or based upon, in respect of or by reason of the Transaction Documents or the negotiation, execution, performance or breach of any of the Transaction Documents. Except in the event of Fraud, to the fullest extent permitted by Law, each Party hereby (a) waives and releases all such claims, causes of action, Liabilities and other obligations against any such Nonparty Affiliates, (b) waives and releases any and all claims, causes of action, rights, remedies, demands or Actions that may otherwise be available to avoid or disregard the entity form of a Party or otherwise impose the Liability of a Party on any Nonparty Affiliate, whether granted by Law or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization or otherwise, and (c) disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement, the other Transaction Documents and any representation or warranty made in, in connection with or as an inducement hereto or thereto.

Section 12.14          Conflicts; Privilege. Each of the Parties hereby acknowledges and agrees, on its own behalf and on behalf of its Representatives and Affiliates, that Seller and the Company Group are the client of Katten Muchin Rosenman LLP (“Katten”) and that Katten has jointly represented Seller and the Company Group in connection with this Agreement and the Transactions. After the Closing, it is possible that Katten will represent Seller and/or its Representatives and Affiliates (individually and collectively, the “Seller Group”) in connection with a variety of matters, including matters adverse or potentially adverse to the interests of Purchaser, Parent and/or the Company Group. Each of the Parties hereby agrees that Katten (or any successor) may serve as counsel to all or a portion of the Seller Group, in connection with any such matter arising after the date hereof. Each of the Parties hereby consents to such representation and waives any conflict of interest arising therefrom. Each of the Parties hereby acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that the Parties have consulted with counsel or have been advised they should do so in connection herewith. Each of the Parties further agrees that all communications or privileged materials between Katten, on the one hand, and the Company Group (or any Representative of the Company Group), or Seller, on the other hand, prior to the Closing (together with any other legally protected or privileged communications or materials including those between members of the Seller Group) as well as any privileged communications between Haynes Boone or any in-house counsel to or of Seller or any member of the Company Group, on the one hand, and the Company Group and/or any member of the Seller Group, on the other hand, in connection with this Agreement or the Transactions (including the negotiation, evaluation, drafting or consummation thereof and including with respect to any preliminary documents, including the Confidentiality Agreement and the letter of intent with respect to the Transaction) (collectively, “Privileged Materials”), are the property of Seller and that Purchaser, Parent and the Company Group cannot obtain copies of, or access to, any such Privileged Materials without a waiver from Seller. Each of the Parties expressly agrees that, at and after the Closing (and continuing indefinitely thereafter), any privilege related to any of the Privileged Materials shall be solely controlled by Seller. Each of Purchaser and Parent further agrees that it will not, and that it will not permit the Company Group to, seek to obtain any such Privileged Materials, including by way of review of any electronic communications or documents or by seeking to have Seller waive the attorney-client or other privilege, or by otherwise asserting that any such Person has the right to waive the attorney-client or other privilege. In the event that any of Purchaser, Parent or any member of the Company Group is required by Order or otherwise to access or obtain a copy of such Privileged Materials, Purchaser shall immediately (and, in any event, within two (2) Business Days) notify Seller in writing (including by making specific reference to this Section 12.14) so that Seller can seek a protective order and Purchaser and Parent shall, and shall cause the Company Group to, use all commercially reasonable efforts to assist therewith. Katten is a third-party beneficiary of this Section 12.14 with full rights of enforcement as if Katten were a party to this Agreement.

Section 12.15          Adjustments in Share Numbers and Prices; Determination of Stock Prices; Distribution of Stock Consideration. In the event of any stock split, stock subdivision, dividend or distribution to all stockholders of Parent payable in shares of Parent Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Parent Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing Date or, as applicable, later date of determination, each reference in this Agreement and any other Transaction Document to a number of shares of Parent Common Stock or a price per share of Parent Common Stock shall be deemed to be amended to appropriately account for such event (including, as applicable, to appropriately determine the weighted average price of the Parent Common Stock over a period). For purposes hereof, the closing price or volume weighted average sale price of Parent Common Stock shall be determined based upon trading of Parent Common Stock during regular exchange or market hours on the principal United States exchange or market on which the Parent Common Stock is then being traded as reported by, or based upon date reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by the Parties.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by a duly authorized representative of each party hereto as of the Signing Date.

SELLER:

MOSER HOLDINGS, LLC

By:	/s/ Mark B. Plunkett
Name:	Mark B. Plunkett
Title:	President and Treasurer

Signature Page to

Stock Purchase Agreement

PURCHASER:

WYATT HOLDINGS, LLC

By:	/s/ John Turner
Name:	John Turner
Title:	President and Chief Executive Officer

Solely for the limited purposes expressly set forth herein:

PARENT:

ATLAS ENERGY SOLUTIONS INC.

By:	/s/ John Turner
Name:	John Turner
Title:	President and Chief Executive Officer

Signature Page to

Stock Purchase Agreement

Exhibit A

working capital

[Intentionally omitted]

Exhibit B

FORM OF STOCK POWER

[Intentionally omitted]

Exhibit C

FORM OF MUTUAL RELEASE

[Intentionally omitted]

Exhibit D

FORM OF REGISTRATION RIGHTS AGREEMENT

[see attached]

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of [•], 2025, by and among Atlas Energy Solutions Inc., a Delaware corporation (the “Company”), and Moser Holdings, LLC, a Delaware limited liability company (the “Initial Holder”), and the other Holders (as defined below) that may become party hereto from time to time (each a “Party” and collectively, the “Parties”).

WHEREAS, this Agreement is being entered into pursuant to the Stock Purchase Agreement, dated as of [•], 2025 (the “Purchase Agreement”), by and among the Company, [Wyatt Holdings, LLC], a Delaware limited liability company and an indirect wholly-owned subsidiary of the Company (“Purchaser”), the Company and the Initial Holder;

WHEREAS, in connection with the closing of the transactions contemplated by the Purchase Agreement on the date hereof, as partial consideration for the acquisition of Moser Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Initial Holder, by the Purchaser pursuant to the Purchase Agreement, the Company is issuing to the Initial Holder an aggregate of [•] shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the terms of the Purchase Agreement; and

WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to provide the Initial Holder with certain registration rights under the Securities Act (as defined herein).

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the Parties hereby agree as follows:

1.            Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Adoption Agreement” means an Adoption Agreement in substantially the form attached hereto as Exhibit A.

“Affiliate” of any specified Person means any other Person which, directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such specified Person. For the avoidance of doubt, for purposes of this Agreement, the Holders shall not be considered Affiliates of the Company.

“Agreement” has the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.

“Blackout Period” has the meaning set forth in Section 3(j).

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday, any federal holiday or any other day on which banking institutions in the state of Texas or the state of New York are authorized or required to be closed by law or governmental action.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

“Common Stock” has the meaning set forth in the preamble.

“Company” has the meaning set forth in the preamble.

“Company Securities” means any equity interest of any class or series in the Company.

“Control” (including its correlative meanings “controlling” or “controlled”) means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Effective Date” means the time and date that a Registration Statement is first declared effective by the Commission or otherwise becomes effective.

“Effectiveness Period” means, with respect to a Registration Statement, the period beginning on the Effective Date and expiring on the earlier of (A)  three years after the Effective Date of such Registration Statement or (B) the date on which all Registrable Securities covered by such Registration Statement are no longer Registrable Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Holder” means each of the Initial Holder and any transferee or assignee who agrees in writing to become bound by the provisions of this Agreement in accordance with Section 9 hereof, for so long as such Person owns Registrable Securities.

“Holder Indemnified Persons” has the meaning set forth in Section 6(a).

“Initial Holder” has the meaning set forth in the preamble.

“Legend Removal Documents” has the meaning set forth in Section 3(k).

“Losses” has the meaning set forth in Section 6(a).

“MNPI” means material non-public information within the meaning of Regulation FD promulgated under the Exchange Act.

“Parties” has the meaning set forth in the preamble.

“Person” means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, estate, trust, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means any action, claim, suit, proceeding or investigation (including a preliminary investigation or partial proceeding, such as a deposition) pending or, to the knowledge of the Company, to be threatened.

“Prospectus” means any prospectus (preliminary or final) included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A, Rule 430B or Rule 430C), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means the Shares; provided, however, that Registrable Securities shall not include: (i) any Shares that have been registered under the Securities Act and disposed of pursuant to an effective Registration Statement; (ii) any Shares that have been sold or transferred by the Holder thereof pursuant to Rule 144 and the transferee thereof does not receive “restricted securities” as defined in Rule 144; (iii) any Shares that may be immediately sold to the public without registration or restriction (including without limitation as to volume by each Holder thereof) and without compliance with any “current public information” requirement, pursuant to Rule 144 and the transferee thereof will not receive “restricted securities” as defined in Rule 144; (iv) any Shares that have otherwise been transferred or assigned in transactions in which the registration and other rights hereunder have not been assigned in accordance with Section 9 hereof; and (v) any Shares that cease to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise).

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“Registration Expenses” has the meaning set forth in Section 5.

“Registration Statement” means a registration statement of the Company in the form required to register under the Securities Act and other applicable law the resale of the Registrable Securities in accordance with the intended plan of distribution of each Holder of Registrable Securities included therein, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Resale Shelf Registration Statement” has the meaning set forth in Section 2(a)(i).

“Rule 144” means Rule 144, as amended from time to time, promulgated by the Commission pursuant to the Securities Act.

“Rule 405” means Rule 405, as amended from time to time, promulgated by the Commission pursuant to the Securities Act.

“Rule 415” means Rule 415, as amended from time to time, promulgated by the Commission pursuant to the Securities Act.

“Rule 424” means Rule 424, as amended from time to time, promulgated by the Commission pursuant to the Securities Act.

“Rule 430A” means Rule 430A, as amended from time to time, promulgated by the Commission pursuant to the Securities Act.

“Rule 430B” means Rule 430B, as amended from time to time, promulgated by the Commission pursuant to the Securities Act.

“Rule 430C” means Rule 430C, as amended from time to time, promulgated by the Commission pursuant to the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (except as set forth in Section 5).

“Shares” means (i) the aggregate [•] shares of Common Stock issued to the Initial Holder pursuant to the terms of the Purchase Agreement, and (ii) and any other equity interests of the Company or equity interests in any successor of the Company issued in respect of such shares by reason of or in connection with any stock dividend, stock split, combination, reorganization, recapitalization, conversion to another type of entity or similar event involving a change in the capital structure of the Company. For purposes of this Agreement, a Person shall be deemed to be a holder of Shares and such Shares shall be deemed to be in existence whenever such Person has the right to acquire such Shares (upon conversion, exchange or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right other than vesting), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Shares.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the Commission on Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 (or any similar rule that may be adopted by the Commission) or, if the Company is not then eligible to file on Form S-3, on Form S-1 or any other appropriate form under the Securities Act, or any successor rule that may be adopted by the Commission, and all amendments and supplements to such Registration Statement (including post-effective amendments), covering the Registrable Securities, as applicable.

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“Suspension Period” has the meaning set forth in Section 10(b).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means the principal national securities exchange on which Registrable Securities are listed.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Sections refer to Sections of this Agreement; (c) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof,” “hereto,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (h) references to any Person include such Person’s successors and permitted assigns; and (i) references to “days” are to calendar days unless otherwise indicated.

2.             Registration.

(a)            Shelf Registration. Subject to Section 3(j), no later than thirty days after the closing date of the transactions contemplated by the Purchaser Agreement, or, if the Company is and continues to be a “Well-Known Seasoned Issuer” as defined in Rule 405 of the Securities Act, [•], 20251, the Company shall file with the Commission a registration statement on Form S-3 (or any successor form or other appropriate form under the Securities Act), or, if the Company is not eligible for use of a registration statement on Form S-3 at such time, a registration statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any successor rule thereto) (the “Resale Shelf Registration Statement”) covering the public resale of all of the Registrable Securities (determined as of the date hereof) on a delayed or continuous basis, which shall contain a prospectus in such form as to permit the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall use its commercially reasonable efforts to cause the Resale Shelf Registration Statement to become effective under the Securities Act as promptly as reasonably practicable after the filing thereof (it being agreed that the Resale Shelf Registration Statement shall be an Automatic Shelf Registration Statement if the Company is a well-known seasoned issuer (as defined in Rule 405) at the most recent applicable eligibility determination date).  The Company shall use commercially reasonable efforts to cause the Resale Shelf Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that the Resale Shelf Registration Statement is available or, if not available, that another registration statement is available (which shall be considered the “Resale Shelf Registration Statement” for purposes of this Agreement), for the resale of all the Registrable Securities by the Holders until the expiration of the Effectiveness Period. When the Resale Shelf Registration Statement is effective, (i) such Resale Shelf Registration Statement (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) in the case of any prospectus contained in the Resale Shelf Registration Statement, such prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which such statements are made, not misleading. The Company may require, by written request, each Holder to promptly furnish in writing to the Company such information regarding the ownership or distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be legally required in connection with the filing of the Resale Shelf Registration Statement or any amendment or supplement thereto. Notwithstanding anything herein to the contrary, the Company shall have the right to exclude from the Resale Shelf Registration Statement the Registrable Securities of any Holder who does not comply with the provisions of the immediately preceding sentence.

1 NTD: To be the last day of the Seller Lock-Up Period.

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3.             Registration Procedures.

The procedures to be followed by the Company and each Holder electing to sell Registrable Securities in a Registration Statement pursuant to this Agreement, and the respective rights and obligations of the Company and such Holders, with respect to the preparation, filing and effectiveness of such Registration Statement, are as follows:

(a)            In connection with the Resale Shelf Registration Statement, the Company will, at least five Business Days prior to the anticipated filing of such Resale Shelf Registration Statement and any related Prospectus or any amendment or supplement thereto (other than, after effectiveness of the Resale Shelf Registration Statement, any filing made under the Exchange Act that is incorporated by reference into the Resale Shelf Registration Statement) (for purposes of this subsection, supplements and amendments shall not be deemed to include any filing that the Company is required to make pursuant to the Exchange Act or any amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Holders and provide information with respect thereto), (i) furnish to such Holders copies of all such documents prior to filing and (ii) use commercially reasonable efforts to address in each such document when so filed with the Commission such comments as such Holders reasonably shall propose prior to the filing thereof. Without limiting the foregoing, the Resale Shelf Registration Statement shall contain a “plan of distribution” that covers an in-kind distribution of Registrable Securities by a Holder that is an entity to its members, partners or stockholders and is otherwise in a form reasonably acceptable to the Initial Holder.

(b)            The Company will use commercially reasonable efforts to as promptly as reasonably practicable (i) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for its Effectiveness Period and, subject to the limitations contained in this Agreement, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Holders; (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) promptly respond to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably practicable provide such Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to such Holders as selling stockholders (but not any comments that would result in the disclosure to such Holders of MNPI).

(c)            The Company will comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(d)            The Company will notify such Holders who are included in a Registration Statement as promptly as reasonably practicable: (i) (A) when a Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement in which such Holder is included has been filed; (B) when the Commission notifies the Company whether there will be a “review” of the applicable Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to each of such Holders that pertain to such Holders as selling stockholders, excluding in each case any MNPI); and (C) with respect to each applicable Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information that pertains to such Holders as sellers of Registrable Securities; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence (but not the details) of any event or passage of time that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of such Registration Statement, or include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of the Prospectus (provided, however, that no notice by the Company shall be required pursuant to this clause (v) in the event that the Company either promptly files a prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of such Registration Statement, or including any untrue statement of a material fact or omitting to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of the Prospectus).

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(e)            The Company will use commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as reasonably practicable, or if any such order or suspension is made effective during any Blackout Period or Suspension Period, as promptly as reasonably practicable after such Blackout Period or Suspension Period is over.

(f)            During the Effectiveness Period, the Company will furnish to each such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (including those incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company will not have any obligation to provide any document pursuant to this Section 3(f) that is available on the Commission’s EDGAR system.

(g)            The Company will promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) authorized by the Company for use and each amendment or supplement thereto as such Holder may reasonably request during the Effectiveness Period. Subject to the terms of this Agreement, including Section 10(b), the Company consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

(h)            Upon the occurrence of any event contemplated by Section 3(d)(v), as promptly as reasonably practicable, the Company will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor will any Prospectus include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)            Each Holder agrees to furnish to the Company any other information regarding the Holder and the distribution of such securities as the Company reasonably determines is required to be included in any Registration Statement or any Prospectus or prospectus supplement.

(j)            Notwithstanding any other provision of this Agreement, the Company shall not be required to file any amendment to a Registration Statement (or, if the Company has filed a Shelf Registration Statement and has included Registrable Securities therein, the Company shall be entitled to suspend the offer and sale of Registrable Securities pursuant to such Registration Statement) for a period of up to 90 days if (i) the Board determines that a postponement is in the best interest of the Company and its stockholders generally due to a pending financing, acquisition, corporate reorganization, merger, share exchange or other transaction or event involving the Company or any of its subsidiaries (including a pending securities offering by the Company), (ii) the Board determines such registration would render the Company unable to comply with applicable securities laws or (iii) the Board determines such registration would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential (any such period, a “Blackout Period”); provided that in no event shall any Blackout Periods and any Suspension Periods collectively continue for more than 120 days in the aggregate during any consecutive 12-month period, in no event shall any Blackout Period continue for more than such number of days as the Company reasonably determines to be necessary, and the Company shall provide written notice to each Holder immediately upon the end of any Blackout or Suspension Period. The Company hereby certifies that its delivery of any notice pursuant to this Section 3(j) does not constitute MNPI, but each Holder nevertheless agrees that its receipt of such notice shall be kept confidential and not be disclosed without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement.

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(k)            The restrictive legend on any Shares covered by this Agreement shall be removed if (a) such Shares are sold pursuant to an effective Registration Statement, (b) a Registration Statement covering the sale of such Shares is effective under the Securities Act or the Shares may be resold pursuant to Rule 144 subject only to compliance with paragraph (c) of Rule 144 (i.e., such Holder is not an affiliate of the Company, and has not been an affiliate of the Company for the previous three months, and has satisfied the six-month holding period under Rule 144) and the applicable Holder delivers to the Company a representation and/or “will comply” letter, as applicable, in customary form, certifying that, among other things, such Holder will only transfer such Shares pursuant to such effective Registration Statement or Rule 144 and will, upon request following any lapse of effectiveness of such Registration Statement or lapse of availability of Rule 144, cooperate with the Company to not make sales pursuant to such Registration Statement until such Registration Statement again becomes effective or until Rule 144 is available, (c) such Shares may be sold by the applicable Holder free of restrictions without regard to Rule 144(b) under the Securities Act (i.e., such Holder is not an affiliate of the Company, and has not been an affiliate of the Company for the previous three months, and has satisfied the one-year holding period under Rule 144) or (d) such Shares have been or are being sold, assigned or otherwise transferred pursuant to Rule 144 or an effective Registration Statement; provided, that with respect to clause (b), (c) or (d) above, the applicable Holder has provided all documentation and evidence (which may include an opinion of counsel) as may reasonably be required by the Company or its transfer agent to confirm that the legend may be removed under applicable securities laws (the “Legend Removal Documents”). The Company shall cooperate with the applicable Holder covered by this Agreement to effect the removal of the legends on such Shares pursuant to this Section 3(k) as soon as reasonably practicable after the delivery of notice from such Holder that the conditions to removal are satisfied (together with any Legend Removal Documents, as applicable), including, without limitation, by delivering an instruction letter and an opinion of counsel to the Company to the Company’s transfer agent no later than three Trading Days following the delivery of such notice. The Company shall bear all direct costs and expenses associated with the removal of a legend pursuant to this Section 3(k) (including, without limitation, costs of counsel of the Company and any fees required for processing of any instruction letter delivered by the Company); provided, that the applicable Holder shall be responsible for all fees and expenses (including of counsel for such Holder) incurred by such Holder with respect to delivering the Legend Removal Documents.

4.             No Inconsistent Agreements; Additional Rights. The Company shall not hereafter enter into, and is not currently a party to, any agreement (except any agreements, if any, publicly filed via the Commission’s EDGAR filing system on or before the date hereof) with respect to its securities that is inconsistent in any material respect with the rights granted to the Holders by this Agreement.

5.             Registration Expenses. Subject to the last sentence of Section 3(k), all Registration Expenses incident to the Parties’ performance of or compliance with their respective obligations under this Agreement or otherwise in connection with the Resale Shelf Registration Statement (excluding any Selling Expenses) shall be borne by the Company, whether or not any Registrable Securities are sold pursuant to a Registration Statement. “Registration Expenses” shall include, without limitation, (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the Trading Market, (B) in compliance with applicable state securities or “Blue Sky” laws and (C) with respect to filings with The Financial Industry Regulation Authority), (ii) printing expenses (including expenses of printing certificates for Company Securities and of printing Prospectuses if the printing of Prospectuses is reasonably requested by a Holder of Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel, auditors, accountants and independent mining engineers and geologists for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of their officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on the Trading Market.

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6.             Indemnification.

(a)            The Company shall indemnify and hold harmless each Holder, its Affiliates and each of their respective officers and directors and any agent thereof, and each other Person, if any, who Controls any Holder within the meaning of the Securities Act (collectively, “Holder Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or Proceedings, whether civil, criminal, administrative or investigative, in which any Holder Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, in any preliminary prospectus (if the Company authorized the use of such preliminary prospectus prior to the Effective Date), or in any summary or final prospectus or free writing prospectus (if such free writing prospectus was authorized for use by the Company) or in any amendment or supplement thereto (if used during the Effective Period), or arising out of or based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, in the case of the Registration Statement, or arising out of or based upon the omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of any preliminary prospectus (if the Company authorized the use of such preliminary prospectus prior to the Effective Date), or in any summary or final prospectus or free writing prospectus (if such free writing prospectus was authorized for use by the Company) or in any amendment or supplement thereto (if used during the Effective Period); provided, however, that the Company shall not be liable to any Holder Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder Indemnified Person specifically for use in the preparation thereof. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. This indemnity shall be in addition to any liability the Company may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder Indemnified Person or any indemnified party and shall survive the transfer of such securities by such Holder. Notwithstanding anything to the contrary herein, this Section 6 shall survive any termination or expiration of this Agreement indefinitely.

(b)            In connection with any Registration Statement in which a Holder participates, such Holder shall, severally and not jointly, indemnify and hold harmless the Company, its Affiliates and each of their respective officers, directors and any agent thereof, and each other Person, if any, who Controls the Company within the meaning of the Securities Act, to the fullest extent permitted by applicable law, from and against any and all Losses as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any such Registration Statement, in any preliminary prospectus (if used prior to the Effective Date of such Registration Statement), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out of or based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, in the case of the Registration Statement, or arising out of or based upon the omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of any preliminary prospectus (if used prior to the Effective Date of such Registration Statement), or in any summary or final prospectus or free writing prospectus (if such free writing prospectus was authorized for use by the Company) or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), but only to the extent that the same are made in reliance and in conformity with information relating to the Holder furnished in writing to the Company by such Holder expressly for use therein. This indemnity shall be in addition to any liability such Holder may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder from the sale of the Registrable Securities giving rise to such indemnification obligation.

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(c)            Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder. The indemnifying party shall not, without the prior written consent of the indemnified party (such consent not to be unreasonably withheld, conditioned or delayed), consent to entry of any judgment or enter into any settlement or other compromise with respect to any claim in respect of which indemnification or contribution has been sought hereunder which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a full release from all liability with respect to such claim or which includes any admission as to fault, culpability or failure to act on the part of such indemnified party.

(d)            If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the untrue or alleged untrue statement of a material fact or the omission to state a material fact that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

7.             Facilitation of Sales Pursuant to Rule 144. The Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.

8.             [RESERVED]

9.             Transfers of Registration Rights.  The provisions hereof will inure to the benefit of, and be binding upon, the successors and assigns of each of the Parties, except as otherwise provided herein; provided, however, that the registration rights granted hereby may be transferred only (a) by operation of law, or (b) if such transfer is not made in accordance with clause (a), with the express prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed), provided, in each case, that any such transferee shall not be entitled to the rights provided in this Agreement unless such transferee of registration rights hereunder agrees to be bound by the terms and conditions hereof and executes and delivers to the Company a duly executed Adoption Agreement. Notwithstanding anything to the contrary contained in this Section 9, any Holder may elect to transfer all or a portion of its Registrable Securities to any third party without assigning its rights hereunder with respect thereto; provided, that in any such event all rights under this Agreement with respect to the Registrable Securities so transferred shall cease and terminate. References to a Party in this Agreement shall be deemed to include any such transferee or assignee permitted by this Section 9.

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10.           Miscellaneous.

(a)            Remedies. In the event of actual or potential breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement, without the necessity of posting bond or other security. The Company agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)           Discontinued Disposition. Subject to the last sentence of Section 3(j), each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in clauses (ii) through (v) of Section 3(d), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement as contemplated by Section 3(h) or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement (a “Suspension Period”). The Company may provide appropriate stop orders to enforce the provisions of this Section 10(b).

(c)            Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and Holders that hold a majority of the Registrable Securities as of the date of such waiver or amendment; provided, that any waiver or amendment that would have a disproportionate adverse effect on a Holder relative to the other Holders shall require the consent of such Holder. The Company shall provide prior notice to all Holders of any proposed waiver or amendment. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

(d)            Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Section 10(d) prior to 5:00 p.m. Central Time on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Agreement later than 5:00 p.m. Central Time on any date and earlier than 11:59 p.m. Central Time on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Atlas Energy Solutions Inc.
Attention: Dathan Voelter
5918 W. Courtyard Drive, Suite 500
Austin, Texas 78730
Electronic mail: [***]

With copy to:	Vinson & Elkins L.L.P.
Attention: Thomas G. Zentner, C. Layton Suchma
200 West 6th Street, Suite 2500
Austin, Texas 78701
Electronic mail: [***]; [***]

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If to any Person who is then the registered Holder:	To the address of such Holder as it appears in the applicable register for the Registrable Securities or such other address as may be designated in writing by such Holder (including on the signature pages hereto).

(e)            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. Except as provided in this Section 9, this Agreement, and any rights or obligations hereunder, may not be assigned by any Holder without the prior written consent of the Company (acting through the Board). The Company may not assign its rights or obligations hereunder without the prior written consent of a majority in interest of the Holders.

(f)            No Third Party Beneficiaries. Nothing in this Agreement, whether express or implied, shall be construed to give any Person, other than the Parties or their respective successors and permitted assigns, any legal or equitable right, remedy, claim or benefit under or in respect of this Agreement, except that the indemnified parties are express third party beneficiaries of Section 6.

(g)            Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature delivered by facsimile or electronic mail transmission were the original thereof.

(h)            Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement and any actions that may be based upon, arise out of or relate to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the state of Delaware. Each of the Parties irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the state of Delaware and any state appellate court therefrom located within the State of Delaware (or, only if the Court of the State of Delaware declines to accept jurisdiction over a particular matter, any federal or state court located within the State of Delaware) for the purpose of any suit, action, proceeding or judgment based upon, relating to or arising out of this Agreement or the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each Party anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the Parties irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(i)            Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(j)            Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k)            Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and the matters addressed or governed hereby, whether oral or written.

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(l)            Termination. Except for Section 6, this Agreement shall terminate as to any Holder on the earlier of (i) the date all Registrable Securities held by such Holder no longer constitute Registrable Securities, (ii) the date such Holder ceases to be a Holder hereunder or (iii) the third anniversary of the date hereof.

[THIS SPACE LEFT BLANK INTENTIONALLY]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:

Atlas Energy Solutions Inc.

By:
Name:	John Turner
Title:	President and Chief Executive Officer

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HOLDERS:

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Exhibit A

ADOPTION AGREEMENT

This Adoption Agreement is executed by the undersigned transferee (“Transferee”) pursuant to the terms of the Registration Rights Agreement, dated as of [•], 2025, among Atlas Energy Solutions Inc., a Delaware corporation (the “Company”), the Initial Holders and the other Holders party thereto (as it may be amended from time to time, the “Registration Rights Agreement”). Terms used and not otherwise defined in this Adoption Agreement have the meanings set forth in the Registration Rights Agreement.

By the execution of this Adoption Agreement, the Transferee agrees as follows:

1.	Acknowledgement. Transferee acknowledges that Transferee is acquiring certain shares of Common Stock subject to the terms and conditions of the Registration Rights Agreement.

2.	Agreement. Transferee (a) agrees that the shares of Common Stock acquired by Transferee shall be bound by and subject to the terms of the Registration Rights Agreement, pursuant to the terms thereof, and (b) hereby adopts the Registration Rights Agreement with the same force and effect as if he, she or it were originally a party thereto.

3.	Notice. All notices, requests, claims, demands, waivers and other communications under the Registration Rights Agreement shall be given to Transferee at the address listed below Transferee’s signature.

4.	Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption Agreement to acknowledge its fairness and that it is in such spouse’s best interest, and to bind such spouse’s community interest, if any, in the shares of Common Stock and in the Registration Rights Agreement.

Signature:

Name:

Address:
Contact person:
Telephone number:
E-mail address: